Exhibit 99.2

AGREEMENT AND PLAN OF MERGER

AMONG

MERGE HEALTHCARE INCORPORATED,

MERGE ACQUISITION CORPORATION,

CONFIRMA, INC.

AND

JOHN L. BROOKS

DATED AS OF

August 7, 2009

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is effective as of August 7, 2009, among Merge Healthcare Incorporated, a Delaware corporation (“Parent”), Merge Acquisition Corporation, a Washington corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Confirma, Inc., a Washington corporation (the “Company”), and John L. Brooks, solely in his capacity as representative of the shareholders of the Company (the “Shareholders’ Representative”).  Parent, Merger Sub, the Company and the Shareholders’ Representative are each sometimes also referred to herein as a “Party” and together as the “Parties.”

Recitals

A.            The Parties intend that, subject to the terms and conditions of this Agreement, Merger Sub will merge with and into the Company, with the Company to be the Surviving Corporation (the “Merger”), all pursuant to the terms and conditions of this Agreement and the Washington Business Corporation Act (the “WBCA”).

B.             The boards of directors of Merger Sub and the Company have determined that the Merger is in the best interests of their respective companies and shareholders and, accordingly, have adopted the Agreement and the plan of merger set forth in this Agreement and recommended to their respective shareholders that such shareholders approve the Agreement, the plan of merger set forth in the Agreement and the Transactions.

C.             As an incentive for Parent to enter into this Agreement, certain significant shareholders of the Company are simultaneously executing and delivering to Parent a shareholder voting agreement (the “Voting Agreement”) providing that, among other things, the signatories thereto will, subject to the terms and conditions therein, vote their shares of Company Stock in favor of the transactions contemplated hereby.  The Voting Agreement will be entered into concurrently with the execution and delivery of this Agreement.

D.            As an inducement to and condition of Parent’s the Company’s willingness to enter into this Agreement, Parent and the holders of capital stock in the Company will enter into a Shareholders Agreement (the “Shareholders Agreement”), the form of which is attached hereto as Exhibit A.  The Shareholders Agreement will be entered into concurrently with the Closing of the Transactions.

E.             For federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Code and the rules and regulations promulgated thereunder, and that this Agreement constitute a plan of reorganization.

F.             At the Effective Time, and subject to the terms and conditions hereof, (i) the shares of Company Stock that are outstanding immediately prior to the Effective Time will be converted into the right to receive the applicable Consideration, if any; (ii) all options, warrants and other rights to purchase capital stock of the Company that are outstanding immediately prior to the Effective Time will be terminated immediately prior to the Effective Time; and (iii) Merger Sub will be merged with and into the Company, in each case, as provided in this Agreement.

Agreement

In consideration of the premises and mutual covenants in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

Agreement and Plan of Merger

ARTICLE 1
THE MERGER

Section 1.1             The Merger.  At the Effective Time, and in accordance with the terms of this Agreement and the WBCA, Merger Sub will be merged with and into the Company, and the separate corporate existence of Merger Sub will thereupon cease.  The Company will be the surviving corporation in the Merger (sometimes referred to as the “Surviving Corporation”) and will continue to be governed by the WBCA.  The Merger will have the other effects set forth in the applicable provisions of the WBCA.

Section 1.2             Effect of the Merger on Capital Stock.

(a)           Conversion of Merger Sub Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any shareholder of the Company, each share of Merger Sub common stock that is issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.  Each certificate evidencing ownership of shares of Merger Sub common stock will evidence ownership of such shares of common stock of the Surviving Corporation.

(b)           Effect on Company Stock.

(i)            Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any shareholder of the Company,  each share of Company Stock (other than any Dissenting Shares) held by the Shareholders that is issued and outstanding immediately prior to the Effective Time will be (A) converted into and represent the right to receive the applicable Consideration Per Share (if any) or, (B) if not entitled to any Consideration, extinguished.  The Closing Consideration will be paid as specified in Section 1.6 and as set forth on a Consideration Allocation Certificate delivered by the Shareholders’ Representative to Parent on the Closing Date and each additional date on which any payment is due to the Shareholders.  For the avoidance of doubt, each share of Company Common Stock will be cancelled and extinguished without any conversion thereof, and the holders of such Company Stock will receive no portion of the Consideration in connection with the transactions contemplated hereby.

(ii)           At the Effective Time, each share of Company Stock that is owned by the Company immediately prior to the Effective Time shall automatically be cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(c)           Dissenters’ Rights.  If holders of Company Stock are entitled to dissenters’ rights pursuant to the WBCA in connection with the Merger, any shares of Company Stock held by Shareholders who exercise and perfect such dissenters’ rights (“Dissenting Shares”) will not be converted into the right to receive the Consideration otherwise distributable to such holders pursuant to this Article 1, if any, but will be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the WBCA.  The Company will give Parent prompt (and in no event more than two (2) Business Days) notice of any demand received by the Company for appraisal of Company Stock.  Except with the prior written consent of Parent, the Company will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal.  After the Closing, Parent will have the sole authority (subject to the written consent of the Shareholders’ Representative, which will not be unreasonably withheld, delayed or conditioned) to make any payment with respect to, or settle, any such demand for appraisal with respect to the Dissenting Shares.  If any such Shareholder fails to make an effective demand for payment or otherwise loses its status as a holder of Dissenting Shares, the Company Stock of such Shareholder will be treated as Company Stock that is converted or extinguished in the Merger pursuant to Section 1.2(b).

Agreement and Plan of Merger

(d)           Anti-Dilution Provisions. In the event Parent or the Company changes (or establishes a record date for changing) the number of shares of Company Stock or Parent Common Stock, as applicable, issued and outstanding prior to the Closing Date as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar event (“Recapitalization Event”) and the record date therefor shall be prior to the Effective Time, the Consideration shall be proportionately adjusted to reflect such Recapitalization Event.

Section 1.3             Effects of the Merger.  At and upon the Effective Time:

(a)           the articles of incorporation of the Surviving Corporation will be amended and restated in its entirety to read as set forth in the Articles of Merger;

(b)           the bylaws of Merger Sub will become the bylaws of the Surviving Corporation;

(c)           in accordance with Section 1.7, each Company Option, Company Warrant and any other right to purchase capital stock of the Company that is outstanding immediately prior to the Effective Time will have been terminated as provided in this Article 1;

(d)           the officers of the Surviving Corporation immediately after the Effective Time will be those individuals who were the officers of Merger Sub immediately prior to the Effective Time, and each such individual will, immediately after the Effective Time, hold the same office or offices of the Surviving Corporation as the office or offices that such individual held with Merger Sub immediately prior to the Effective Time; and

(e)           the members of the board of directors of the Surviving Corporation immediately after the Effective Time will be the members of the board of directors of Merger Sub immediately prior to the Effective Time.

Section 1.4             Amount of Merger Consideration.

(a)           Aggregate Consideration.  The total number of shares of Parent Common Stock to be issued to the Shareholders shall be equal to (x) Twenty-Two Million Dollars ($22,000,000) divided by (y) the Agreement Volume Weighted Average Price, subject to adjustment as provided in Section 1.4(b) below (the “Consideration”). No fractional shares of Parent Common Stock shall be issued as part of the Consideration, and in lieu thereof Parent shall pay to the holder of each fractional share cash based on the amount of such fractional share multiplied by the Final Weighted Average.

(b)           Adjustments to Consideration. It is the intention of the parties that the Merger Consideration shall be adjusted in the event that the Closing Date Volume Weighted Average Price and Agreement Volume Weighted Average Price differ.  To that end, the following provisions shall apply, and the result of such provisions shall be the “Adjusted Consideration”:

(i)             if the Closing Date Volume Weighted Average Price is less than the Agreement Volume Weighted Average Price, then Parent shall increase the number of shares of Parent Common Stock by an amount equal to the difference between (x) the result of (I) $22,000,000 divided by (II) the Closing Date Volume Weighted Average Price, minus (y) the result of (I) $22,000,000 divided by (II) the Agreement Volume Weighted Average Price; provided, however, that the number of shares of Parent Common Stock to be issued in the event that the Closing Date Weighted Average Price is less than the Agreement Volume Weighted Average Price shall not be greater than the product of (x) $22,000,000, divided by (y) the product of (I) the Agreement Volume Weighted Average Price, multiplied by (II) 0.85.

Agreement and Plan of Merger

(ii)            if the Closing Date Volume Weighted Average Price is greater than the Agreement Volume Weighted Average Price, then Parent shall decrease the number of shares of Parent Common Stock by an amount equal to the difference between (x) the result of (I) $22,000,000 divided by (II) the Agreement Volume Weighted Average Price, minus (y) the result of (I) $22,000,000 divided by (II) the Closing Date Volume Weighted Average Price; provided, however, the number of shares of Parent Common Stock to be issued in the event that the Closing Date Volume Weighted Average Price is greater than the Agreement Volume Weighted Average Price shall not be less than the product of (x) $22,000,000, divided by (y) the product of (I) the Agreement Volume Weighted Average Price, multiplied by (II) 1.15.

Section 1.5             Closing Date Cash Balance Adjustments.

(a)           The Company shall prepare and deliver to Parent an unaudited consolidated cash balance sheet of the Company and its Subsidiaries (the “Closing Date Balance Sheet”) as of a date that is not more than two (2) days prior to the Closing Date.  The Closing Date Balance Sheet will be prepared in accordance with GAAP to calculate the “Closing Date Cash Balance”, as follows:

(i)            the amount of all cash, cash equivalents and short term investments of the Company and its Subsidiaries as of the Closing Date; minus

(ii)           the unpaid balance (whether or not incurred or accrued as of the Closing Date) of (a) all indebtedness, including accrued interest, (b) Transaction Expenses, (c) Employee Liabilities, and (d) the cost of the continuing indemnification obligations for the Indemnified Persons pursuant to Section 6.5.

(b)           If the Closing Date Cash Balance is a negative amount, Parent shall reduce the Escrow Shares by the number of shares of Parent Common Stock equal to the result of (x) the product of (I) amount by which the Closing Date Cash Balance is negative, multiplied by (II) -1, divided by (y) the Final Weighted Average (the “Shortfall Amount”).  If Parent notifies the Shareholders’ Representative that Parent objects to the Closing Date Balance Sheet, and if Parent and the Shareholders’ Representative fail to resolve the issues outstanding with respect to the Closing Date Balance Sheet within thirty (30) days of the Shareholders’ Representative’s receipt of Parent’s objection, Parent and the Shareholders’ Representative shall submit issues remaining in dispute to a mutually agreeable independent public accounting firm (the “Independent Accountants”) for resolution.  If issues are submitted to the Independent Accountants for resolution, (i) Parent and the Shareholders’ Representative shall furnish or cause to be furnished to the Independent Accountants such work papers and other documents and information relating to the disputed issues as the Independent Accountants may reasonably request and are available to that party or its agent; (ii) the determination of the Independent Accountants, as set forth in a notice delivered to both Parent and the Shareholders’ Representative within thirty (30) days of the submission to the Independent Accountants of the issues remaining in dispute, shall be final, binding and conclusive on the parties and shall be used in calculation of the Closing Date Cash Balance.  The cost of the Independent Accountants shall be paid by the parties in inverse proportion to each party’s award based on the amount in dispute.  Notwithstanding the foregoing, the Shareholders’ Representative’s proportionate cost of the Independent Accountants’ costs shall be charged against the Escrow Shares, based on the Final Weighted Average.

Section 1.6             Payments to Shareholders.  Any payments of any Consideration to be made to the Shareholders pursuant to this Article 1 or the Escrow Agreement will be made in the following order of priority:

Agreement and Plan of Merger

(a)           First, pro rata to the holders of Series C Preferred Stock, until the aggregate amount paid in accordance with this Article 1 for each share of Series C Preferred Stock is equal to $0.1728 in order to satisfy the liquidation preference of the Series C Preferred Stock prior to the distribution of any Consideration to the other holders of Company Stock; and

(b)           Second, pro rata to the holders of Series A-1 Preferred Stock and Series B-1 Preferred Stock in order to satisfy the liquidation preference of the Series A-1 Preferred Stock and Series B-1 Preferred Stock.

(c)           Third, pro rata to the holders of Company Common Stock.  Based on the value of the Consideration, pursuant to the Company’s articles of incorporation, the holders of Company Common Stock will not be entitled to any payments pursuant to the Merger.

(d)           All payments will be made to the Shareholders in the amounts and to the accounts set forth on a Consideration Allocation Certificate delivered by the Shareholders’ Representative to Parent in connection with each payment owed to the Shareholders under this Agreement or the Escrow Agreement.  The distributions set forth in the Consideration Allocation Certificate shall be calculated to reflect the amounts that Shareholders are entitled to pursuant to this Agreement and the Company’s articles of incorporation, provided, further, that for purposes of the distributions of Parent Common Stock set forth in the Consideration Allocation Certificate the shares of Parent Common Stock shall be valued based upon the Final Weighted Average.  Any tax withholding obligations to any Shareholder shall be shown on the Consideration Allocation Certificate.

(e)           The Company, and on its behalf Parent and the Surviving Corporation, will be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Stock such amounts as may be required to be deducted or withheld therefrom under any provision of federal, state, local or foreign Tax law or under any other Applicable Law.  To the extent such amounts are properly deducted or withheld, such amounts will be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

Section 1.7             Company Options; Company Warrants.  No options or other rights, including the Company Warrants, to purchase any capital stock of the Company (collectively, “Company Options”), including any Company Options granted under the Company’s 1998 Stock Incentive Plan or the Company’s 2000 Stock Incentive Plan (collectively, the “Company Plans”), will be assumed by Parent or retained by the Surviving Corporation, and the Company will (a) effect the termination at the Effective Time of all Company Options and Company Warrants outstanding immediately prior to the Effective Time in accordance with their terms; and (b) give any notice required under any agreements relating to Company Options or Company Warrants as to such termination.

Section 1.8             Escrow Shares.  At the Closing, Parent will deposit the Escrow Shares with a bank or trust company that is mutually acceptable to Parent and the Shareholders’ Representative (the “Escrow Agent”), to hold and distribute pursuant to this Agreement and an escrow agreement in a mutually agreeable form entered into by and among the Escrow Agent, Parent and the Shareholders’ Representative (the “Escrow Agreement”).  The Escrow Agent will release and deliver the Escrow Shares, along with any dividends earned thereon, in accordance with the Escrow Agreement.  The Escrow Agent will release and deliver to Parent for cancellation the number of shares (if any) comprising the Shortfall Amount.  All amounts delivered to the Shareholders’ Representative by the Escrow Agent for distribution to the Shareholders, or directly to the Shareholders, will be paid to the Shareholders in accordance with a Consideration Allocation Certificate delivered to Parent and the Escrow Agent in accordance with Section 1.6(d).  The Parties acknowledge that any payments of the Escrow Shares to the Shareholders’ Representative for distribution to the Shareholders, or directly to the Shareholders, will be reduced by the portion of such payment attributable to any Dissenting Shares the holder of which has not failed to perfect or withdrawn or otherwise lost the right to dissent and demand payment under the WBCA.

Agreement and Plan of Merger

ARTICLE 2
CLOSING MATTERS

Section 2.1             The Closing; Effective Time

(a)           The closing of the transactions to consummate the Merger (the “Closing”) will take place at the offices of McDermott Will & Emery LLP, 227 West Monroe Street, Chicago, Illinois, at 9:00 a.m., Central Time on the first day of the calendar month following the end of the calendar month in which the satisfaction or waiver (to the extent waivable under Article 7) of all conditions to the consummation of the Merger set forth in Article 7 (other than the conditions that by their terms are to be performed at Closing, so long as such conditions are satisfied or waived at the Closing), or at such other place, time or date as Parent and the Company may mutually agree (the “Closing Date”).

(b)           The parties to this Agreement will cause articles of merger, substantially in the form attached hereto as Exhibit B (the “Articles of Merger”) to be executed and filed on the Closing Date in accordance with the relevant provisions of the WBCA with the Secretary of State of the State of Washington.  The Merger will become effective (the “Effective Time”) upon the filing of the Articles of Merger or at such later date or time as Parent, the Company and Merger Sub agree and specify in the Articles of Merger.

Section 2.2             Exchange.

(a)           At the Effective Time, outstanding shares of Company Stock as of immediately prior to the Effective Time (other than Dissenting Shares for which dissenters’ rights have been or will be perfected in accordance with the WBCA) will, by virtue of the Merger and without further action, be cancelled and extinguished, and each such share will be automatically converted into the right to receive from Parent, or such agent as may be designated by Parent, and will be exchangeable for, the Consideration Per Share, if any, to which the holder thereof is entitled pursuant to Article 1.  Before the Effective Time, Parent will deliver a letter of transmittal reasonably acceptable to the Company, describing the process by which each holder of Company Preferred Stock will exchange outstanding shares of Company Stock for the applicable Consideration Per Share.  Upon the return of a properly completed letter of transmittal in accordance with the instructions accompanying the letter of transmittal, each holder of Preferred Stock will be entitled to receive the applicable Consideration Per Share, if any, with respect to each share of Company Stock held by such Shareholder.  In the event that any certificate representing outstanding shares of Company Stock shall have been lost, stolen or destroyed, such Shareholder shall follow the procedures set forth on the letter of transmittal; provided, however, that Parent may in its sole discretion and as a condition precedent to the payment of the Consideration Per Share, require such Shareholder to provide Parent with an indemnity agreement against any claim that may be made against Parent with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.  By approval of the Merger by each holder of Preferred Stock and/or by delivering their certificates and letters of transmittal, each holder of Preferred Stock shall be deemed to have agreed to be bound with respect to the indemnification obligations of the holders of Preferred Stock and the procedures set forth in Article 8 and the release set forth in Section 6.18.

(b)           After the Effective Time there will be no further registration of transfers on the stock transfer books of the Company or its transfer agent of any shares of Company Stock that were outstanding immediately prior to the Effective Time.  If, after the Effective Time, Company Certificates or an affidavit are presented for any reason, they will be cancelled and exchanged as provided in this Section 2.2.

Agreement and Plan of Merger

(c)           Until Company Certificates, or letters of transmittal representing uncertificated shares of Company Stock, that are outstanding immediately prior to the Effective Time are surrendered pursuant to Section 2.2(a), such Company Certificates and uncertificated shares will be deemed, for all purposes, to evidence only ownership of the right to receive the Consideration attributable to such Company Certificates or uncertificated shares, if any.

(d)           Fractional Shares.  No fractional shares of Parent Common Stock will be issued by virtue of the Merger and any holder of Preferred Stock entitled hereunder to receive a fractional share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that would otherwise be received by such holder) but for this Section 2.2(d) will be entitled hereunder to receive no fractional share but a cash payment in lieu thereof in an amount equal to such fraction multiplied by the Final Weighted Average rounded to the nearest cent.

Section 2.3             Closing Deliveries of the Company. At Closing, the Company will deliver, or cause to be delivered to Parent, the following documents and evidence:

(a)           a legal opinion in substantially the form approved by Parent prior to the execution of this Agreement, dated the Closing Date, from outside legal counsel to the Company;

(b)           evidence that all Transaction Expenses have been paid;

(c)           an officers’ certificate of the chief executive officer or the chief financial officer of the Company, dated as of the Closing Date, confirming the satisfaction of the conditions set forth in Sections 7.2(a), (b) and (c);

(d)           a certificate of valid existence or good standing, dated within five (5) days before Closing, from the Secretary of State (or comparable Governmental Authority) of each jurisdiction within the United States in which the Company and each of its Subsidiaries is organized, each stating that the Company and its Subsidiaries are validly existing or in good standing therein;

(e)           a landlord estoppel certificate or consent to the assignment of the Lease regarding each parcel of Leased Real Property, each dated on or before the Closing Date and in a form reasonably satisfactory to Parent and its counsel, duly executed by the landlord of each Leased Real Property;

(f)            the Escrow Agreement duly executed by the Shareholders’ Representative;

(g)           the Shareholders Agreement duly executed by the holders of Company Preferred Stock; and

(h)           all other documents and items required by any term of this Agreement to be delivered, or caused to be delivered, by the Company or the Shareholders’ Representative at Closing.

Section 2.4             Closing Deliveries of Parent.  At Closing, Parent will deliver, or cause to be delivered, to the Company or the Shareholders’ Representative (or as this Agreement otherwise directs), the following:

(a)           a legal opinion in substantially the form approved by the Company prior to the date of this Agreement, dated the Closing Date, from outside legal counsel to Parent and the Merger Sub;

Agreement and Plan of Merger

(b)           issuance of the Closing Consideration as directed by the Shareholders’ Representative pursuant to Article 1;

(c)           an officers’ certificate of a duly authorized officer of Parent, dated as of the Closing Date, confirming the satisfaction of the conditions set forth in Sections 7.3(a), (b) and (c);

(d)           a good standing certificate, dated within five (5) days before Closing, from the Secretary of State (or comparable Governmental Authority) of the State of Delaware, stating that Parent is in good standing therein;

(f)            the Escrow Agreement duly executed by the Parent;

(g)           issuance of the Escrow Shares in the name of the Shareholders’ Representative, to be delivered to the Escrow Agent;

(h)           the Shareholders Agreement duly executed by Parent; and

(i)            all other documents and items required by any term of this Agreement to be delivered, or caused to be delivered, by Parent at Closing.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except otherwise set forth in the disclosure schedule delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Schedule”) (each of which disclosures shall relate to and modify the representation and warranty under which such disclosure is made), the Company represents and warrants to Parent as follows:

Section 3.1             Authorization of Transactions.

(a)           Each of the Company and the Shareholders’ Representative has full power and authority, either individual or corporate, to execute and deliver this Agreement and any Ancillary Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby.  This Agreement and the Ancillary Documents have been, or will have been, duly and validly executed and delivered by each of the Company and the Shareholders’ Representative, as applicable.  This Agreement constitutes, and each Ancillary Document will constitute, the valid and legally binding obligation of the Company and the Shareholders’ Representative, as applicable, enforceable in accordance with their terms and conditions, subject to the Enforcement Limitations.

(b)           Each Subsidiary of the Company has all requisite corporate power and authority to enter into each Ancillary Document to be executed and delivered by such Subsidiary pursuant hereto and to consummate the transactions contemplated therein.  The Ancillary Documents will be duly and validly executed and delivered by such Subsidiaries, as applicable.  Each Ancillary Document to which any Company Subsidiary is a party will constitute the valid and legally binding obligation of such Subsidiary, enforceable in accordance with their terms and conditions, subject to the Enforcement Limitations.

(c)           At a meeting duly called and held prior to the date of this Agreement, the Company’s board of directors has unanimously (i) determined that this Agreement and the Transactions are fair to and in the best interests of the Company and the Shareholders; (ii) approved, adopted and declared advisable this Agreement, the plan of merger set forth in this Agreement and the Transactions, including the Merger; and (iii) resolved to recommend approval of this Agreement by the Shareholders.

Agreement and Plan of Merger

(d)           The approvals of the Shareholders required to approve the Agreement and authorize the Transactions are the approval of (i) the holders of a majority of the outstanding shares of Series C Preferred Stock, voting as a separate class; (ii) the holders of a majority of the outstanding shares of Company Preferred Stock, voting together as a single class; and (iii) the holders of a majority of the outstanding shares of Company Stock, voting together as a single class on an as-converted to Company Common Stock basis.

Section 3.2             No Notice or Approval.  None of the Shareholders, the Shareholders’ Representative, the Company or any Subsidiary of the Company must give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority (other than the filing of the Articles of Merger) to consummate the transactions contemplated by this Agreement or any Ancillary Document (the “Transactions”).

Section 3.3             Shares of Company Stock.  Schedule 3.3 lists all of the shares of Company Stock held by the Shareholders and all of the Shareholders, including for each holder of Preferred Stock their place of residence.  The shares of Company Stock listed on Schedule 3.3 constitute all of the outstanding equity interests in the Company.  To the Knowledge of the Company, except as set forth in Schedule 3.3, none of the Shareholders is a party to any option, warrant, purchase right or other contract or commitment (other than this Agreement or the Voting Agreement) that could require the Shareholders to sell, transfer or otherwise dispose of any capital stock of the Company or any of its Subsidiaries.  To the Knowledge of the Company and other than the Voting Agreement, none of the Shareholders is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company or any of its Subsidiaries and none of the Company Stock is subject to any Encumbrance.

Section 3.4             Organization, Qualification, and Corporate Power.  The Company is a corporation duly organized and validly existing under the laws of the State of Washington.  Each Subsidiary is an entity duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction of its formation.  Each of the Company and its Subsidiaries is duly authorized to conduct business and is validly existing or in good standing under the Applicable Laws of each jurisdiction where such qualification is required, except where the failure to so qualify would not reasonably be expected to result in a Material Adverse Effect on the Company or its Subsidiaries.  Each of the Company and of its Subsidiaries has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.  Schedule 3.4 lists the directors and officers of the Company and each of its Subsidiaries.  The Company has delivered to Parent correct and complete copies of the articles of incorporation and bylaws (or other applicable organizational documents) for each of the Company and its Subsidiaries (as amended to date).  The minute books (containing the records of meetings of the shareholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books for each of the Company and its Subsidiaries are correct and complete and copies of which have been provided to Parent prior to the date hereof.  Neither the Company nor any of its Subsidiaries is in default under or in violation of any provision of its articles of incorporation or bylaws (or other applicable organizational documents).

Section 3.5             Capitalization.

(a)           The authorized share capital of the Company consists of 541,483,009 shares, divided into 300,000,000 shares of common stock, without par value (“Company Common Stock”), and 241,483,009 shares of preferred stock, without par value (“Company Preferred Stock” and, together with the Company Common Stock, the “Company Stock”), of which (i) 19,403,295 are designated Series A-1 Preferred Stock (“Series A-1 Preferred Stock”), (ii) 132,079,714 are designed Series B-1 Preferred Stock (“Series B-1 Preferred Stock”), and (iii) 90,000,000 are designated Series C Preferred Stock (“Series C Preferred Stock”).  All of the shares of Company Stock have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record by the Shareholders.  All Company Stock was issued in compliance with all Applicable Laws.  To the knowledge of the Company, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Company.  The liquidation preferences of each class or series of Company Stock is set forth in Schedule 3.5(a).

Agreement and Plan of Merger

(b)           An aggregate of 42,145,417 shares of Company Common Stock are reserved and authorized for issuance pursuant to the Company Plans, of which Company Options to purchase a total of 23,808,360 shares of Company Common Stock are outstanding.  Except as set forth in Schedule 3.5(b), there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Company to issue any shares of Company Stock or other capital stock.

(c)           Schedule 3.5(b) sets forth a list of all outstanding Company Options (all of which were issued pursuant to the Company Plans), all Company Warrants, and all contracts, agreements, arrangements or understandings (written or oral) to which the Company is a party to issue any option, warranty or share purchase right with respect to any security of or interest in the Company or any of its Subsidiaries.  With respect to each Company Option, Company Warrant, and each agreement, arrangement and understanding (written or oral) to which the Company is a party to issue any option or other equity security with respect to the Company, Schedule 3.5(b) sets forth (i) the holder thereof; (ii) the number and type of securities issuable thereunder; (iii) the exercise price therefor; (iv) the exercise period and vesting schedule thereof (including a description of the circumstances under which such vesting schedule can or will be accelerated); and (v) whether such Company Option is or was intended to qualify as a nonqualified stock option or an incentive stock option.  All of the Company Options and Company Warrants were issued in compliance with all Applicable Laws.  All shares issuable pursuant to the Company Options, upon their issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights and will not be issued in violation of any preemptive rights.  There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company.  All such Company Options, Company Warrants and other contracts, agreements, arrangements or understandings (written or oral) to which the Company is a party to issue any option, warranty or share purchase right with respect to any security of or interest in the Company or any of its Subsidiaries shall be terminated prior to the Closing in accordance with their respective terms and Section 1.7 of this Agreement.

Section 3.6             Company Non-Contravention.  Neither the execution and the delivery of this Agreement or any Ancillary Document, nor the consummation of the Transactions contemplated hereby or thereby, will (a) violate any Applicable Law or any Legal Restriction to which any of the Company and its Subsidiaries is subject or any provision of the articles of incorporation or bylaws (or other applicable organizational documents) of any of the Company and its Subsidiaries; (b) except as set forth in Schedule 3.6, conflict with, result in a breach or violation of, constitute a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel any material right or obligation, or require any notice under, any agreement, contract, lease, license, instrument or other arrangement to which Parent is a party or by which it is bound or to which any of its assets are subject; or (c) give rise to any limitation, restriction or adverse effect on the ability of the Company or any of its Subsidiaries to conduct its business after Closing.

Section 3.7             Title to Assets.  The Company and its Subsidiaries have good and marketable title to, or, if a leasehold interest is disclosed in Schedule 3.7, a valid leasehold interest in, the properties and assets used by them, located on their premises or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Encumbrances other than Permitted Encumbrances, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.  The assets owned or leased by the Company and its Subsidiaries will furnish Parent with all of the assets and rights to produce, license, develop, use, sell, distribute and service the products and to perform the same services in the same manner as presently being produced, licensed, developed or performed by the Company and its Subsidiaries.

Agreement and Plan of Merger

Section 3.8             Subsidiaries.  Schedule 3.8 sets forth for each Subsidiary of the Company (a) its name and jurisdiction of organization; (b) the number of authorized shares for each class of its equity interests; (c) the number of issued and outstanding shares of each class of its equity interests, the names of the holders thereof, and the number of equity interests held by each such holder; and (d) the number of equity interests held in treasury.  All of the issued and outstanding equity interests of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid, and non-assessable.  The Company or one or more of its Subsidiaries hold of record and own beneficially all of the outstanding equity interests of each Subsidiary of the Company, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Encumbrances, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.  There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require any of the Company and its Subsidiaries to sell, transfer or otherwise dispose of any equity interests of any of its Subsidiaries or that could require any Subsidiary of the Company to issue, sell or otherwise cause to become outstanding any of its own equity interests.  There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to any Subsidiary of the Company.  There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company.  Neither the Company nor any of its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust or other business association that is not a Subsidiary of the Company.  Except for the Subsidiaries set forth in Schedule 3.8, neither the Company nor any of its Subsidiaries owns or has any right to acquire, directly or indirectly, any outstanding equity interests of any Person.

Section 3.9             Financial Statements.

(a)           Attached hereto as Schedule 3.9 are the following financial statements: (i) the audited consolidated balance sheet and statement of profit and loss account for the Company and its Subsidiaries as of, and for, the years ended December 31, 2008 (the “Most Recent Fiscal Year End”), December 31, 2007 and December 31, 2006, (together, the “Annual Financial Statements”); and (ii)  the unaudited consolidated balance sheet and statement of profit and loss account for the Company and its Subsidiaries as of and for the three month period ended March 31, 2009 (the “Most Recent Fiscal Quarter End”; such balance sheet and statement, the “Most Recent Financial Statements” and together with the Annual Financial Statements, the “Financial Statements”).

(b)           The Financial Statements are true and correct and have been prepared in accordance with GAAP, present fairly in all material respects the financial condition, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries as of such dates and the results of operations of the Company and its Subsidiaries for such periods, are correct and complete in all material respects, and are consistent with the books and records of the Company and its Subsidiaries (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements of the Company lack the footnotes and other presentation items required to comply with GAAP and are subject to normal year-end adjustments (which will not be material individually or in the aggregate).

Agreement and Plan of Merger

(c)           Schedule 3.9(c) sets forth a list of each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which the Company has an account or safe deposit box and the names of all Persons authorized to draw thereon and lists the names and account identification numbers, if any, of all Persons holding powers of attorney or agency authority from the Company and a summary of the terms thereof.

(d)           The quarterly financial statements for the second quarter of the Company’s 2009 fiscal year to be delivered as provided in Section 6.15(a) shall be true and correct and have been prepared in accordance with GAAP, present fairly in all material respects the financial condition, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries as of such date and the results of operations of the Company and its Subsidiaries for such period, shall be correct and complete in all material respects, and shall be consistent with the books and records of the Company and its Subsidiaries (which books and records are correct and complete); provided, however, that such financial statements shall lack the footnotes and other presentation items required to comply with GAAP and are subject to normal year-end adjustments (which will not be material individually or in the aggregate).

Section 3.10           Events Subsequent to Most Recent Fiscal Year End.  Since the Most Recent Fiscal Year End, there has not been any Material Adverse Effect with respect to the Company and its Subsidiaries.  Without limiting the generality of the foregoing, except as set forth in Schedule 3.10, since the Most Recent Fiscal Year End:

(a)           neither the Company nor any of its Subsidiaries has sold, leased, transferred or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

(b)           neither the Company nor any of its Subsidiaries has entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases, and licenses) either involving more than $50,000 or outside the Ordinary Course of Business;

(c)           no party (including the Company and its Subsidiaries) has accelerated, terminated, modified or cancelled any agreement, contract, lease or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000 to which the Company or any of its Subsidiaries is a party or by which any of them is bound;

(d)           no Encumbrance (other than any Permitted Encumbrance) has been imposed upon any of the Company’s or any of its Subsidiaries’ assets, tangible or intangible;

(e)           neither the Company nor any of its Subsidiaries has made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 or outside the Ordinary Course of Business;

(f)            neither the Company nor any of its Subsidiaries has made any capital investment in, any loan to or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $50,000 or outside the Ordinary Course of Business;

(g)           neither the Company nor any of its Subsidiaries has issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

(h)           neither the Company nor any of its Subsidiaries has delayed or postponed the payment of accounts payable or other Liabilities outside the Ordinary Course of Business;

Agreement and Plan of Merger

(i)            neither the Company nor any of its Subsidiaries has cancelled, compromised, waived or released any right or claim (or series of related rights and claims) either outside the Ordinary Course of Business or which were material to the Company;

(j)            neither the Company nor any of its Subsidiaries has transferred, assigned or granted any license or sublicense of any rights under or with respect to any Intellectual Property outside the Ordinary Course of Business;

(k)           there has been no change made or authorized in the articles of incorporation or bylaws (or other applicable organizational documents) of any of the Company or its Subsidiaries;

(l)             neither the Company nor any of its Subsidiaries has issued, sold or otherwise disposed of any of its equity interests or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its equity interests;

(m)           neither the Company nor any of its Subsidiaries has declared, set aside or paid any dividend or made any distribution with respect to its equity interests (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its equity interests;

(n)           neither the Company nor any of its Subsidiaries has experienced any damage, destruction or loss (whether or not covered by insurance) to its property in excess of $50,000 individually or $250,000 in the aggregate;

(o)           neither the Company nor any of its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, employees, and Shareholders outside the Ordinary Course of Business;

(p)           neither the Company nor any of its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any such existing contract or agreement;

(q)           neither the Company nor any of its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees;

(r)            neither the Company nor any of its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its directors, officers, or employees (or taken any such action with respect to any Company Employee Plan);

(s)           neither the Company nor any of its Subsidiaries has made any other change in employment terms for any of its (i) employees (other than directors or officers) that is outside the Ordinary Course of Business or material to the Company or its Subsidiaries or (ii) directors or officers;

(t)           neither the Company nor any of its Subsidiaries has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

(u)           there has not been any other material occurrence, event, incident, action, failure to act or transaction outside the Ordinary Course of Business involving the Company or any of its Subsidiaries;

Agreement and Plan of Merger

(v)           neither the Company nor any of its Subsidiaries has discharged a material Liability or Encumbrance;

(w)           neither the Company nor any of its Subsidiaries has disclosed any Confidential Information outside the Ordinary Course of Business;

(x)            neither the Company nor any of its Subsidiaries has filed any amended Tax Returns, made or changed any election with respect to Taxes, or settled or compromised any Tax Liability or right to claim a refund of Taxes; and

(y)           neither the Company nor any of its Subsidiaries has committed to do or take any of the foregoing actions.

Section 3.11           Undisclosed Liabilities.  Neither the Company nor any of its Subsidiaries has any Liabilities (nor to the Knowledge of the Company is there any basis for any present or future Legal Action against any of them giving rise to any Liability), except for any Liability (a) set forth on the balance sheet as of the Most Recent Fiscal Quarter End; (b) listed in Schedule 3.11; (c) that has arisen in its Ordinary Course of Business since the Most Recent Fiscal Quarter End; or (d) under this Agreement or any Ancillary Document or in connection with the transactions contemplated herein or therein, including Transaction Expenses.

Section 3.12           Legal Compliance; Regulatory Matters.

(a)           Each of the Company and its Subsidiaries have complied with all Applicable Laws and have not received any written notice that any Legal Action or Legal Restriction has been filed or commenced against any of them nor have they received notice alleging any noncompliance.  Each of the Company and its Subsidiaries possesses and is in compliance in all material respects with each Permit necessary for the Company and its Subsidiaries to own, operate and use its assets and conduct its business.  The Company has delivered to Parent a true, correct and complete copy of each such Permit, and each such Permit is listed in Schedule 3.12(a).

(b)           None of the Software is under consideration by management of the Company or any of its Subsidiaries for recall, withdrawal, suspension, seizure or (other than for commercial reasons) discontinuance, or has been recalled, withdrawn, suspended, seized or (other than for commercial reasons) discontinued by, the Company or any of its Subsidiaries (whether voluntarily or otherwise), and none of the Software has been the subject of a notice of  device removal or correction of a medical device report filed with the FDA.  No Legal Actions seeking the recall, withdrawal, suspension, seizure or discontinuance of any Software have been completed or are pending or, to the Knowledge of the Company, are threatened against the Company or any licensee of any Software.

(c)           None of the Company, its Subsidiaries, or any officer of the Company or any of its Subsidiaries, or to the Company’s Knowledge any employee or agent of the Company or any of its Subsidiaries, has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, committed an act, made a statement or failed to make a statement that, at the time such disclosure was made, could reasonably be expected, individually or in the aggregate, to provide a basis for the FDA or any other Governmental Authority to invoke the FDA’s policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991), any amendments thereto, or any similar policy of the FDA or any other Governmental Authority.  All filings with and submissions to the FDA and any similar Governmental Authority in any jurisdiction made by the Company or any of its Subsidiaries, whether oral, written or electronically delivered, were accurate and complete in all material respects as of the date made, and, to the extent required to be updated, have been updated to be accurate and complete in all material respects as of the date of such update, and such filings, submissions and updates comply with all applicable regulations of the FDA or any similar Governmental Authority regarding material misstatements and omissions to state material facts.

Agreement and Plan of Merger

(d)           Neither the Company nor any of its Subsidiaries has received any notice or other communication from the FDA or any other similar Governmental Authority (i) contesting the clearance or approval of, the uses of or the labeling and promotion of any Software; or (ii) otherwise alleging any violation of any Applicable Laws by the Company or any of its Subsidiaries; that would be reasonably likely to result in the FDA taking enforcement action against the labeling or promotion of the Software based on a material violation of Applicable Law.

(e)           None of the Company, its Subsidiaries, or any officer of the Company or any of its Subsidiaries, or to the Company’s Knowledge any employee or agent of the Company or any of its Subsidiaries has (i) received any warning letters, been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Applicable Law or authorized by 21 U.S.C. § 335a(b) or any similar Applicable Law; (ii) been subject to or proposed for debarment, suspension or other ineligibility by any Governmental Authority; (iii) been convicted of any crime or engaged in any conduct for which such Person could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act of 1935, as amended, or any similar Applicable Law; or (iv) been excluded under 42 U.S.C. § 1320a-7 or any similar Applicable Law.

(f)            There has not been and there is no pending or, to the Knowledge of the Company, threatened Legal Action by the FDA or any Governmental Authority relating to the development, testing, manufacture, distribution or sale of any Software.  Neither the Company nor any of its Subsidiaries has Knowledge of  facts, circumstances or conditions that would reasonably be expected to form the basis for any Legal Action against or affecting the Company or any of its Subsidiaries relating to or arising under any Applicable Law.

Section 3.13           Tax Matters.  Except as set forth in Schedule 3.13:

(a)           Each of the Company and its Subsidiaries have duly and timely filed all Tax Returns that they were required to file under Applicable Law.  All such Tax Returns were correct and complete in all material respects.  All Taxes due and payable by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid.  Neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return.  No claim has ever been made by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file a particular Tax Return that the Company or any of its Subsidiaries is or may be subject to that particular Tax by that jurisdiction.  There are no Encumbrances for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or any of its Subsidiaries.

(b)           Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid by it in connection with any amounts paid or owing to one another or to any Affiliate of the Company or such Subsidiary, or to any employee, independent contractor, creditor, shareholder or other third party.

(c)           No U.S. federal, state, local, or foreign Legal Action is now proposed, pending, or, to the Knowledge of the Company, threatened with respect to any Tax, and there are no discussions with any Governmental Authority with respect to Taxes that are likely to result in any additional amount of Tax to the Company or any of its Subsidiaries.  Neither the Company nor any of its Subsidiaries has received from any U.S. federal, state, local, or foreign taxing authority (including jurisdictions where the Company or its Subsidiaries have not filed Tax Returns) any (i) oral or written communication indicating an intent to open an audit or other review of Taxes of the Company or any of its Subsidiaries; (ii) written request for information related to Tax matters that has not been responded to and resolved; or (iii) written notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any taxing authority against the Company or any of its Subsidiaries.  Schedule 3.13(c) lists all U.S. federal, state, local and foreign income Tax Returns filed with respect to any of the Company or its Subsidiaries for taxable periods ended on or after December 31, 2005, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit.  The Company has made available to Parent correct and complete copies of all U.S. federal, state, local or foreign Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries filed or received since January 1, 2005.

Agreement and Plan of Merger

(d)           Neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e)           Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan, including this Agreement, that has resulted or could result, separately or in the aggregate, in the payment of any amount that is not deductible under Code Section 280G (or any corresponding provision of state, local or non-U.S. Tax law).  Each of the Company and its Subsidiaries has disclosed on their U.S. federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.  Neither the Company nor any of its Subsidiaries has participated in any transaction that has been identified by the Internal Revenue Service in published guidance as a reportable transaction.

(f)           The unpaid Taxes of the Company and its Subsidiaries (i) did not, as of the Most Recent Fiscal Quarter End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

(g)           Neither the Company nor any of its Subsidiaries has agreed or will be required to include any item of income in or exclude any item of deduction from taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(i)            change in method of accounting for a taxable period ending on or prior to the Closing Date;

(ii)           agreement with any Governmental Authority with respect to the Tax Liability of the Company or any of its Subsidiaries executed on or prior to the Closing Date;

(iii)           intercompany transaction or excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or Non-U.S. income Tax law);

(iv)           installment sale or open transaction disposition made on or prior to the Closing Date; or

(v)           prepaid amount received on or prior to the Closing Date.

(h)           Neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361.

Agreement and Plan of Merger

(i)           Neither the Company nor any Subsidiary of the Company has ever been a member of an affiliated group (as such term is defined in Section 1504 of the Code) filing a consolidated federal income Tax Return for any Tax year other than a group of which the Company is the common parent. Neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person (other than its own or of the consolidated group of which the Company is the common parent) under Treasury Regulations Section 1.1502-6 (or any comparable provision of state, local, or foreign Tax law), as a transferee or successor, by contract, or otherwise.  Neither the Company nor any of its Subsidiaries is now or has ever been party to or bound by any Tax-allocation, Tax-sharing, or Tax-indemnity agreement.

(j)           Neither the Company nor any of its Subsidiaries has made an election, and is not required to make an election, to treat any asset of the Company or any of its Subsidiaries as owned by another Person for federal income Tax or other Tax purposes or as Tax-exempt bond finance property or Tax-exempt use property within the meaning of Section 168 of the Code or under any comparable state, local, or foreign Tax law.

(k)           Neither the Company nor any of its Subsidiaries is or has ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(l)           All intercompany agreements and payments between or among the Company or its Subsidiaries or Affiliates are and have been determined, computed and paid, as appropriate, on an arms-length basis as if dealing with separate and distinct parties that are wholly independent of each other.

(m)           Neither the Company nor any of its Subsidiaries are, and at no time to the Company’s Knowledge have been or have been treated as, resident in or having a permanent establishment or otherwise being deemed to be doing business in any manner (including by or through employees, independent contractors or other service or representative relationship) in any jurisdiction or country other than where the Company and each of its Subsidiaries are incorporated for purposes of any Taxes (including pursuant to any Tax treaty or other inter-country agreement applicable to any Taxes).

Section 3.14                      Real Property.

(a)           The Company has no Owned Real Property:

(b)           Schedule 3.14(b) sets forth the address of each parcel of Leased Real Property, and a true and complete list of all Leases for each such Leased Real Property (including the date and name of the parties to such Lease document).  Each of the Company and its Subsidiaries have delivered to Parent a true and complete copy of each such Lease document, and in the case of any oral Lease, a written summary of the material terms of such Lease.  Except as set forth in Schedule 3.14(b), with respect to the Leased Real Property: (i) the Lease for such Leased Real Property is valid, legally binding, enforceable and in full force and effect, and none of the Company or any of its Subsidiaries is in breach of or default under such Lease, and to the Knowledge of the Company no event has occurred that, with notice, lapse of time or both, would constitute a breach or default by any of the Company or its Subsidiaries or permit termination, modification or acceleration by any third party thereunder, or prevent the consummation of the Transactions; (b) to the Knowledge of the Company, the improvements located in the Leased Real Property are in good repair and operating condition, subject only to ordinary wear and tear, and are adequate and suitable for the purposes for which they are presently being used or held for use; (c) neither the Company nor any of its Subsidiaries is currently participating in any discussions or negotiations regarding termination of any Lease prior to the scheduled expiration of such Lease; (d) to the Knowledge of the Company, none of the Leased Real Property (or any portion thereof) or any of the improvements located thereon currently violates any Applicable Laws, including those laws relating to zoning, building, land use, health and safety, fire, air, sanitation and noise control; and (e) to the Knowledge of the Company, there are no condemnation or eminent domain proceedings pending or threatened against any of the Leased Real Property.  True and complete copies of all Leases and all estoppel certificates or similar instruments that would be binding on any successor to the tenant’s position under any Lease have been made available to Parent.

Agreement and Plan of Merger

(c)           The Leased Real Property identified in Schedule 3.14(b) comprises all of the real property used or intended to be used in, or otherwise related to, the Company’s and its Subsidiaries’ business and neither the Company nor any of its Subsidiaries is a party to any agreement or option to purchase any real property or interest therein.

Section 3.15                      Software.

(a)           Schedule 3.15(a) is a complete and accurate list of all Software, organized in accordance with clauses (i) and (ii) below, of (i) the Proprietary Software Products and (ii) the Third-Party Software included therein.

(b)           Schedule 3.15(b) is a complete and accurate list, organized in accordance with clauses (i)-(iii) below, of all software (excluding all Software), firmware and hardware owned, licensed or used by the Company and its Subsidiaries that is:  (i) sold or licensed by the Company and its Subsidiaries to their respective customers; (ii) used by the Company and its Subsidiaries to operate, develop, support and enhance the Software described in clause (i); or (iii) not described in clauses (i) and (ii) and used by each of the Company and its Subsidiaries to operate its business as presently conducted or proposed to be conducted.  With respect to each item of software, firmware or hardware, or part thereof, required to be identified on Schedule 3.15(b) and not owned by the Company or any of its Subsidiaries, Schedule 3.15(b) also states the agreement pursuant to which the Company or any of its Subsidiaries has a license or other right to access and use such third party software, firmware or hardware.

(c)           Each item of Software, software, firmware or hardware required to be identified on Schedule 3.15(a) or Schedule 3.15(b) is: (i) functioning as it is designed, intended and required to function in order to carry on the business of the Company and its Subsidiaries, and there are sufficient backup procedures and equipment to allow for the continuation of the respective businesses in the event any such items or other information technology systems cease to so function; and (ii) with respect to Software, software and firmware, free from any viruses, disabling code or similar items.

Section 3.16                      Intellectual Property.

(a)           The Company and its Subsidiaries own and possess and have the sole right to use the Proprietary Software Products and own and possess or have the right to use pursuant to a valid and enforceable license, sublicense, agreement, permission or otherwise all other Intellectual Property used in the operation of the business of the Company and its Subsidiaries as presently conducted.  Each item of Intellectual Property owned or used by the Company or its Subsidiaries immediately prior to the Closing will be owned or available for use by the Company and its Subsidiaries on identical terms and conditions immediately subsequent to the Closing.

(b)           To the Knowledge of the Specified Company Parties, the Company, its Subsidiaries and the Proprietary Software Products have not and do not infringe upon or misappropriate any Intellectual Property rights of third parties. Except as set forth in Schedule 3.16(b), none of the Company or any of its Subsidiaries have received any charge, complaint, claim, demand or notice alleging any such infringement or misappropriation (including any claim that the Company or its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party).  To the Knowledge of the Specified Company Parties of the Company, no third party has infringed upon or misappropriated any Intellectual Property rights owned by the Company or its Subsidiaries, and there are no charges, complaints, claims, demands or notices outstanding that allege any such infringement or misappropriation.

Agreement and Plan of Merger

(c)           Schedule 3.16(c) identifies each registered patent, copyright, trademark, service mark, tradename, corporate name or Internet domain name that has been issued to the Company or any of its Subsidiaries, identifies each pending application or application for registration that the Company or any of its Subsidiaries has made (collectively “Company Intellectual Property”), and identifies each license, sublicense, agreement or other permission that the Company or any of its Subsidiaries has granted to any third party with respect to any of the Company Intellectual Property.  All registrations or applications listed on Schedule 3.16(c) are standing in the name of the Company and/or its Subsidiaries.  The Company has delivered or made available to Parent correct and complete copies of all such patents, copyrights, trademarks, service marks, tradenames, corporate names, registrations, applications, licenses, sublicenses, agreements and permissions (as amended to date).  Schedule 3.16(c) also identifies each unregistered copyright, trademark, service mark, trade name, corporate name or Internet domain name presently used by the Company or any of its Subsidiaries in connection with any of its businesses.  With respect to each item of Intellectual Property required to be identified in Schedule 3.16(c) and owned by the Company or any of its Subsidiaries:

(i)            the Company or its Subsidiaries own and possess all right, title, and interest in and to the item, free and clear of any Encumbrance (excluding for purposes of this Section 3.16(c)(i), any infringement or misappropriation of any Intellectual Property rights of third parties), license or other restriction or limitation regarding use or disclosure (excluding the licenses listed in Schedule 3.16(c));

(ii)           the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

(iii)           the item has not been adjudged invalid or unenforceable, in whole or in part, and the Company or its Subsidiaries have paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of such item in full force and effect;

(iv)           no Legal Action is pending or is threatened that challenges the legality, validity, enforceability, use or ownership of the item, and, to the Knowledge of the Specified Company Parties of the Company, there are no grounds for the same;

(v)           neither the Company nor any of its Subsidiaries has ever agreed to indemnify any Person for or against any infringement or misappropriation with respect to the item;

(vi)           all statements and representations made by the Company or its Subsidiaries in any governmental applications, filings or registrations relating to the item were true as of the time they were made and remain true as of the date of this Agreement; and

(vii)          no loss or expiration of the item is pending or reasonably foreseeable, except for patents, copyrights and trademark registrations expiring at the end of their statutory terms (and not as a result of any act or omission by the Company or any of its Subsidiaries, including a failure by the Company or any of its Subsidiaries to pay any required maintenance fees).

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(d)           The Company has delivered to Parent correct and complete copies of all licenses, sublicenses, agreements, and permissions (as amended to date) under which the Company or any of its Subsidiaries has the right to use any material Intellectual Property that is not owned by the Company or any of its Subsidiaries.  With respect to each such item of Intellectual Property:

(i)            the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable, and in full force and effect and, to the extent included in the Proprietary Software Products and except as set forth on Schedule 3.16(d), is perpetual;

(ii)           the license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following consummation of the Transactions;

(iii)           neither the Company nor any of its Subsidiaries and, to the Knowledge of the Company, no third party to the license, sublicense, agreement or permission is in breach or default, and no event has occurred that with notice or lapse of time, or both, would constitute a breach or default by the Company or any of its Subsidiaries and, to the Knowledge of the Company, by any third party thereto, or permit termination, modification or acceleration thereunder;

(iv)           to the Knowledge of the Company, no party to the license, sublicense, agreement or permission has repudiated any provision thereof;

(v)           to the Knowledge of the Company, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

(vi)           no Legal Action is pending or is threatened that challenges the legality, validity or enforceability of the underlying item of Intellectual Property or the license, sublicense, agreement or permission thereto, and, to the Knowledge of the Company, there are no grounds for the same; and

(vii)           neither the Company nor any of its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

(e)           Each of the Company and its Subsidiaries have taken all actions commercially reasonable in order to maintain and protect all of the Intellectual Property that it owns or uses.  To the Knowledge of the Company, the owners of any of the Intellectual Property licensed to the Company or its Subsidiaries have taken all actions commercially reasonable in order to maintain and protect the Intellectual Property covered by such license so as not to cause a material effect on the validity or enforceability thereof.

(f)            To the Knowledge of the Company, the Company and each of its Subsidiaries have complied with and are presently in compliance with all Applicable Laws relating to any Intellectual Property.

(g)           The documentation and the source code with its embedded commentary, descriptions and indicated authorships, the specifications and the other informational materials that describe the operation, functions and technical characteristics of the Proprietary Software Products have been accurately prepared in accordance with standards generally practiced by companies similar in size to the Company and whose principal business is creation or development of software similar to the Proprietary Software Products and are reasonably sufficient to permit Persons who are reasonably skilled and proficient in the design, manufacture and sale of software products as now being produced to continue the same in the Ordinary Course of Business and to support and maintain the products and services.  The Proprietary Software Products presently under development by the Company and its Subsidiaries are being developed in accordance with standards generally practiced by companies whose principal business is creation or development of software similar to the Proprietary Software Products.

Agreement and Plan of Merger

(h)           Employees, agents and consultants of the Company or its Subsidiaries have performed all computer programming and development with respect to the Proprietary Software Products and employees, agents and consultants of the Company or its Subsidiaries have authored all user documentation related thereto.  Each Person, including each employee, agent, consultant and contractor, who has contributed to or participated in any way in the conception, creation, reduction to practice or development of the Proprietary Software Products was at the time of such contribution or participation:

(i)           a party to and bound by a valid, enforceable, duly executed agreement with the Company or its Subsidiaries containing confidentiality provisions and standard “work-made-for-hire” provisions, in accordance with Applicable Law or a valid and enforceable written assignment in favor of the Company or its Subsidiaries as assignee that has conveyed or agreed to convey to the Company or its Subsidiaries, or otherwise bound by Applicable Laws that convey to the Company or its Subsidiaries, all right, title and interest in and to all worldwide intellectual rights in the copyrights, patents, registrations, trademarks, trade secrets and other Intellectual Property created, conceived, reduced to practice or developed by such individual or entity in the course of performing services for the Company, including all worldwide copyrights and patent rights therein and thereto; or

(ii)           a genuine employee (and not a subcontractor) of an entity described in subsection (i) of this sentence bound by a valid, enforceable, duly executed agreement with such entity containing confidentiality provisions and standard “work-made-for-hire” provisions, in accordance with Applicable Law, or a valid and enforceable written assignment in favor of such entity (for the benefit of the Company or its Subsidiaries) or in favor of the Company or its Subsidiaries directly, as assignee, that has conveyed or agreed to convey to the Company or its Subsidiaries, or otherwise bound by Applicable Laws that convey to the Company or any of its Subsidiaries, all rights, title and interests in and to all worldwide intellectual rights in the copyrights, patents, registrations, trademarks, trade secrets and other Intellectual Property created, conceived, reduced to practice or developed by such individual in the course of his or her employment with the Company or its Subsidiaries, including all worldwide copyrights and patent rights therein and thereto.  No subcontractors of any Person have contributed to or participated in the conception, creation, reduction to practice or development of the Proprietary Software Products.  Schedule 3.16(h) sets forth the names of all Persons who wrote code for the Proprietary Software Products and the dates on or time period during which each such Person performed work for the Company or its Subsidiaries.  The Company has delivered or made available to Parent a true and complete copy of each agreement under which each such Person performed work related to the Intellectual Property of the Company or its Subsidiaries.

(i)           Except as set forth in Schedule 3.16(i), no Intellectual Property owned by the Company has been escrowed, or is required to be escrowed, on behalf of or for the benefit of any Person.  No Person other than the Company and its Subsidiaries and its and their employees and consultants who have a “need to know” in connection with the performance of their duties to the Company has access or rights to the source code of the Proprietary Software Products.

(j)           The Company and its Subsidiaries have used and are using commercially reasonable methods to protect the Intellectual Property of the Company and its Subsidiaries from unauthorized use.  In no instance has the eligibility of the Intellectual Property owned by the Company for protection under applicable intellectual property law been forfeited to the public domain by omission of any required mark, notice or any other actions in the jurisdictions where such Intellectual Property is presently used or distributed.  The Company and its Subsidiaries have promulgated and taken all steps reasonably necessary to enforce a commercially reasonable trade secrets protection program.  Without limiting the foregoing, the Company and its Subsidiaries have taken all steps reasonably necessary to protect the source code and source code documentation relating to the Proprietary Software Products from disclosure except to employees and consultants of the Company or its Subsidiaries who had “a need to know” the contents thereof in connection with the performance of their duties to the Company or its Subsidiaries and who had been instructed (in the case of third parties, pursuant to a duly executed confidentiality agreement) to maintain the confidentiality of the source code to Proprietary Software Products.

Agreement and Plan of Merger

(k)           The Proprietary Software Products do not incorporate any software that is or contains, in whole or in part, any software that is licensed pursuant to an “open source” licensing agreement or similar agreement, including software licensed under the GNU General Public License (GPL) or the GNU Lesser/Library GPL, the Mozilla Public License, the Netscape Public License, the Sun Community Source License, the Sun Industry Standards License, the BSD License or the Apache License.  The Company’s and its Subsidiaries’ business as currently conducted and as proposed to be conducted does not involve using or developing, or engaging in, encryption technology, or other technology whose development, commercialization or export is restricted under Applicable Law.

Section 3.17           Tangible Assets.  Each material item of machinery, equipment, or other tangible asset owned by the Company or one of its Subsidiaries is free from Encumbrances and material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used and presently is proposed to be used.

Section 3.18           Contracts.  Schedule 3.18 lists the following contracts and other agreements to which the Company or any of its Subsidiaries is a party (each such contract, a “Material Contract”):

(a)           any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

(b)           any agreement (or group of related agreements) for the purchase or sale of personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one (1) year or involve consideration in excess of $50,000;

(c)           any agreement concerning a partnership or joint venture;

(d)           any agreement (or group of related agreements) under which the Company or any of its Subsidiaries has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $50,000  or under which the Company or any of its Subsidiaries has imposed an Encumbrance (other than any Permitted Encumbrance) on any of its assets, tangible or intangible;

(e)           any agreement concerning non-competition, limiting the ability of the Company or any of its Subsidiaries to conduct business in any industry or geographic area, or prohibiting the hiring or employment of the employees or former employees of any Person;

Agreement and Plan of Merger

(f)            any agreement with the Shareholders or any of their Affiliates (other than the Company and its Subsidiaries);

(g)           any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

(h)           any collective bargaining agreement;

(i)            any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance or other post-employment benefits;

(j)            any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees;

(k)           any agreement under which the consequences of a default or termination could have a Material Adverse Effect on the Company;

(l)            any agreement under which it has granted any Person any registration rights (including demand and piggyback registration rights);

(m)           any agreement under which the Company has agreed to indemnify any other Person for any loss, expense or Liability;

(n)           any agreement under which the Company or any of its Subsidiaries has advanced or loaned any other Person amounts in the aggregate exceeding $50,000;

(o)           any agreement for the sale or license of, or grant of any third-party interest in, any assets of the Company and its Subsidiaries;

(p)           any agreement, purchase order, or statement of work for the sale or license of products or services to any Customer in excess of $50,000;

(q)           any agreement for capital expenditures under which the unpaid obligations of the Company and its Subsidiaries exceed $50,000 per agreement or $250,000 in the aggregate for all such agreements;

(r)           any franchise, dealership, sales representation, or agency, distributorship or marketing agreement, or agreement providing for payments to or by any Person based on sales, purchase, or profits, or requiring any Person to share its profits;

(s)           any agreement containing any form of most-favored pricing provision;

(t)           any agreement for the acquisition or disposition of a business;

(u)           any agreement requiring any payments upon a change in control of the Company, including the consummation of the Transactions;

(v)           any other agreement (or group of related agreements), understanding or course of dealing that will require the Company to make any payment in excess of $50,000 after the Closing

(w)           any agreement with any customer listed on Schedule 3.32(a);

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(x)           any agreement with any customer listed on Schedule 3.32(b);

(y)           any agreement which, on or after the Closing Date, would be binding on Parent or its Affiliates (other than the Surviving Corporation and its Subsidiaries); or

(z)           any other agreement entered into outside the Ordinary Course of Business.

The Company has delivered to Parent a correct and complete copy of each written Material Contract (as amended to date) listed in Schedule 3.18 and a written summary setting forth the terms and conditions of each oral Material Contract referred to in Schedule 3.18.  With respect to each Material Contract: (i) the Material Contract is legal, valid, binding, enforceable against the Company or its Subsidiaries, as the case may be (except that the enforcement thereof may be limited by the Enforcement Limitations) and in full force and effect; (ii) the Material Contract will continue to be legal, valid, binding, enforceable (except that the enforcement thereof may be limited by the Enforcement Limitations), and in full force and effect on identical terms following the consummation of the Transactions; (iii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party thereto is in breach or default, and to the Knowledge of the Company, no event has occurred that with notice or lapse of time or both would constitute a breach or default, or permit termination, modification, or acceleration, under the Material Contract; and (iv) no party has repudiated any provision of the Material Contract.

Section 3.19           Notes and Accounts Receivable.  Except as set forth in Schedule 3.19, all notes and accounts receivable of the Company and its Subsidiaries are reflected properly on their books and records, arose out of bona-fide third party transactions and are valid receivables subject to no setoffs or counterclaims.

Section 3.20           Powers of Attorney.  There are no outstanding powers of attorney executed on behalf of the Company or any of its Subsidiaries.

Section 3.21           Insurance.  Schedule 3.21 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability and workers’ compensation coverage and bond and surety arrangements) to which the Company is a party, a named insured or otherwise the beneficiary of coverage:

(a)           the name of the insurer, the name of the policyholder and the name of each covered insured;

(b)           the policy number and the period of coverage;

(c)           the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

(d)           a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy:  (i) the policy is legal, valid, binding, enforceable and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the Transactions; (iii) none of the Company, its Subsidiaries or to Knowledge of the Company, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and, to the Knowledge of the Company, no event has occurred that, with notice or the lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration, under the policy; and (iv) to the Knowledge of the Company, no third party to the policy has repudiated any provision thereof.  Each of the Company and its Subsidiaries has been covered since formation by insurance in scope and amount customary and reasonable for the businesses in which it has engaged, which insurance provides coverage as may be required by Applicable Law and by any and all contracts to which the Company and its Subsidiaries or any of them is a party.  Schedule 3.21 describes any self-insurance arrangements affecting the Company or any of its Subsidiaries.

Agreement and Plan of Merger

Section 3.22           Litigation.  None of the Company or its Subsidiaries (a) is subject to any Legal Restriction or (b) is a party to or, to the Knowledge of the Specified Company Parties of the Company, is threatened to be made a party to, any Legal Action of, in or before any court or quasi-judicial or administrative agency of any U.S. federal, state, local or foreign jurisdiction or before any arbitrator.  Except as set forth on Schedule 3.22, the Company has no Knowledge of the Specified Company Parties that any such Legal Action may be brought or threatened against the Company or any of its Subsidiaries or to the Company’s Knowledge that there is any basis for the foregoing.

Section 3.23           Product Warranty.  Schedule 3.23 includes copies of the standard terms and conditions of sale, lease or license for each of the Company and its Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions).  Each product sold, leased, licensed or delivered by the Company or any of its Subsidiaries has been made in conformity with such standard terms and conditions.  Schedule 3.23 lists the return claims made by the customers of the Company and its Subsidiaries during the prior twelve (12) months.  No product developed, sold, leased, licensed or delivered by the Company or any of its Subsidiaries is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease set forth in Schedule 3.23.

Section 3.24           Product Liability.  None of the Company or its Subsidiaries has any Liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product developed, sold, leased, licensed or delivered by the Company or any of its Subsidiaries.

Section 3.25           Employees.

(a)           With respect to the business of the Company and its Subsidiaries:

(i)            there is no collective bargaining agreement or relationship with any labor organization and, to the Knowledge of the Company, no union organizing efforts are underway or threatened and no other question concerning employee representation under the National Labor Relations Act exists;

(ii)           to the Knowledge of the Company, no employee of the Company or any of its Subsidiaries (A) has notified the Company’s Human Resources Representative of any present intention to terminate his or her employment or (B) except as set forth in Schedule 3.25(a) is a party to any confidentiality, non-competition, proprietary rights or other such agreement between such employee and any Person besides the Company or its Subsidiaries;

(iii)           no labor strike, work stoppage, slowdown, labor relations grievance, unfair labor practice charge, or other material labor dispute has occurred during the three years immediately preceding the date of this Agreement, and, to the Knowledge of the Company, none is underway or threatened;

(iv)           there is no material worker’s compensation liability, experience or matter;

(v)           there is no employment-related charge, complaint, grievance, investigation, inquiry or obligation of any kind pending or, to the Knowledge of the Company, threatened in any court or administrative agency, relating to an alleged violation or breach by the Company or any of its Subsidiaries (or its or their officers or directors) of any Applicable Law or contract;

Agreement and Plan of Merger

(vi)          to the Knowledge of the Company, no employee or agent of the Company or any of its Subsidiaries has committed any material act or omission that would create a material liability for any violation or breach described in clause (v) above;

(vii)         to the Knowledge of the Company, there is no obligation to create, maintain or report any information relating to any affirmative action or similar plan as a result of any contract with a Governmental Authority, including pursuant to any Applicable Law;

(viii)        to the Knowledge of the Company, all employees have legal authorization to work at the locations where they are employed and appropriate documentation of such authorization is maintained in the files of the applicable Company or Subsidiary as required by Applicable Law; and

(ix)           to the Knowledge of the Company, The Company and its Subsidiaries have complied with all Applicable Laws relating to labor and employment, including those relating to wages, hours, unemployment compensation, worker’s compensation, equal employment opportunity, equal pay or treatment, discrimination on the grounds of sex, race, religion or belief, sexual orientation, age and disability discrimination, part time working, fixed term employment, working time, information and consultation, maternity, paternity and parental leave and pay, immigration control, employee classification, information and data privacy and security, payment and withholding of taxes, and continuation coverage with respect to group health plans, and have also complied with the terms of the contract of employment of any employee of the Company or any of its Subsidiaries.

In each case, except as would not reasonably be expected to result in a Material Adverse Effect on the Company.

(b)           Except as set forth in Schedule 3.25(b), there are no contracts, agreements, or arrangements with employees of the Company or any of its Subsidiaries that provide for guaranteed terms of employment, severance payments or benefits, notice periods for termination of employment, or change in control benefits and there are no written personnel policies, rules or procedures applicable to employees of the Company or any of its Subsidiaries which would be triggered by the Transactions.

(c)           With respect to the Transactions, any termination notice required under any Applicable Law or agreement has been given in compliance with such Applicable Law or agreement.  The Company has not implemented and does not plan to implement any plant closing or layoff of employees that could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Applicable Law prior to the Closing Date.

Section 3.26           Employee Benefits.

(a)            Each employee pension benefit plan (“Pension Plan”), as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), each employee welfare benefit plan (“Welfare Plan”), as defined in Section 3 of ERISA, and each other deferred compensation, bonus, incentive, stock incentive, stock option, stock purchase, stock appreciation, severance, change in control, pension, health, medical, dental, disability, life insurance, flexible spending account, sick pay, vacation pay, leave of absence, salary continuation, educational assistance, service award, fringe benefit, or other material employee benefit plan or program (“Benefit Plan”) that is currently maintained by the Company or any of its ERISA Affiliates (as defined below) or with respect to which the Company or any of its ERISA Affiliates is under any current obligation to contribute or has liability, whether current or contingent (collectively, the “Company Employee Plans” and, individually, a “Company Employee Plan”), is listed in Schedule 3.26(a) and, to the extent a Company Employee Plan is evidenced by documents, true and complete copies thereof have been delivered or made available to Parent.  In addition, copies of the summary plan descriptions of each Company Employee Plan, copies of the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan that is a Company Employee Plan, copies of the most recent actuarial report for each such Pension Plan, where applicable, and copies of the annual report (Form 5500 Series) required to be filed with any Governmental Authority with respect to each Company Employee Plan for the three most recent plan years of such Company Employee Plan for which reports have been filed have been delivered or made available to Parent.

Agreement and Plan of Merger

(b)           Each of the Company and its ERISA Affiliates has made on a timely basis all contributions or payments required to be made by it under the terms of the Company Employee Plans, ERISA, the Code, or other Applicable Law.  The Company has made the minimum required contribution determined under Section 430 of the Code to each Company Employee Plan that is subject to Section 412 of the Code.

(c)           To the Knowledge of the Company, each Company Employee Plan (and any related trust, insurance contract, or other funding instrument) has been administered in all material respects in compliance with its terms and in both form and operation is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other Applicable Law, and all material reports required to be filed with any Governmental Authority with respect to each Company Employee Plan have been timely filed.  The Company has no Knowledge of facts that would reasonably be expected to cause the Internal Revenue Service to disqualify any Company Employee Plan that is intended to be a tax-qualified plan under Section 401(a) of the Code.

(d)           There is no Legal Action pending or, to the Knowledge of the Company, threatened against the Company or any of its ERISA Affiliates or, to the Knowledge of the Company, any plan fiduciary by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation, or any participant or beneficiary with respect to any Company Employee Plan.  Neither the Company nor any of its ERISA Affiliates nor, to the Knowledge of the Company, any plan fiduciary of any Pension Plan or Welfare Plan that is a Company Employee Plan has engaged in any transaction in violation of Section 406(a) or (b) of ERISA for which no exemption exists under Section 408 of ERISA or any “prohibited transaction” (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code, or is subject to any excise Tax imposed by the Code with respect to any Company Employee Plan.

(e)           Neither the Company nor any of its ERISA Affiliates currently maintains, nor at any time in the six calendar years ending immediately prior to the calendar year in which the Effective Time falls maintained or had an obligation to contribute to, any defined benefit pension plan subject to Title IV of ERISA or any “multiemployer plan” as defined in Section 3(37) of ERISA.

(f)           For purposes of this Section 3.26, the term “ERISA Affiliate” means (i) any trade or business with which the Company is under common control within the meaning of Section 4001(b) of ERISA; (ii) any corporation with which the Company is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code; (iii) any entity with which the Company is under common control within the meaning of Section 414(c) of the Code; (iv) any entity with which the Company is a member of an affiliated service group within the meaning of Section 414(m) of the Code; and (v) any entity with which the Company is aggregated under Section 414(o) of the Code.

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(g)           No Company Employee Plan provides health, dental, or life insurance benefits to any employee of the Company or any ERISA Affiliate, or any dependent of such employee, following termination of the employee’s employment, except as may be required by Section 4980B of the Code or any similar state law.  The requirements of Section 4980B of the Code and Parts 6 and 7 of Subtitle B of Title I of ERISA, including the provisions relating to COBRA continuation of health coverage, and any similar requirements under any other Applicable Law relating to continuation of employee welfare benefits have been satisfied with respect to each Company Employee Plan that is subject to such requirements.

(h)           Each Company Employee Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code (a “Nonqualified Deferred Compensation Plan”) and any award thereunder has been operated in all material respects in compliance with Section 409A of the Code and the guidance thereunder, and has been timely amended to demonstrate documentary compliance with Section 409A of the Code.

(i)           No Company Employee Plan provides (i) any material benefits that are (A) contingent upon, (B) increased as a result of, or (C) accelerated by, (ii) accelerated vesting as a result of, or (iii) terms that are materially altered by, the occurrence of the Transactions.

(j)           With respect to all Company Employee Plans subject to the laws of any jurisdiction outside the United States (“International Employee Plans”), (i) to the Company’s Knowledge, the International Plans have been maintained in all material respects in accordance with all Applicable Laws; (ii) if intended to qualify for special Tax treatment, the International Employee Plans meet all requirements for such treatment; (iii) if intended to be funded or book reserved, as appropriate, such funding or reserves are based upon reasonable actuarial assumptions; and (iv) no liability that could be material to the Company and its Subsidiaries, taken as a whole, exists or reasonably could be imposed upon the assets of the Company or any of its Subsidiaries by reason of such International Employee Plans, other than to the extent reflected on the Closing Balance Sheet.

Section 3.27           Guaranties.  None of the Company and its Subsidiaries is  a guarantor or otherwise is liable for any Liability (including indebtedness) of any other Person.

Section 3.28           Environmental, Health and Safety Matters.  Except as set forth in Schedule 3.28, the Company, its Subsidiaries and its and their respective predecessors and Affiliates have complied, and are in compliance, in all material respects with all Environmental, Health and Safety Requirements.

Section 3.29           Certain Business Relationships with the Company.  Except as set forth in Schedule 3.29, none of the Shareholders, their Affiliates or the directors, officers or employees of the Company and its Subsidiaries is or has during the periods covered by the Financial Statements been involved in any business arrangement or relationship with the Company or its Subsidiaries, and none of the Shareholders, their Affiliates or the directors, officers or employees of the Company and its Subsidiaries owns any asset, tangible or intangible, that is used or has been used during the periods covered by the Financial Statements in the business of the Company or its Subsidiaries.

Section 3.30           Unearned and Deferred Revenues.  Except as set forth in Schedule 3.30, no customer of the Company or any of its Subsidiaries has been billed, or has paid any amount, for any services, licenses or products that have not been performed or delivered by the Company or its Subsidiaries, or for which deferred revenue is being amortized.

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Section 3.31           Shareholder and Transaction Expenses.  Schedule 3.31 sets forth a good faith estimate of the Transaction Expenses that have been incurred or will be incurred in connection with the consummation of the Transactions.  The Shareholders, the Company and its Subsidiaries have paid, or will pay prior to the Closing Date (including, if necessary, as a deduction from the Closing Consideration), in full all Transaction Expenses.

Section 3.32           Customers and Suppliers.

(a)           Schedule 3.32(a) lists the twenty (20) largest customers of the Company and its Subsidiaries (on a consolidated basis) and the amount of invoice sales for each of the two (2) most recent fiscal years and the six month period ended June 30, 2009, calculated on the basis of  invoice sales over a trailing 12-month period.  No customer of the Company and its Subsidiaries (on a consolidated basis) listed on Schedule 3.32(a) has indicated to the Company or any of its Subsidiaries that it intends to alter its relationship with the Company or any of its Subsidiaries (on a consolidated basis) in a manner that would be adverse to the Company or its Subsidiaries or that it will stop or decrease the rate of licensing or buying products or services from the Company or its Subsidiaries.

(b)           Schedule 3.32(b) lists the twenty (20) largest suppliers of the Company and its Subsidiaries (on a consolidated basis) and the amount of services or products supplied for each of the two (2) most recent fiscal years and the six month period ended June 30, 2009.  Since the date of the Most Recent Balance Sheet, no supplier of the Company or any of its Subsidiaries listed on Schedule 3.32(b) has indicated in writing to the Company or any of its Subsidiaries that it will stop, or decrease the rate of, supplying materials, products or services to the Company or any of its Subsidiaries.

Section 3.33           Anti-Takeover Statute Not Applicable

.  No “business combination,” “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation under the WBCA or other Applicable Law (each a “Takeover Statute”) is applicable to the Merger or any of the other transactions contemplated by this Agreement (including the Voting Agreement).

Section 3.34           Accredited Shareholders.  To the Knowledge of the Company, all holders of Company Preferred Stock are Accredited Shareholders.

Section 3.35           GE Rebates.   All rebates earned by GE Healthcare pursuant to those certain First Rebate Term provisions of the Tenth Amendment to Purchase Agreement 800542 (the “GE Amendment”), Part B Sections b i) and b ii), have been paid, or credited to the account of GE Healthcare, by the Company as directed by GE Healthcare and no further amounts are due or may become due from the Company to GE Healthcare in connection therewith.  As of the date of this Agreement, the First Rebate Term (as such term is defined in the GE Amendment) has expired and no additional amounts in connection with the Second Rebate Term (as such term is defined in the GE Amendment) are due to GE Healthcare from the Company.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PARENT

Except as identified in Parent SEC Reports (other than statements in the Risk Factors Sections that do not relate to historical facts and are forward looking in nature) or otherwise set forth in the disclosure schedule delivered by Parent to the Company concurrently with the execution of this Agreement (the “Parent Disclosure Schedule”), Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company and the Shareholders that:

Agreement and Plan of Merger

Section 4.1             Organization.  Each of Parent and Merger Sub is a corporation duly organized and validly existing under the laws of the State of Delaware.  Each of Parent and Merger Sub is duly authorized to conduct business and is validly existing or in good standing under the Applicable Laws of each jurisdiction where such qualification is required, except where the failure to so qualify would not reasonably be expected to result in a Parent Material Adverse Effect.  Each of the Parent and Merger Sub has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.   “Parent Material Adverse Effect” means any change, effect, event or occurrence that has a material adverse effect on the assets, business, financial condition or results of operations of Parent taken as a whole, or that would reasonably be expected to prevent or materially delay Parent from performing its obligations under this Agreement in any material respect or materially delay consummating the transactions contemplated hereby; provided, however, that no change, effect, event or occurrence to the extent arising or resulting from any of the following, either alone or in combination, shall constitute or be taken into account in determining whether there has been or will be, a Parent Material Adverse Effect: (i) general economic or market conditions or general changes or developments in the healthcare IT industry or affecting participants in the healthcare IT industry, (ii) acts of war or terrorism or natural disasters, (iii) the announcement or performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein and the identity of Parent as the acquiror of the Company, or any action taken or omitted to be taken by Parent or Merger Sub at the written request or with the prior written consent of the Company, (iv) changes in any applicable accounting regulations or principles or the interpretations thereof, (v) changes in the price or trading volume of Parent’s stock (provided that any Parent Material Adverse Effect that may have caused or contributed to such change in market price or trading volume shall not be excluded), or (vi) any failure by Parent to meet earnings or loss projections, in and of itself (provided that any Parent Material Adverse Effect that may have caused or contributed to such failure to meet published earnings or loss projections shall not be excluded unless covered by another exclusion, such as clause (iii) above), unless, in the case of clause (i) or (ii), such change, effect, event or occurrence has a materially disproportionate effect on Parent, taken as a whole, compared with other companies operating in the healthcare IT industry.

Section 4.2             Certificate of Incorporation and Bylaws.  Parent has heretofore furnished or otherwise made available to the Company a complete and correct copy of the certificate of incorporation (the "Certificate of Incorporation") and bylaws dated (the "Bylaws") of Parent and of Merger Sub, as in effect on the date hereof, and all minutes of the Board of Directors of Parent with respect to approval of the Merger and related transactions.  The Certificates of Incorporation and the Bylaws of Parent and of Merger Sub are in full force and effect and no other organizational documents are applicable to or binding upon Parent or Merger Sub.  Neither Parent nor Merger Sub is in violation of any provisions of its Certificate of Incorporation or Bylaws in any material respect.

Section 4.3             Capitalization.  (a) The authorized capital stock of Parent consists of One Hundred Million (100,000,000) shares of Parent Common Stock, (ii) One Million (1,000,000) shares of preferred stock, par value $0.01 per share ("Parent Preferred Stock"), and (iii) One (1) share of Series 3 Special Voting Stock preferred stock ("Series 3 Stock").

(b)            As of July 28, 2009: (i) Sixty Million One Hundred Twenty-Eight Thousand Nine Hundred Fourteen (60,128,914) shares of Parent Common Stock were issued and outstanding, all of which were validly issued, fully paid and non-assessable and were issued free of preemptive rights; (ii) an aggregate of Eight Million Four Hundred Sixteen Thousand Six Hundred Eighty-Five (8,416,685) shares of Parent Common Stock was reserved for issuance upon or otherwise deliverable in connection with the grant of equity-based awards or the exercise of outstanding options to purchase Parent Common Stock; (iii) no shares of Preferred Stock were outstanding; and (iv) no shares of Series 3 Stock were outstanding.

Agreement and Plan of Merger

(c)            As of the date of this Agreement, except as set forth in clauses (a) and (b) of this Section 4.3: (i) there are not outstanding or authorized any (A) shares of capital stock or other voting securities of Parent, (B) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent or (C) options or other rights to acquire from Parent, or any obligation of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent (collectively, "Parent Securities"); (ii) there are no outstanding obligations of Parent to repurchase, redeem or otherwise acquire any Parent Securities; and (iii) there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock or other voting securities of Parent to which Parent is a party.

Section 4.4             Non-Contravention.  Neither the execution and the delivery of this Agreement or any Ancillary Document, nor the consummation of the Transactions contemplated hereby or thereby, will (a) violate any Applicable Law or any Legal Restriction to which Parent is subject or any provision of its Certificate of Incorporation or Bylaws; (b) conflict with, result in a material breach or violation of, constitute a material default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel any material right or obligation, or require any notice under, any agreement, contract, lease, license, instrument or other arrangement to which Parent is a party or by which it is bound or to which any of its assets are subject; or (c) give rise to any limitation, restriction or adverse effect on the ability of the Company or any of its Subsidiaries to conduct its business after Closing.

Section 4.5             Authority.  Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and any Ancillary Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby.  This Agreement and the Ancillary Documents have been, or will have been, duly and validly executed and delivered by each of the Parent and Merger Sub, as applicable.  This Agreement constitutes, and each Ancillary Document will constitute, the valid and legally binding obligation of Parent and Merger Sub, as applicable, enforceable in accordance with their terms and conditions, subject to the Enforcement Limitations.  Neither the approval or adoption of this Agreement nor the consummation of the Merger or the other transactions contemplated hereby requires any approval of the stockholders of Parent.

Section 4.6             No Conflict; Required Filings and Consents.  (a) The execution, delivery and performance of this Agreement by Parent and Merger Sub, do not and will not (i) conflict with or violate the respective certificates or certificate of incorporation or bylaws of Parent or Merger Sub, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (vii) of subsection (b) below have been obtained, and all filings described in such clauses have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which either of them or any of their respective properties are bound or (iii) (A) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default), (B) result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, or (C) result in the creation of any Lien on any of the properties or assets of Parent or Merger Sub under, any Contracts to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, acceleration, loss, right or other occurrence which would not, or would not reasonably be expected to (A) materially delay consummating the transactions contemplated hereby on a timely basis or (B) individually or in the aggregate, have a Parent Material Adverse Effect.

(b)            The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation of the transactions contemplated hereby by each of Parent and Merger Sub do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) the applicable requirements, if any, of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, including the filing of the S-3 and such reports under Sections 13 and 16 of the Exchange Act as may be required in connection with the transactions contemplated hereby, (ii) the applicable requirements, if any, under state securities, takeover and "blue sky" laws, (iii) the applicable requirements of NASDAQ and the NYSE, (iv) the filing with the Secretary of State of the State of Washington of the Articles of Merger as required by the WBCA, and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not (A) prevent or materially delay the Company from performing its obligations under this Agreement in any material respect, (B) materially delay consummating the transactions contemplated hereby on a timely basis or (C) individually or in the aggregate, have or reasonably be expected to have, a Parent Material Adverse Effect.

Agreement and Plan of Merger

Section 4.7             Compliance.  (a) To the Knowledge of Parent, Parent is not in violation of any Law applicable to Parent or by which any of its properties are bound, and has not been notified in writing by any Governmental Entity of any violation, or any investigation with respect to any such Law, including any Applicable Law, except for any such violation which would not, or would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

 (b)           Parent has all Authorizations from Governmental Entities required to conduct its businesses as now being conducted, except for any such Authorizations the absence of which would not, or would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.  Except for any failures to be in compliance that would not, or would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect, Parent is in compliance with all such Authorizations.

Section 4.8             SEC Filings; Financial Statements.  (a) Parent has filed or otherwise transmitted all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed or otherwise transmitted by it with the SEC) since January 1, 2008 and prior to the date hereof (such documents filed since January 1, 2008 and prior to the date hereof, the "Parent SEC Reports").  As of their respective dates, each of Parent SEC Reports complied as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder and the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed.  Except to the extent amended or superseded by a subsequent filing with the SEC made prior to the date hereof, as of their respective dates (and if so amended or superseded, then on the date of such subsequent filing), none of Parent SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)            The audited consolidated financial statements of Parent (including any related notes thereto) included in Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC have been prepared in accordance with GAAP throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent at the respective dates thereof and the consolidated statements of operations, cash flows and changes in stockholders’ equity for the periods indicated therein.  The unaudited consolidated financial statements of Parent (including any related notes thereto) for all interim periods included in Parent’s quarterly reports on Form 10-Q filed with the SEC since December 31, 2008 have been prepared in accordance with GAAP throughout the periods involved (except as may be indicated in the notes thereto or may be permitted by the SEC under the Exchange Act) and fairly present in all material respects the consolidated financial position of Parent as of the respective dates thereof and the consolidated statements of operations and cash flows for the periods indicated therein (subject to normal period-end adjustments).

Agreement and Plan of Merger

(c)            Parent’s disclosure controls and procedures are reasonably designed to ensure that material information relating to Parent is made known to the chief executive officer and the chief financial officer of Parent by others within those entities.

(d)            Since December 31, 2008, Parent has not disclosed to Parent’s independent registered accounting firm and the audit committee of Parent’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of its internal control over financial reporting or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting.

(e)            Since December 31, 2008, Parent has not identified any material weaknesses in the design or operation of its internal control over financial reporting.  To the Knowledge of Parent, there is no reason to believe that its auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 when next due.  Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(f)             Parent does not have any liabilities of any nature, except liabilities that (i) are accrued or reserved against in the most recent financial statements included in Parent SEC Reports filed prior to the date hereof or are reflected in the notes thereto, (ii) were incurred in the ordinary course of business since the date of such financial statements, (iii) are incurred in connection with the transactions contemplated by this Agreement, (iv) have been discharged or paid in full prior to the date of this Agreement in the ordinary course of business, or (v) would not, or would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

Section 4.9             Absence of Certain Changes or Events.  Except as set forth on Section 4.9 of Parent Disclosure Schedule or Parent SEC Reports, since December 31, 2008, until the date of this Agreement, and except as contemplated by this Agreement, Parent has conducted its business in the ordinary course consistent with past practice and there has not been any change, event or occurrence which has had or would reasonably be expected to have a Parent Material Adverse Effect.

Section 4.10           Information Supplied.  None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in (i) the S-3, will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the Company’s stockholders, and in the case of the S-3, at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) the Company Proxy Statement will, at the date it is first mailed to the Company Shareholders and at the time of the Special Meeting or at the date of any amendment thereof or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The S-3, will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained or incorporated by reference in the Information Statement.

Agreement and Plan of Merger

Section 4.11           Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Merger Sub.

Section 4.12           Operations of Merger Sub.  Merger Sub is a direct, wholly-owned subsidiary of Parent that has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein.

Section 4.13           Ownership of Shares.  Neither Parent nor Merger Sub nor any of Parent’s affiliates owns (directly or indirectly, beneficially or of record) any Shares or holds any rights to acquire any Shares except pursuant to this Agreement and the Stockholder Agreements.

Section 4.14           Absence of Litigation.  There are no suits, claims, actions, proceedings, arbitrations, mediations or, to the knowledge of Parent, governmental investigations ("Parent Proceedings") pending or, to the knowledge of Parent, threatened against Parent or its Subsidiaries, other than any Parent Proceeding that would not, or would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.  Neither Parent nor any of its properties is or are subject to any order, writ, judgment, injunction, decree or award except for those that would not, or would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

Section 4.15           Contracts.  Except for this Agreement and except for Contracts filed as exhibits to Parent SEC Reports, as of the date of this Agreement none of Parent is a party to or bound by any Contract: (i) that would be required to be filed by Parent as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act; (ii) containing covenants binding upon Parent that restrict the ability of Parent (or which, following the consummation of the Merger, would materially restrict the ability of the Surviving Corporation or its Affiliates) to compete in any business or geographic area; (iii) with any Affiliate or (iv) that would prevent, materially delay or materially impede Parent’s ability to consummate the Merger or the other transactions contemplated by this Agreement

Section 4.16           Anti-Takeover Statute Not Applicable.  No Takeover Statute is applicable to the Merger or any of the other transactions contemplated by this Agreement.

ARTICLE 5
TERMINATION

Section 5.1             Termination.  This Agreement may be terminated before Closing as follows:

(a)           by mutual written consent of the Parties;

(b)           by either Party, if Closing has not occurred on or before October 15, 2009;

(c)           by Parent, if any condition in Section 7.2 becomes incapable of fulfillment at Closing; provided that Parent has not waived such condition;

(d)           by the Company, if any condition in Section 7.3 becomes incapable of fulfillment at Closing; provided that the Company has not waived such condition;

Agreement and Plan of Merger

(e)           by Parent, if (i) the Company or the Shareholders commit a material breach of any term of this Agreement and (ii) such breach is not cured within fifteen (15) days after the date on which Parent gives to the Company and the Shareholders’ Representative written notice of such breach; provided that Parent has not waived such breach;

(f)           by the Company, if (i) Parent commits a material breach of any term of this Agreement and (ii) such breach is not cured within fifteen (15) days after the date on which the Company gives to Parent written notice of such breach; provided that the Company has not waived such breach;

(g)           by the Company, in the event that the Closing Date Volume Weighted Average Price is less than thirty percent (30%) of the Agreement Volume Weighted Average Price at any time during the Measurement Period; provided, however, that this Agreement may be terminated by the Company pursuant to this Section 5.1(g) only if, after receipt of written notice advising the Parent that the Board of Directors of the Company is prepared to terminate this Agreement, the Parent does not, at least one (1) Business Day prior to the Closing Date, agree to increase the Consideration if and to the extent necessary based on the Closing Date Volume Weighted Average Price, and consummate the Merger in a manner that would yield aggregate Consideration, using the Closing Date Volume Weighted Average Price, of not less than $22,000,000.  For purposes of this Section 5.1(g), the “Measurement Period” means that ten (10) Business Day period ending on the fifth (5th) Business Day prior to the Closing Date. If either party declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Closing Date, the prices for the Parent Common Stock shall be appropriately adjusted for purposes of applying this Section 5.1(g);

(h)           by Parent, if the Company’s board of directors or any committee thereof shall have (i) approved or recommended, or proposed to approve or recommend, any Qualified Alternative Transaction Proposal other than the Merger, (ii) failed to present and recommend the authorization of this Agreement and the Merger to the Shareholders, or withdrawn or modified, or proposed to withdraw or modify, in a manner adverse to Parent or Merger Sub, its recommendation of the Merger, this Agreement or the Transactions, (iii) entered, or caused the Company to enter, into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Qualified Alternative Transaction Proposal, (iv) taken any action prohibited (or failed to take any action required) by Section 6.7, or (v) resolved or announced its intention to do any of the foregoing; or

(i)           By the Company at or prior to the Special Meeting solely to the extent that each of the following conditions is satisfied in full:

(i)            after the date of this Agreement and prior to the Special Meeting the Company’s board of directors receives a bona fide Qualified Alternative Transaction Proposal from a Person that has not had viewed, or otherwise had access to the non-public information as a result of the Company violating Section 6.7 or the terms of that certain letter between Parent and the Company dated July 25, 2009;

(ii)            the Company or any director, officer, employee, Shareholder, Affiliate or agent of the Company or any attorney, investment banker or other Person acting on the Company’s behalf promptly (and in any event within 24 hours) notify Parent, orally and in writing, of such Qualified Alternative Transaction Proposal, and identify each Person making, and indicate in reasonable detail the terms and conditions of, such Qualified Alternative Transaction Proposal (“Notice of Alternative Proposal”);

(iii)           the Company’s Board of Directors determines in good faith, after consultation with and having considered the advice of its outside legal counsel and independent financial advisor, that such Qualified Alternative Transaction Proposal is a Superior Proposal and that the failure to take such action would constitute a breach of its fiduciary duties under applicable law;

Agreement and Plan of Merger

(iv)           the Company has (A) delivered to Parent two (2) days’ prior written notice advising Parent that the Company’s Board of Directors intends to withdraw its recommendation to the Shareholders and (B) offered to Parent the opportunity to make a superior offer before the expiration of the two (2) day period;

(v)           the Company keeps Parent fully informed, on a current basis, of the status and details of any such Qualified Alternative Transaction Proposal (including any amendments or modifications thereto); and

(vi)           none of the Company, or any director, officer, employee, Shareholder, Affiliate or agent of the Company or any attorney, investment banker or other Person acting on the Company’s behalf engage in any activity prohibited under Section 6.7 with respect to such Qualified Alternative Transaction Proposal.

During the two (2) business day period described in clause (B) of Section 5.1(i)(iv), the Company and the Company’s board of directors shall cooperate and negotiate in good faith exclusively with Parent to provide Parent with the opportunity to make a superior offer before the expiration of the two (2) day period.

A termination of this Agreement under any of the preceding clauses (b) through (h) will be effective immediately after the Party seeking termination gives to the other Party written notice of such termination.  Notwithstanding any term in this Section 5.1, a Party will not have the right to terminate this Agreement under Sections 5.1(b) through (f) if the failure to satisfy any condition to Closing or consummate the Transactions results in any material respect from the breach or anticipated breach by such Party of any of its representations, warranties, covenants or agreements herein or in any Ancillary Document or if such Party is otherwise in breach of this Agreement; provided that such Party may terminate this Agreement under Sections 5.1(b) through (f) if the satisfaction of any condition to Closing by such Party becomes impossible  to fulfill other than due to any intentional act or failure to act of such Party.

Section 5.2             Effect of Termination

(a)           Upon termination of this Agreement, this Agreement shall become null and void (other than the provisions of Section 5.2 and Section 9.10).  Termination of this Agreement pursuant to Section 5.1 will not be deemed to release any Party from any liability for breach of any term, covenant or representation hereof (nor a waiver of any right in connection therewith) and will be in addition to any other right or remedy a Party has under this Agreement or otherwise with respect to a breach of this Agreement.

(b)           If (i) the Company terminates this Agreement pursuant to Section 5.1(g), (ii) the Company terminates this Agreement pursuant to Section 5.1(i),  (iii) the Company’s Board of Directors withdraws its recommendation to the Shareholders or (iv) Parent terminates this Agreement under Section 5.1(h), the Company shall pay to Parent a termination fee equal to $1,500,000 by wire transfer of same day funds on the date of termination or withdrawal of such recommendation.  The payment required under this Section 5.2(b) is the sole and exclusive remedy for the Company’s termination of this Agreement pursuant to this Section 5.2(b).

(c)           Notwithstanding anything to the contrary in this Article 5, Parent may terminate this Agreement at any time in its sole discretion upon written notice to the Company and payment of a termination fee equal to $1,000,000 by wire transfer of same day funds on the date of termination.  The payment required under this Section 5.2(c) is the sole and exclusive remedy for Parent’s termination of this Agreement pursuant to this Section 5.2(c).

Agreement and Plan of Merger

(d)           The parties agree that the agreements contained in Sections 5.2(b) and 5.2(c) above are integral parts of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty.

Section 5.3             Return; Destruction of Confidential Information Following Termination.  In the event of termination of this Agreement by either the Company or Parent as provided in Section 5.1, each party, if so requested by the other party, shall, other than one copy thereof to be retained by outside counsel for such party, (i) return promptly all Confidential Information and any copies thereof which may have been made, and shall cause its Affiliates and others to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made, or (ii) destroy such documents and cause its Affiliates and such other Affiliates to destroy such documents, and so certify such destruction to the other party.

ARTICLE 6
COVENANTS

Section 6.1             Actions to Close Transactions.  Subject to the terms of this Agreement, each Party will use its commercially reasonable efforts to fulfill, and to cause to be satisfied, the conditions set forth in Article 7 (but with no obligation to waive any such condition) and to consummate and effect the Transactions, including to cooperate with and assist each other in all reasonable respects in connection with the foregoing.  Without limiting the generality of the foregoing, prior to the Closing:

(a)           the Company will give any required notices to, and make any required filings with, third parties, and to obtain any consent to the Transactions prior to Closing;

(b)           the Company will terminate the Company Plans;

(c)           the Company shall cause all amounts outstanding under the Loan and Security Agreement, by and between Comerica Bank and the Company, dated as of April 23, 2008, as amended from time to time (the “Credit Agreement”), to be repaid in full immediately prior to the Effective Time and to cause any and all Liens in respect of the Credit Agreement to be released prior to the Effective Time;

(d)           the Company shall terminate and cancel all Company Warrants and pay any amounts related thereto such that the Company and Parent shall have no further obligations under such Company Warrants; and

(e)           the Company and its Subsidiaries shall pay in full all Transaction Expenses prior to the Effective Time.

The Company shall deliver to Parent documentation reasonably satisfactory to Parent that the obligations under this Section 6.1 have been fulfilled.

Section 6.2             Pre-Closing Conduct of Business.  Except as expressly contemplated herein or as otherwise consented to in writing by Parent, from the date hereof through Closing, the Company will, and will cause each of its Subsidiaries to, conduct its business in its Ordinary Course of Business and not to do any of the following:

Agreement and Plan of Merger

(a)           (i) issue, sell, grant or otherwise allow to become outstanding or redeem or otherwise acquire or pledge or otherwise encumber any equity interest or other security in the Company or its Subsidiaries or right (including any option, warrant, put or call) to any such equity interest or other security (other than as is held on the date hereof by the Shareholders or the Company and disclosed on Schedule 3.5(b)); (ii) declare, set aside or pay any dividend on, or make any other distribution in respect of, any of its equity interests or other securities; (iii) split, combine or reclassify any of its equity interests or other securities or issue or authorize the issuance of any other security in respect of, in lieu of or in substitution for any of its equity interests or other securities or make any other change to its capital structure; or (iv) purchase, redeem or otherwise acquire any equity interest or any other security of the Company or its Subsidiaries or any right, warrant or option to acquire any such equity interest or other security;

(b)           (i) except for licensing of Software in its Ordinary Course of Business (which shall not include any license with expected revenue in excess of $50,000), make any purchase, sale, lease, license or other acquisition or disposition of any asset (including by merging or consolidating with, or by purchasing all or any substantial portion of the stock or assets of, another Person, business or division thereof); (ii) fail to preserve and maintain all of the Leased Real Property in substantially the same condition as existed on the date of this Agreement, ordinary wear and tear excepted; (iii) make any capital expenditure; (iv) disclose any confidential, proprietary or non-public information, except in the Ordinary Course of Business solely to the extent reasonably protected under a customary non-disclosure contract; or (v) adopt a plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

(c)           grant any Encumbrance (other than any Permitted Encumbrance) on any asset;

(d)           (i) become a guarantor with respect to any obligation of another Person; (ii) assume or otherwise become obligated for any obligation of another Person for borrowed money; or (iii) agree to maintain the financial condition of another Person;

(e)           (i) incur any indebtedness for borrowed money; (ii) make any loan, advance or capital contribution to, or investment in, any other Person; or (iii) make or pledge to make any charitable or other capital contribution;

(f)            (i) enter into any Material Contract, or amend or terminate in any respect that is adverse to the Company or its Subsidiaries any Material Contract to which the Company or its Subsidiaries is a party; (ii) waive, release or assign any right or claim under any such Material Contract or (iii) enter into or extend the term or scope of any contract or agreement that purports to restrict the Company from engaging in any line of business or in any geographic area;

(g)           (i) fail to prepare and timely file all Tax Returns relating to the Company and its Subsidiaries required to be filed by it before Closing or timely withhold and remit any employment Taxes applicable to the Company and its Subsidiaries; (ii) file any amended Tax Return; (iii) make or change any election with respect to Taxes; or (iv) settle or compromise any Tax Liability, enter into any Tax closing agreement, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment or take any other similar action relating to any Tax;

(h)           (i) adopt or change any accounting method or principle used by the Company and its Subsidiaries, except as may be required under GAAP; or (ii) change any annual accounting period;

(i)           fail to use reasonable best efforts to (i) keep intact the business organization of the Company and its Subsidiaries; (ii) keep available to the Company and its Subsidiaries their present officers and employees of the Company and its Subsidiaries; and (iii) preserve, and prevent any degradation in, the relationship of the Company and its Subsidiaries with all of its suppliers, customers and others having material business relations with the Company and its Subsidiaries;

Agreement and Plan of Merger

(j)            except for changes required by Applicable Law, (i) adopt, enter into, amend or terminate any bonus, profit-sharing, compensation, severance, termination, pension, retirement, deferred compensation or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any individual; (ii) enter into any new employment agreement, arrangement or relationship or amend any existing employment agreement, arrangement or relationship with any new or existing employee that has the legal effect of any relationship other than at-will employment; (iii) increase the compensation or any fringe benefit of any director, officer or employee or pay any benefit to any director, officer or employee, other than pursuant to the express terms of an existing plan or written agreement; (iv) grant any award to any director, officer or employee under any bonus, incentive, performance or other compensation plan or arrangement (including the removal of any existing restriction in any benefit plan or agreement or award made thereunder); or (v) except as required by any contract that exists on the date hereof and identified on Schedule 6.2(j), take any action to segregate any asset for, or in any other way secure, the payment of any compensation or benefit to any employee;

(k)           amend or change, or authorize any amendment or change to, the articles of incorporation, bylaws or other organizational documents of the Company and its Subsidiaries;

(l)            (i) pay, discharge, settle or satisfy any Liability (whether absolute, accrued, contingent or otherwise), except the payment, discharge, settlement or satisfaction of the Transaction Expenses or any such Liability in its Ordinary Course of Business; or (ii) otherwise waive, release, grant, assign, transfer, license or permit to lapse any right (including any right regarding any Intellectual Property), except in its Ordinary Course of Business;

(m)           fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by the Company and its Subsidiaries on the date hereof or fail to use reasonable best efforts to file any claim and attempt to collect any losses that may be collectible under any applicable insurance policy;

(n)           settle, release, or forgive any Legal Action or waive any material right relating thereto;

(o)           engage in any transaction with a director, officer, employee or Shareholder of the Company and its Subsidiaries;

(p)           enter into any collective bargaining agreement

(q)           take any action that would cause any of the representations or warranties of the Company set forth in this Agreement (i) that are qualified as to materiality or Material Adverse Effect to be untrue or (ii) that are not so qualified to be untrue in any material respect; or

(r)           enter into any contract or agreement to, or otherwise commit to, do any of the foregoing.

Section 6.3            Access to Information.

(a)           From the date hereof through Closing, the Company will cause Parent and Parent’s representatives (including counsel and accountants) to have full access at all reasonable times, and in a manner so as not to unreasonably interfere with the normal business operations of the Company and its Subsidiaries, to all properties, personnel, books, records, contracts and other documents of or pertaining to the Company and its Subsidiaries.

Agreement and Plan of Merger

(b)           Throughout the one (1) year period after Closing, subject to Parent’s reasonable confidentiality precautions, Parent will, during normal business hours and upon reasonable notice from the Shareholders’ Representative:

(i)           cause the Shareholders’ Representative to have reasonable access to the books and records (including financial and Tax records, Tax Returns, files, papers and related items) of the Company and its Subsidiaries, and to the personnel responsible for preparing and maintaining such books and records, in each case to the extent necessary to (A) defend or pursue any Legal Action; (B) defend or pursue indemnification matters hereunder; (C) prepare or file Tax Returns; or (D) address other Tax, accounting, financial or legal matters or respond to any investigation or other inquiry by or under the control of any Governmental Authority; and

(ii)           permit the Shareholders’ Representative to make copies of such books and records for the foregoing purposes, at the Shareholders’ Representative’s expense.

Section 6.4             Further Assurances.  In case at any time after Closing any further actions are reasonably necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further actions (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article 8).  From and after the Closing, Parent will be entitled to possession of all documents, books, records (including Tax records), agreements and financial data of any sort relating to the Company and its Subsidiaries.

Section 6.5             Indemnification of Company Directors and Officers.  All rights to indemnification existing in favor of those Persons who are or have at any time been directors and officers of the Company (the “Indemnified Persons”) for their acts and omissions occurring prior to the Effective Time, as provided in the Company’s bylaws and articles of incorporation as in effect as of the date of this Agreement, will continue and be observed by the Company to the fullest extent available under Washington law for a period of six (6) years from the Effective Time, regardless of subsequent changes to the Company’s bylaws and articles of incorporation upon or after the Effective Time.  Prior to the Effective Time, if the Company shall purchase a “tail” policy of directors’ and officers’ liability insurance covering a period of time after the Effective Time, Parent shall not, and shall not cause the Surviving Corporation to modify or cancel such policy in a manner adverse to the Indemnified Persons.  The provisions of this section are intended to be for the benefit of, and will be enforceable by, each of the Indemnified Persons and their heirs and representatives.

Section 6.6             Confidentiality; Publicity.

(a)           The letter, dated as of July 25, 2009, between Parent and the Company will remain in full force and effect until the Effective Time (the “Confidentiality Agreement”).

(b)           No Party may issue any press release or make any public announcement relating to the subject matter hereof without the prior written approval of the other Party but a Party may make any public disclosure it believes in good faith is required by Applicable Law or obligations pursuant to any agreement with any national securities exchange or automated quotation system, in which case the Party proposing to issue such press release or make such public announcement will use its commercially reasonable efforts to consult in good faith with the other Party before issuing any such press release or making any such public announcement.  Notwithstanding the foregoing, the Company may provide its Shareholders with a copy of this Agreement after Parent publicly files a copy of this Agreement with the Securities and Exchange Commission.

Agreement and Plan of Merger

Section 6.7             Non-Solicitation.

(a)           Subject to Section 5.1(i), the Company will cease to, and shall direct its directors, officers, employees, Shareholders, Affiliates or agents to cease to, and will not, and will not authorize, encourage or knowingly permit any director, officer, employee, Shareholder, Affiliate or agent of the Company or any attorney, investment banker or other Person on the Company’s behalf to, directly or indirectly:  (a) solicit, initiate, encourage or knowingly induce the making, submission or announcement of any offer or proposal from any Person concerning any Alternative Transaction; (b) negotiate or participate in any discussion regarding any inquiry, offer or proposal received from any party concerning any Alternative Transaction (other than to respond to such inquiry, offer or proposal by indicating that the Company is not interested in any Alternative Transaction); (c) furnish any information regarding the Company to any Person (other than Parent) in connection with or in response to any inquiry, offer or proposal for or regarding any Alternative Transaction (other than to respond to such inquiry, offer or proposal by indicating that the Company is not interested in any Alternative Transaction); (d) participate in any discussions or negotiations with any Person (other than Parent) with respect to any Alternative Transaction (other than to respond to such inquiry, offer or proposal by indicating that the Company is not interested in any Alternative Transaction); (e) cooperate with, knowingly facilitate or encourage any effort or attempt by any Person (other than Parent) to effect any Alternative Transaction; or (f) execute, enter into or become bound by any letter of intent, agreement, commitment or understanding between the Company and any Person (other than Parent) that is related to, provides for or concerns any Alternative Transaction.  The Company will promptly notify Parent orally and in writing of any written inquiries or proposals received by the Company or its directors or officers, or, to its knowledge, employees, Shareholders, affiliates or agents regarding any Alternative Transaction and will identify the party making the inquiry or proposal and the material nature and terms of any inquiry or proposal.  Any violation of the restrictions set forth in this Section 6.7 by any director, officer or employee of the Company or any attorney, investment banker or other director or representative of the Company will be deemed a breach of this Section 6.7 by the Company.  As used herein, the term “Alternative Transaction” means any commitment, agreement or transaction involving or providing for the possible disposition of all or any substantial portion of the Company’s business, assets or capital stock, whether by way of merger, consolidation, sale of assets, sale of stock, stock exchange, tender offer or any other form of business combination.

(b)           Subject to Section 5.1(i), neither the Board of Directors of the Company nor any committee thereof shall (i)(A) withdraw or modify, propose publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors described in Section 3.1(c) hereof or (B) approve or recommend, or propose to approve or recommend, any Alternative Transaction or (ii) cause or authorize the Company to enter into any contract or agreement with respect to an Alternative Transaction.

Section 6.8             Shareholder Meeting.

(a)           Promptly (and in any event within five (5) Business Days) after the date of this Agreement, the Company and Parent will prepare and mail a joint information statement to the Shareholders in accordance with the WBCA and other Applicable Law and this Section 6.8, which will contain the recommendation of the Board of Directors that the Shareholders vote in favor of the approval and adoption of this Agreement, the plan of merger set forth in this Agreement and the Transactions at a special meeting of the Shareholders (the “Special Meeting”) called for such purpose and such other items as may be required by the WBCA.  The Company shall ensure that, with respect to information regarding the Company or its Subsidiaries, the information statement will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein, when taken as a whole, not misleading to the Shareholders in light of the circumstances under which they are made.  The Company shall ensure that the information statement shall contain all information that is required to be given to such Shareholders pursuant to Applicable Law in connection with the Merger and the Transaction (including dissenters’ rights).  Parent shall ensure that, with respect to the information regarding Parent, the information statement will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein, when taken as a whole, not misleading to the Shareholders in light of the circumstances under which they are made.  Parent will be provided a reasonable opportunity to review and comment on the information statement and all mailings to the Shareholders in connection with this Agreement or the Merger, and Parent shall have a right to approve, such approval not to be unreasonably withheld, in advance the information statement and all other communications to Shareholders with respect to the Merger and the Transactions.  Parent will promptly provide any information or responses to comments or other assistance reasonably requested by the Company in connection with the foregoing.

Agreement and Plan of Merger

(b)           The Company will, as soon as practicable (and in any event within four (4) business days) following the date of this Agreement and in accordance with the WBCA and the Company’s articles of incorporation and bylaws, (i) establish a record date for, duly call and give notice of the Special Meeting for the purposes of obtaining the required Shareholder approvals to complete the Transactions, and (ii) convene and hold (without adjournment) such Special Meeting within twenty-five (25) days after notice of the Special Meeting is delivered to the Shareholders.

(c)           If prior to the Effective Time, any event occurs with respect to the Company, or any change occurs with respect to the information supplied by the Company for inclusion in the information statement, which is required by Law to be described in an amendment of, or a supplement to, the information statement, the Company shall promptly notify Parent of such event or change, and the Company and Parent shall cooperate in the prompt preparation of an amendment or supplement to the information statements and, as required by Law, to disseminate the information contained in such amendment or supplement to Shareholders.  If prior to the Effective Time, any event occurs with respect to Parent, or any change occurs with respect to the information supplied by Parent for inclusion in the information statement, which is required by Law to be described in an amendment of, or a supplement to, the information statement, Parent shall promptly notify the Company of such event or change, and the Company and Parent shall cooperate in the prompt preparation of an amendment or supplement to the information statements and, as required by Law, to disseminate the information contained in such amendment or supplement to Shareholders.

Section 6.9             Tax Matters.  The following provisions will govern the allocation of responsibility as between the Company and the Shareholders for certain Tax matters following the Closing Date:

(a)           Cooperation.  Parent, the Company and its Subsidiaries and the Shareholders shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and its Subsidiaries and the Shareholders agree (A) to retain all books and records with respect to Tax matters pertinent to the Company and its Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Parent or the Shareholders, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, the Company and its Subsidiaries or the Shareholders, as the case may be, shall allow the other Party to take possession of such books and records.

Agreement and Plan of Merger

(b)           Certificates.  Parent, the Company and its Subsidiaries and the Shareholders further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

(c)           Code Sections 6043 and 6043A.  Parent , the Company and its Subsidiaries and the Shareholders further agree, upon request, to provide the other Party with all information that any Party may be required to report pursuant to Code §6043, or Code §6043A, or Treasury Regulations promulgated thereunder.

(d)           Audits.  If any taxing authority informs Parent, the Company or any of its Subsidiaries of any notice of proposed audit, claim, assessment or other dispute concerning an amount of Taxes with respect to which the Shareholders may incur liability hereunder, Parent shall promptly notify the Shareholders’ Representative of such matter.  Such notice shall contain factual information (to the extent known) describing any asserted Tax liability in reasonable detail and shall be accompanied by copies of any notice or other documents received from any taxing authority with respect to such matter.  If Parent, the Company or any of its Subsidiaries has knowledge of an asserted Tax liability with respect to a matter for which it is to be indemnified hereunder and such Party fails to provide the Shareholders’ Representative with prompt notice of such asserted Tax liability, then (A) if the Shareholders are precluded from contesting the asserted Tax liability in any forum as a result of the failure to give prompt notice, the Shareholders shall have no obligation to indemnify the indemnified Party for Taxes arising out of such asserted Tax liability, and (B) if the Shareholders are not precluded from contesting the asserted Tax liability in any forum, but such failure to provide prompt notice results in a monetary detriment to the Shareholders, then any amount which the Shareholders are otherwise required to pay the indemnified Party pursuant to this Agreement shall be reduced by the amount of such detriment.

(e)            Control Rights.  In the event of any audit, dispute, administrative, judicial or other proceeding related to Taxes with respect to which the Shareholders may incur liability hereunder, the Shareholders’ Representative on behalf of the Shareholders shall be entitled to fully participate in such proceedings.  For purposes of this paragraph, the term “participation” shall include (i) participation in conferences, meetings or proceedings with any taxing authority, the subject matter of which includes an item for which the Shareholders may have liability hereunder, (ii) participation in appearances before any court or tribunal, the subject matter of which includes an item for which the Shareholders may have liability hereunder, and (iii) with respect to the matters described in the preceding clauses (i) and (ii), participation in the submission and determination of the content of the documentation, protests, memorandum of fact and law, briefs, and the conduct of oral arguments and presentations.

(f)            Consent to Settlement.  None of Parent, the Company or any of its Subsidiaries shall agree to settle any Tax liability or compromise any claim with respect to Taxes, which settlement or compromise could affect the liability of the Shareholders for Taxes hereunder, without the consent of the Shareholders’ Representative (which consent shall not be unreasonably withheld or delayed).

(g)           Expenses.  Parent, the Company and its Subsidiaries and the Shareholders shall bear their own expenses incurred in connection with audits and other administrative judicial proceedings relating to Taxes.

Agreement and Plan of Merger

(h)           Transfer Taxes.  Notwithstanding anything to the contrary in this Agreement, Parent, on the one hand, and the Shareholders, on the other hand, will equally share any liability for and any refund of any sales, use, documentary, transfer, stamp, registration and other similar Taxes (“Transfer Taxes”) imposed as a result of the Transactions.

Section 6.10            Notice of Developments.  The Company will give prompt written notice to Parent of (i) any development causing or constituting a breach of any of the Company’s representations and warranties in this Agreement had such representation or warranty been made on the date of such development or the date of its discovery, (ii) any notice or other communication received by the Company from any Governmental Authority in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, (iii) any actions, suits, claims, investigations or proceedings commenced or, to the Company’s Knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries that relate to the Transactions, (iv) the occurrence or non-occurrence of any fact or event which could reasonably be expected to cause any covenant, condition or agreement hereunder not to be complied with or satisfied or result in a Material Adverse Effect of the Company.  Parent will give prompt written notice to the Shareholders’ Representative of any development causing or constituting a breach of any of Parent’s representations and warranties had any such representation or warranty been made on the date of such development or the date of its discovery.  No disclosure by any Party pursuant to this Section 6.10 will be deemed to amend or supplement any Schedule or to prevent or cure any misrepresentation or breach of any representation, warranty, covenant or agreement.

Section 6.11           Shareholders’ Representative.

(a)           Without any further act of any Shareholder, the Shareholders’ Representative or any successor to such individual appointed pursuant to this Section is hereby irrevocably appointed as agent and true and lawful attorney-in-fact for each Shareholder with full power of substitution or resubstitution, solely for the purposes set forth herein, such appointment being coupled with an interest and irrevocable.  The Shareholders’ Representative will act as the representative of each Shareholder, and is authorized to act on behalf of each Shareholder pursuant to this Agreement or the Escrow Agreement or in connection with any transaction contemplated herein or therein, including:

(i)            to give and receive communications and notices, to execute, acknowledge, deliver, record and file all ancillary agreements, certificates and documents that the Shareholders’ Representative deems necessary or appropriate in connection with the consummation of the Transactions or related thereto;

(ii)           to negotiate, agree to, and enter into settlements and compromises with respect to all matters herein or related thereto;

(iii)           to waive any breach, right, failure, default or condition precedent under the Agreement;

(iv)           to receive service of process in connection with any claims under this Agreement or any related document or instrument;

(v)           to perform the obligations and exercise the rights of all Shareholders under this Section 6.11, as well as any other obligations or rights expressly allocated to the Shareholders’ Representative under this Agreement and any related document or instrument, including the settlement of claims and disputes with the Parent or its Affiliates;

Agreement and Plan of Merger

(vi)           to instruct the Escrow Agent, upon the terms of the Escrow Agreement, to distribute any Escrow Shares to any indemnified party in respect of Losses for which such indemnified party is believed by the Shareholders’ Representative to be entitled to indemnification under this Agreement, to distribute any Escrow Shares to Parent pursuant to Section 1.5, and to release any Escrow Shares to the Shareholders pursuant to the terms of the Escrow Agreement;

(vii)         to accept service of process on behalf of the Shareholders.

(viii)         to take all actions necessary or appropriate in the judgment of the Shareholders’ Representative to accomplish the foregoing.

Each Shareholder will be bound by all actions taken by the Shareholders’ Representative in its capacity thereas.  The Shareholders’ Representative will, in a reasonably prompt manner, provide written notice to each Shareholder of any action taken by the Shareholders’ Representative pursuant to the authority delegated to the Shareholders’ Representative under this Section.  The Shareholders’ Representative will at all times act in its capacity as Shareholders’ Representative in a manner that the Shareholders’ Representative believes to be in the best interest of the Shareholders taken as a whole.  Neither the Shareholders’ Representative nor any of its agents or employees will be liable to any Person for any error of judgment, or any action taken, suffered or omitted to be taken, under this Agreement, except in the case of bad faith or willful misconduct.  The Shareholders’ Representative may consult with legal counsel, independent public accountants and other experts selected by it and will not be liable for any action taken or omitted to be taken in good faith by the Shareholders’ Representative in accordance with the advice of such counsel, accountants or experts.  As to any matters not expressly provided for in this Agreement, the Shareholders’ Representative will not be required to exercise any discretion or take any action.  Each Shareholder will indemnify and hold harmless and reimburse the Shareholders’ Representative from and against such Shareholder’s Pro Rata Share of any and all Liabilities, losses, damages, claims, costs, or expenses suffered or incurred by the Shareholders’ Representative arising out of or resulting from any action taken or omitted to be taken by the Shareholders’ Representative under this Agreement, other than such Liabilities, losses, damages, claims, costs or expenses arising out of or resulting from the Shareholders’ Representative’s bad faith or willful misconduct.  In all matters relating to this Section, the Shareholders’ Representative will be the only party entitled to assert the rights of the Company or, post-Closing, the Shareholders.  Parent will be entitled to rely on all statements, actions, representations and decisions of the Shareholders’ Representative as being the binding acts of all Shareholders or any of them, notwithstanding any communication from any Shareholder to the contrary (other than communication regarding termination or replacement of the Shareholders’ Representative pursuant to this Section).  Except for a notice regarding the change of the Shareholders’ Representative or with respect to dissenters’ rights, Parent and the Surviving Company shall be entitled to disregard any notices or communications given or made by any Shareholder unless given or made through the Shareholders’ Representative.

(b)           The Shareholders’ Representative may resign upon thirty (30) days’ prior written notice to the Shareholders.  The Shareholders’ Representative may be changed or replaced by vote of a majority of the Shareholders (computed on the basis of their respective interests in the Consideration, assuming that all of the Contingent Consideration is paid to the Shareholders) upon written notice to the Shareholders’ Representative.  Any vacancy in the position of the Shareholders’ Representative may be filled by approval of the holders of a majority in interest of the Contingent Consideration.  No bond will be required of the Shareholders’ Representative.  Notices or communications to or from the Shareholders’ Representative will constitute notice to or from each Shareholder.

(c)           The Shareholders’ Representative will have no power or authority to bind Parent, and Parent will not have any Liability to any Person for any act or omission by the Shareholders’ Representative.  The Surviving Company is hereby relieved from any liability to any Person for any acts done in accordance with such decision, act, consent or instruction of the Shareholders’ Representative.

Agreement and Plan of Merger

(d)           Notwithstanding any term herein, Parent’s obligation with respect to any payment to or for the benefit of any Shareholder under this Agreement is to make such payment as the Shareholders’ Representative directs.  If such payment is properly made, then Parent will have no other responsibility or Liability with respect thereto and Parent will be entitled to rely conclusively and without independent verification on the payment directions provided by the Shareholders’ Representative.

Section 6.12           INTENTIONALLY OMITTED

Section 6.13           Registration Statement.

(a)           In accordance with its obligations under the Shareholders Agreement, Parent shall prepare and file with the SEC the S-3 in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the Shareholders pursuant to the Merger and as required under the Shareholders Agreement.  Parent shall use its commercially reasonable efforts to cause the S-3 to become effective as promptly as practicable and, prior to the effective date of the S-3, Parent shall use its commercially reasonable efforts to take all or any action required under any applicable federal or state securities Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Each of the Company and holders of Preferred Stock shall furnish all information concerning itself as Parent may reasonably request in connection with such actions and the preparation of the S-3. Each of the Company and the holders of Preferred Stock shall promptly correct any information provided by it for use in the S-3 if and to the extent that such information shall have become false or misleading in any material respect, and Parent shall take all commercially reasonable steps necessary to amend or supplement the S-3 and to cause the S- 3 as so amended or supplemented to be filed with the SEC and the S-3 as so amended or supplemented to be disseminated to the Company’s shareholders, in each case as and to the extent required by applicable federal securities laws.  Parent shall provide the Shareholders’ Representative and its counsel with a copy or summary of any comments related to the Shareholders’ Representative Parent or its counsel may receive from the SEC or its staff with respect to the S-3 promptly after receipt of such comments.

(b)            Parent shall give the holders of Preferred Stock and their counsel a reasonable opportunity to review and comment on any amendment or supplement to the S-3 prior to filing any amendment or supplement with the SEC, and reasonable and good faith consideration shall be given to any comments made by the other party and its counsel. Parent shall (i) promptly provide holders of Preferred Stock and their counsel with any comments or other communications, whether written or oral, that it or its counsel may receive from time to time from the SEC or its staff with respect to the S-3 promptly after receipt of those comments or other communications and (ii) provide the other party with a reasonable opportunity to participate in the response to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating in any discussions or meetings with the SEC. Parent shall not make any amendment or supplement to the description of the “selling stockholders” described in the S-3 without the approval of the holders of Preferred Stock (such approval not to be unreasonably withheld or delayed).  Parent will advise the other, promptly after it receives notice thereof, of the time at which the S-3 has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the shares of Parent Common Stock issuable pursuant to the Merger for offering or sale in any jurisdiction.

Section 6.14           Nasdaq Listing.  Parent shall use its commercially reasonable efforts to cause the shares of Parent Common Stock to be issued pursuant to this Agreement to be approved for listing on the Nasdaq Global Market as promptly as practicable following the effectiveness of the S-3.

Agreement and Plan of Merger

Section 6.15           Financial Statements.  (a)  As soon as practicable after the date of this Agreement and in any case prior to the Closing Date, the Company shall provide Parent with copies of quarterly financial statements for the second quarter of the Company’s 2008 fiscal year and for the first and second quarter of the Company’s 2009 fiscal year, in each case accompanied by an auditor attestation report of the Company’s independent auditor attesting to such financial statements.

(b)            As soon as practicable after the date of this Agreement and in any case no later than September 15, 2009, the Company shall provide Parent with copies of quarterly financial statements for the third quarter of the Company’s 2008 fiscal year accompanied by an auditor attestation report of the Company’s independent auditor attesting to such financial statements.

Section 6.16           Conduct of Parent Pending the Merger.  Parent covenants and agrees that, between the date of this Agreement and the Effective Time, except as otherwise contemplated by this Agreement, as set forth in Parent Schedule of Exceptions or as required by Law, Parent shall not, without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed):

(a)            declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(b)            adjust, recapitalize, reclassify, combine, split, or subdivide any shares of capital stock of Parent.

Section 6.17           Investment Representations.  In connection with the issuance of the Consideration to the Accredited Shareholders, each of the Accredited Shareholders shall agree to represent and warrant to Parent on or prior to the Closing as follows:

(a)           The Accredited Shareholder is receiving the Parent Common Stock for the Accredited Shareholder’s own account for investment only, and not for resale or with a view to the distribution thereof;

(b)           The Accredited Shareholder has had such an opportunity as the Accredited Shareholder has deemed adequate to obtain from Parent such information as is necessary to permit the Accredited Shareholder to evaluate the merits and risks of the Accredited Shareholder’s investment in Parent and has consulted with the Accredited Shareholder’s own advisers with respect to the Accredited Shareholder’s investment in Parent;

(c)           The Accredited Shareholder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Parent Common Stock and to make an informed investment decision with respect to such purchase;

(d)           The Accredited Shareholder can afford a complete loss of the value of the Consideration and is able to bear the economic risk of holding the Parent Common Stock;

(e)           The Accredited Shareholder understands that the Parent Common Stock to be issued pursuant to this Agreement is not registered under the Securities Act of 1933, as amended, or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof); and

Agreement and Plan of Merger

(f)           The certificates representing the Parent Common Stock to be issued pursuant to this Agreement shall bear the following restrictive legends reflecting the foregoing:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAW OF ANY STATE.  THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM REGISTRATION.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A SHAREHOLDERS AGREEMENT DATED AS OF [•], 2009 AS AMENDED FROM TIME TO TIME, INCLUDING THEREIN CERTAIN RESTRICTIONS ON TRANSFER.  A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE CORPORATION AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

Section 6.18           Release.

(a)           Effective as of the Closing Date, each of the Shareholders on his own behalf and on behalf of his past, present or future affiliates, agents, attorneys, heirs, beneficiaries, representatives, successors and assigns (collectively, the “Releasing Parties”), hereby absolutely, unconditionally and irrevocably RELEASES and FOREVER DISCHARGES the Company and Parent and each of their respective past, present or future parent entities, divisions, affiliates, subsidiaries, shareholders, members, partners, limited partners, and their respective present and former directors, managing directors, officers, control persons, shareholders, employees, agents, attorneys, administrators, representatives, successors and assigns (collectively, the “Released Parties”) from any and all claims, actions, causes of action, suits, debts, liabilities, obligations, sums of money, accounts, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims and demands, whether known or unknown, suspected or unsuspected, absolute or contingent, direct or indirect or nominally or beneficially possessed or claimed by any of the Releasing Parties, whether the same be at law, in equity or mixed, which such Releasing Party ever had or now has, or hereafter can, shall or may have against the Released Parties, in respect of or arising from any claims that arise as a result of the Releasing Parties (or its affiliates) being a holder of Company Stock, director, officer or employee of the Company (collectively the “Released Claims”); provided, however, that the Released Parties shall not be released from any of their obligations or liabilities to the Releasing Parties (and none of such obligations and liabilities shall be Released Claims) arising under (i) this Agreement or any other agreement delivered in connection herewith, (ii) rights to reimbursement for claims incurred prior to the date hereof under any Benefit Plan, (iii) any base salary and normal perquisites accrued since the last payroll date of the Company; (iv) claims for any “retention bonus” or similar payment or benefit payable or otherwise provided as a result of the Transactions; (v) claims for defense and/or indemnification by the Company pursuant to the articles of incorporation or bylaws of the Company or any of its Subsidiaries or under the statutes of the states of incorporation of the Company or its Subsidiaries for claims against the Shareholders or any of them arising from their positions as directors, officers or managers of the Company or its Subsidiaries.

(b)           Each of the Releasing Parties hereby expressly waives any rights such Releasing Party may have under the statutes of any jurisdiction or common law principles of similar effect, to preserve Released Claims which such Releasing Party does not know or suspect to exist in such Releasing Party’s favor at the time of executing this Agreement.  Each of the Releasing Parties understands and acknowledges that it may discover facts different from, or in addition to, those which it knows or believes to be true with respect to the claims released herein, and agrees that the terms of this release shall be and remain effective in all respects notwithstanding any subsequent discovery of different and/or additional facts.  Should any Releasing Party discover that any fact relied upon in entering into this release was untrue, or that any fact was concealed, or that an understanding of the facts of law was incorrect, no Releasing Party shall be entitled to any relief as a result thereof, and the Releasing Parties surrender any rights they might have to rescind this release on any ground.  This release is intended to be and is final and binding regardless of any claim of misrepresentation, promise made with the intention of performing, concealment of fact, mistake of law, or any other circumstances whatsoever.  Each of the Releasing Parties hereby irrevocably covenants to refrain from asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Released Party based upon any Released Claim.

Agreement and Plan of Merger

(c)           If any of the Releasing Parties (or an affiliate thereof) brings any claim, suit, action or manner of action against the Released Parties (or any of them) in administrative proceedings, in arbitration or admiralty, at law, in equity, or mixed, with respect to any Released Claim, then such Releasing Party shall indemnify the Released Parties (or any of them) in the amount or value of any final judgment or settlement (monetary or other) and any related cost (including, without limitation, reasonable legal fees) entered against, paid or incurred by the Released Parties (or any of them).  Each Releasing Party represents and warrants to the Released Parties that there has been no assignment or other transfer of any interest in his or her Released Claims.

ARTICLE 7
CLOSING CONDITIONS

Section 7.1             Conditions to Each Party’s Obligation to Close.  The respective obligations of each Party to effect the closing of the Transactions is subject to the satisfaction or waiver (to the extent permissible under Applicable Law), at or prior to the Closing, of the following conditions:

(a)           No Legal Actions or Legal Restrictions.  There must not be any Applicable Law that restrains, prohibits, enjoins or otherwise inhibits (whether temporarily, preliminarily or permanently) consummation of any Transactions that has been enacted, issued, promulgated, enforced or entered.  There must not be any pending Legal Action or Legal Restrictions by any Governmental Authority that seeks to restrain, prohibit, enjoin or otherwise inhibit (whether temporarily, preliminarily or permanently) the Transactions.

Section 7.2             Conditions to Obligation of Parent to Close.  The obligation of Parent to effect the closing of the Transactions is subject to the satisfaction at or before Closing of all of the following conditions, any one or more of which may be waived by Parent, in Parent’s sole discretion:

(a)           Accuracy of Representations and Warranties.  Each representation and warranty in Article 3 must have been true and correct in all material respects (without giving effect to any qualification or limitation as to “materiality” or “Material Adverse Effect” set forth therein) as of the date of this Agreement and must be true and correct in all material respects (without giving effect to any qualification or limitation as to “materiality” or “Material Adverse Effect” set forth therein) as of the Closing Date as if made on the Closing Date (or, in each case, if any such representation and warranty is expressly stated to have been made as of a specific date, then, for such representation and warranty, as of such specific date); provided, however, that each representation and warranty in Sections 3.1, 3.3, and 3.5 must have been and must be true and correct in all respects on and as if made on both of such dates.

(b)           Observance and Performance.  The Company must have performed, and complied with, in all material respects all covenants and agreements required by this Agreement to be performed, and complied with, by the Company on or before the Closing Date.

Agreement and Plan of Merger

(c)           Required Consents.  The Company must have obtained and delivered to Parent each consent set forth on Schedule 7.2(c), each dated on or before the Closing Date and in a form reasonably satisfactory to Parent.

(d)           No Material Adverse Effect.  Since the date of this Agreement, there must not have been any Material Adverse Effect on the Company.

(e)           Delivery of Other Items.  The Company must have delivered (or caused to be delivered) to Parent each of the other items contemplated to be so delivered by this Agreement, including each item listed in Section 2.3.

(f)            Dissenters’ Rights.  The period of time within which any Shareholder could exercise dissenters’ rights under the WBCA will have expired, and dissenter’s rights under the WBCA will have been exercised with respect to (i) no more than ten percent (10%) of the outstanding shares of Company Stock, calculated on an as converted to common stock basis.

(g)           Accredited Investors.  Parent shall have received from each Accredited Shareholder an executed Accredited Investor Questionnaire in the form attached as Exhibit C hereto, which was effective as of the date of execution and reaffirmed by each Accredited Shareholder at the Effective Time.

(h)           Company Shareholder Approval.  The approval of the Company’s Shareholders with respect to the Transactions shall have been obtained.

(i)            No Action.  There must not have been commenced against any Party any Legal Action or Legal Restriction that reasonably could (x) result in material damages or other relief in connection with the Transactions or adversely affect Parent’s ownership of the shares of Company Stock or operation of the business of the Company and its Subsidiaries or (ii) prevent, delay, make illegal or otherwise interfere with the Transactions.

Section 7.3             Conditions to Obligation of the Company to Close.  The obligation of the Company to effect the closing of the Transactions is subject to the satisfaction at or before Closing of all of the following conditions, any one or more of which may be waived by the Company, in the Company’s sole discretion:

(a)           Accuracy of Representations and Warranties.  Each representation and warranty in Article 4 must have been true and correct in all material respects as of the date of this Agreement and must be true and correct in all material respects as of the Closing Date as if made on the Closing Date (or, in each case, if any such representation and warranty is expressly stated to have been made as of a specific date, then, for such representation and warranty, as of such specific date).

(b)           Observance and Performance.  Parent must have performed, and complied with, in all material respects all covenants and agreements required by this Agreement to be performed, and complied with, by Parent on or before the Closing Date.

(c)           Delivery of Other Items.  Parent must have delivered (or caused to be delivered) to the Company each of the other items contemplated to be so delivered by this Agreement, including each item listed in Section 2.4.

(d)           No Material Adverse Effect.  Since the date of this Agreement, there must not have been any Parent Material Adverse Effect.

Agreement and Plan of Merger

ARTICLE 8
INDEMNIFICATION

Section 8.1             Indemnification by the Shareholders.  Subject to the other terms of this Article 8, the holders of Company Preferred Stock will, severally, and not jointly, indemnify, defend and hold harmless Parent from and against any and all Losses incurred by Parent or any of Parent’s Affiliates (including the Company and its Subsidiaries following the Closing) or any of Parent’s or such Affiliate’s shareholders, officers, directors, partners, managers, employees, agents, representatives, successors and assignees (collectively with Parent, “Parent Indemnitees”), in each case to the extent directly or indirectly related to or arising out of any:

(a)           breach or failure of any representation or warranty made by the Company herein or in any certificate delivered by or on behalf of the Company pursuant to this Agreement to be true and correct as of the date made and as of the Closing Date;

(b)           breach or nonperformance of any covenant or agreement of or to be performed by the Company pursuant hereto;

(c)           payments made with respect to any Dissenting Shares or any Losses incurred from or in connection with a Shareholder’s attempt to exercise dissenters’ rights;

(d)           payments made by the Surviving Corporation with respect Pacific Tools Inc. v. Confirma, Inc., Case No. 09-2-04135-1 SEA; or

(e)           Legal Action incident to any of the foregoing.

Section 8.2             Indemnification by Parent.  Subject to the other terms of this Article 8, Parent will indemnify, defend and hold harmless the Shareholders from and against any and all Losses incurred or otherwise received or sustained by the Shareholders, in each case to the extent directly or indirectly related to or arising out of any:

(a)           breach of any representation or warranty made by Parent herein;

(b)           breach or nonperformance of any covenant or agreement of or to be performed by Parent pursuant hereto; or

(c)           Legal Action incident to any of the foregoing.

For all purposes of this Article 8, the Shareholders’ Representative will act on behalf of the Shareholders in their capacity as indemnified parties or indemnifying parties.  No Shareholder can seek indemnification hereunder except through the Shareholders’ Representative.

Section 8.3             Certain Limitations.

(a)           Shareholders’ Deductible.  Except with regard to any breach of the representations or warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5 and 3.13, or fraudulently made or otherwise made with the intent to deceive or otherwise intentionally mislead, in each case as to which no deductible will apply, the Shareholders will not have any obligation under Section 8.1(a), in the aggregate, unless and until the aggregate amount of Losses for which the Shareholders would otherwise be obligated thereunder exceeds $100,000 (the “Deductible”), and then only in the amount of such excess.

Agreement and Plan of Merger

(b)           Shareholders’ Cap.  The obligations of the holders of Company Preferred Stock under Section 8.1, in the aggregate, will not exceed the Escrow Shares (the “Cap”), except with regard to any representation, warranty, covenant or agreement fraudulently made or otherwise made with the intent to deceive or otherwise intentionally mislead, as to which the Shareholders’ obligations under Section 8.1 will not be subject to the Cap.

(c)           Parent’s Deductible.  Except with regard to any breach of the representations or warranties set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6 or fraudulently made or otherwise made with the intent to deceive or otherwise intentionally mislead, in each case as to which no deductible will apply, Parent will not have any obligation under Section 8.2(a), unless and until the aggregate amount of Losses for which Parent would otherwise be obligated thereunder exceeds the Deductible, and then only in the amount of such excess.

(d)           Parent’s Cap.  Parent’s obligations under Section 8.2 will not exceed an amount equal to $2,250,000, except with regard to any representation, warranty, covenant or agreement fraudulently made or otherwise made with the intent to deceive or otherwise intentionally mislead, as to which Parent’s obligations under Section 8.2 will not be subject to this limitation.

(e)           Materiality Qualifiers.  For purposes of this Article 8, when calculating the amount of the Losses hereunder with respect to a breach of a representation or warranty hereunder, any materiality qualifier set forth in such representation and warranty, except with respect to the first sentence of Section 3.10, will be disregarded.

(f)            No Liability to Common Shareholders. In no event shall the Common Shareholders of the Company be subject to any liability under this Agreement.

(g)           Limitation on Shareholder Liability.  Parent Indemnitees must first exhaust the Escrow Shares before seeking recovery from an indemnifying party.  Parent shall have full recourse to the Escrow Shares to satisfy any Losses payable to Parent under Section  8.1. In no event will the liability of any holder of Company Preferred Stock for indemnification under this Agreement exceed the amount of consideration received by such holder of Company Preferred Stock in connection with the transactions contemplated by this Agreement.  In addition, the liability of any holder of Company Preferred Stock for a claim for indemnification under this Agreement will not exceed the greater of (i) such holder's Pro Rata Share of such claim or (ii) such holder's Escrow Contribution of such claim.  “Pro Rata Share” means such holder’s proportionate share of the aggregate consideration received by all holders of Company Preferred Stock pursuant to this Agreement.  “Escrow Contribution” means such holder's proportionate interest in the Escrow Shares.

(h)           No Shareholder shall be entitled to make any claim for indemnification or contribution against the Surviving Company, Parent or any of its Affiliates by reason of the fact that such was a controlling Person, director, officer, manager, employee, agent or other representative of the Company (whether such claim is pursuant to any statute, charter, bylaw, contractual obligation or otherwise) with respect to any matter relating to or arising out of a matter which is subject to the provisions of Section 8.1.

(i)           Nothing contained herein shall impair the ability of Parent or its affiliates to assert a claim against a Shareholder arising from a letter of transmittal or any accredited investor questionnaire delivered by a Shareholder in connection with the Transactions.

(j)           For purposes of any claims brought by the Parent Indemnitees under this Article 8, the Escrow Shares shall be valued based upon the Final Weighted Average of such Escrow Shares, without regard to the market value or trading price of the Parent Common Stock at the time such claim under this Article 8 is satisfied by the delivery of Escrow Shares to the Parent Indemnitees.

Agreement and Plan of Merger

Section 8.4            Survival.

(a)           Representations and Warranties.

(i)           Each representation and warranty contained herein and the indemnification obligations of the Shareholders set forth in Section 8.1(a) will survive the execution and delivery of this Agreement and will remain in full force and effect for a period of twelve (12) months after the Closing Date (the “Survival Period”) and a claim for indemnification for a breach of any such representation or warranty will only be made within the Survival Period, except that the representations or warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5 and 3.13 and any representation or warranty fraudulently made or otherwise made with the intent to deceive or otherwise intentionally mislead will survive the execution and delivery of this Agreement and will remain in full force and effect until all Liability hereunder relating thereto is barred by all applicable statutes of limitation.

(ii)           Each representation and warranty contained herein and the indemnification obligations of Parent set forth in Section 8.2(a) will survive the execution and delivery of this Agreement and will remain in full force and effect for the Survival Period and a claim for indemnification for a breach of any such representation or warranty will only be made within the Survival Period, except that the representations or warranties set forth in Sections 4.1, 4.2, 4.4 and 4.5 and any representation or warranty fraudulently made or otherwise made with the intent to deceive or otherwise intentionally mislead will survive the execution and delivery of this Agreement and will remain in full force and effect until all Liability hereunder relating thereto is barred by all applicable statutes of limitation.

(b)           Survival Until Final Determination.  For each claim for indemnification under this Agreement regarding a breach of a representation or warranty that is made prior to expiration of such representation or warranty, such claim and associated right to indemnification will not terminate before final determination and satisfaction of such claim.

(c)           Survival of Other Terms.  Except as provided in the preceding terms of this Section 8.5 regarding representations and warranties, each covenant or agreement contained herein, and all associated rights under this Article 8, will survive Closing and will continue in full force thereafter, subject to any limitation stated by their respective terms.

(d)           Investigation. The right to indemnification, payment of damages or other remedy based on the representations, warranties, covenants, and obligations in this Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant, or obligation

(e)           Effect of Consideration Adjustment.  Notwithstanding any provision of this Agreement to the contrary, none of the Shareholders, Parent or Parent Indemnitees will be entitled to indemnification pursuant to this Article 8 or otherwise to the extent the Loss was satisfied through the purchase price adjustment contained in Section 1.5.

Section 8.5            Third-Party Claims.

Agreement and Plan of Merger

(a)           Notice.  A Party entitled to indemnification hereunder (the “Claiming Party”) will give the Party obligated to provide such indemnification (the “Indemnifying Party”) prompt notice of any claim of a third party (a “Third-Party Claim”) as to which the Claiming Party has the right to demand indemnification hereunder (the “Initial Claim Notice”).  The failure to promptly give such Initial Claim Notice to the Indemnifying Party will not relieve the Indemnifying Party of any liability hereunder, unless the Indemnifying Party was materially prejudiced thereby, and then only to the extent of such prejudice.

(b)           Commencement of Defense and Participation.  Promptly after receiving such Initial Claim Notice, the Indemnifying Party will assume the Defense of such Third-Party Claim at its own expense and may settle such Third-Party Claim so long as:

(i)           if an Indemnifying Party is deemed to be a Shareholder, the maximum amount of the Third-Party Claim does not exceed thirty-three percent (33%) of the remaining Escrow Shares which are not already subject to a claim (third-party or otherwise);

(ii)           if an Indemnifying Party is deemed to be a Shareholder, the Shareholders’ Representative provides the Claiming Party with evidence reasonably acceptable to the Claiming Party that the Shareholders’ Representative will have the financial resources to defend against, negotiate, settle or otherwise deal with the Third-Party Claim and fulfill the Shareholders’ Representative’s obligations hereunder;

(iii)           if an Indemnifying Party is deemed to be a Shareholder, the Third-Party Claim does not relate to criminal conduct, involves only money damages and does not seek an injunction or other equitable relief;

(iv)           if an Indemnifying Party is deemed to be a Shareholder,  the Shareholders’ Representative confirms in writing the validity of the indemnification claim (without admission of liability as to the underlying claim) and the availability of the Escrow Shares with respect thereto;

(v)           settlement of, or an adverse judgment with respect to, the Third-Party Claim is not, in the good faith judgment of the Claiming Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Claiming Party; and

(vi)           the Indemnifying Party conducts the defense, negotiations, settlement or other dealings of the Third-Party Claim actively and diligently.

The Indemnifying Party will not, without the prior written consent of the Claiming Party, agree to (i) any injunctive relief affecting the Claiming Party or any of its Affiliates, (ii) any settlement that does not provide a complete release of the Claiming Party and its Affiliates or that would otherwise adversely affect the business or operations of the Claiming Party or any of its Affiliates, or (iii) make any admission of guilt or liability with respect to the Claiming Party.

(c)           Participation by Claiming Party.  The Indemnifying Party will keep the Claiming Party fully informed of all matters material to such Defense and Third-Party Claim at all stages thereof, whether or not the Claiming Party is represented by separate legal counsel.  The Claiming Party will have the right to engage its own legal counsel (and other professional advisers) in connection with such Defense and Third-Party Claim, at the Claiming Party’s expense; provided that in connection with any Third-Party Claim in which the Claiming Party reasonably concludes that (i) there is a conflict of interest between an applicable Indemnifying Party and the Claiming Party in the conduct of the defense of such Third-Party Claim or (ii) there are specific defenses available to the Claiming Party that are different from or additional to those available to an applicable Indemnifying Party and which could be materially adverse to such Indemnifying Party then the Claiming Party will have the right to participate in the defense of such Third-Party Claim and the applicable Indemnifying Party or Indemnifying Parties will pay the reasonable fees and disbursements of their own counsel and one counsel to all the Claiming Parties (provided that the Indemnifying Party will not be liable for the fees and expenses of more than one firm of counsel for all Claiming Parties, other than local counsel).  Notwithstanding whether the Indemnifying Party elects to defend against, negotiate, settle or otherwise deal with any Third-Party Claim which relates to any Losses indemnified against hereunder, the Claiming Party to the extent not prohibited by contract or Applicable Law shall promptly supply to the Indemnifying Party copies of all material correspondence and documents relating to or in connection with such Third-Party Claim and keep the Indemnifying Party reasonably informed of all developments relating to or in connection with such Third-Party Claim (including providing to the Indemnifying Party, on request, updates and summaries as to the status thereof).

Agreement and Plan of Merger

(d)           Failure to Commence Defense.  If the Indemnifying Party does not commence a Defense within fifteen (15) days following receipt of such Initial Claim Notice (or such shorter period, if any, during which a Defense must be commenced for the preservation of rights), the Claiming Party may, at its option, settle or defend such Third-Party Claim at the expense of the Indemnifying Party to the extent that the Indemnifying Party has agreed or it is later determined that the Indemnifying Party is liable for indemnification pursuant to the provisions of this Article 8; provided, however, the Claiming Party may not settle any Third-Party Claim or make an admission of guilt or liability without the consent of the Indemnifying Party, which consent will not be unreasonably withheld.

(e)           Resolution of Third-Party Claim.  Subject to the other terms of this Article 8, if (i) a final judgment or order in favor of such third party is rendered against the Claiming Party that is not subject to appeal or with respect to which the time to appeal has expired without an appeal having been made or (ii) such Third-Party Claim is settled in accordance with this Article 8 resulting in Losses on the part of the Claiming Party, then the amount of such Losses incurred by the Claiming Party will be paid by the Indemnifying Party to the extent that the Indemnifying Party has agreed or it is later determined that the Indemnifying Party is liable for indemnification pursuant to the provisions of this Article 8, subject to the limitations contained in this Article 8.

(f)           Access and Cooperation.  Each Party will, and will cause its Affiliates to, promptly make available to the other Party (and its legal counsel and other professional advisers with a reasonable need to know) all books and records of such Party relating to such Defense and Third-Party Claim, subject to reasonable confidentiality requirements.  Each Party will render to the other Party such assistance as such other Party may reasonably request to ensure the proper and adequate Defense of such Third-Party Claim.

(g)           Protecting Goodwill.  In conducting any Defense or dealing with any Third-Party Claim hereunder, each Party will use commercially reasonable efforts to protect and preserve the reputation and goodwill associated with each other Party.

Section 8.6             Additional Notices.  In addition to, and not in limitation of, Section 8.5, a Claiming Party will give prompt notice to an Indemnifying Party of each claim for indemnification hereunder for which such Claiming Party proposes to demand indemnification (whether or not involving a third party), specifying the amount and nature of such claim (to the extent known).  The failure to promptly give such notice to the Indemnifying Party will not relieve the Indemnifying Party of any liability hereunder, unless the Indemnifying Party was prejudiced thereby, and then only to the extent of such prejudice.

Agreement and Plan of Merger

Section 8.7            Specific Performance.  Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any term of this Agreement is not performed in accordance with its specific terms or otherwise is breached, so that a Party will be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically this Agreement and the terms hereof in addition to any other remedy to which such Party may be entitled, at law or in equity.  In particular, each Party acknowledges that the business of the Company and its Subsidiaries is unique and recognizes and affirms that in the event the Company breaches this Agreement, money damages would be inadequate and Parent would have no adequate remedy at law, so that Parent will have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the other Party’s obligations hereunder not only by action for damages but also by action for specific performance, injunctive or other equitable relief.  If any provision or application of this Section 8.7 or Article 8 is held unlawful or unenforceable in any respect, this Agreement will be revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible.

Section 8.8             Exclusive Remedies.  The terms in Article 5 and this Article 8 set forth the sole and exclusive remedies for the matters in this Agreement, including for breach of any representation, warranty, covenant or agreement in this Agreement.

Section 8.9             Tax Treatment of Indemnity Payment.  The Parties will treat any indemnity payment made pursuant to this Article 8 as an adjustment to the Consideration for all Tax purposes (unless otherwise required by a Governmental Authority).

Section 8.10           Dispute Resolution.

(a)           The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between the Shareholders’ Representative and the Chief Executive Officer of Parent (or his/her designee). Either party may give the other party written notice of any dispute hereunder not resolved in the normal course of business.  Within fifteen (15) days following such delivery of such notice, both parties shall discuss by telephone or meeting at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information, and to attempt to resolve such dispute.

(b)           Each party shall pay its own costs and expenses incurred in attempting to resolve a dispute pursuant to the procedures set forth in this Section 8.10 and shall share equally the cost of the mediation.

ARTICLE 9
CERTAIN ADDITIONAL TERMS

Section 9.1             Interpretation; Construction.  In this Agreement:

(a)            the table of contents and headings hereof are for reference purposes only and will not affect the meaning or interpretation of this Agreement;

(b)            words such as “herein,” “hereof,” “hereunder” and similar words refer to this Agreement as a whole and not to the particular term or Section where they appear.

(c)            terms used in the plural include the singular, and vice versa, unless the context clearly otherwise requires;

(d)            unless expressly stated herein to the contrary, reference to any agreement, instrument or other document means such agreement, instrument or document as amended or modified and as in effect from time to time in accordance with the terms thereof;

Agreement and Plan of Merger

(e)           “include,” “including” and variations thereof are deemed to be followed by the words “without limitation” and will not limit the generality of any term accompanying such word;

(f)           “or” is used in the inclusive sense of “and/or” and “any” is used in the non-exclusive sense;

(g)           unless expressly stated herein to the contrary, reference to an agreement, instrument or other document, including this Agreement, will be deemed to refer as well to each addendum, exhibit, schedule or amendment thereto;

(h)            unless expressly stated herein to the contrary, reference to an Article, Section, Schedule or Exhibit is to an article, section, schedule or exhibit, respectively, of this Agreement;

(i)            all dollar amounts are expressed in United States dollars and will be paid in cash in United States currency;

(j)            each Party was represented by legal counsel in connection with this Agreement, and each Party and each Party’s counsel has reviewed and revised, or had ample opportunity to review and revise, this Agreement and any rule of construction to the effect that ambiguities are to be resolved against the drafting Party will not be employed in the interpretation hereof; and

(k)           each representation, warranty, covenant and agreement herein will have independent significance, and if any Party has breached any representation, warranty, covenant or agreement herein in any respect, the fact that there exists another representation, warranty, covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) that such Party has not breached will not detract from or mitigate the fact that such Party is in breach of such first representation, warranty, covenant or agreement.

Section 9.2             No Third-Party Beneficiaries.  This Agreement will not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, and, with respect to Article 8, Parent Indemnitees, and with respect to Section 6.5, the Indemnified Persons.

Section 9.3             Entire Agreement.  This Agreement and the Ancillary Documents (including the Schedules and exhibits hereto and thereto) constitute the entire agreement among the Parties and supersede any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.  The Company, Parent and Merger Sub acknowledge and agree that in entering into this Agreement that they have not relied and are not relying on any representations, warranties or other statements whatsoever, oral or written (from or by the Company, Parent, Merger Sub or any Person acting on their behalf) other than those expressly set forth in this Agreement.

Section 9.4             Succession and Assignment.  This Agreement will be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign or delegate either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided that Parent may assign the rights and obligations of Merger Sub to another wholly-owned subsidiary of Parent.

Agreement and Plan of Merger

Section 9.5            Counterparts.  This Agreement may be executed by facsimile signature and in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

Section 9.6            Notices. All notices and other communications hereunder will be in writing.  Any notice or other communication hereunder will be deemed given only (a) when delivered personally to the recipient; (b) on the date received if sent to the recipient by facsimile transmission or electronic mail during normal business hours at the recipient’s location; or (c) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), and in each case if addressed to the intended recipient as set forth below:

(a)	if to Parent:	with a copy to (that will not constitute notice):

	Merge Healthcare Incorporated	McDermott Will & Emery LLP
	6737 W. Washington Street	227 West Monroe Street
	Suite 2250	Chicago, Illinois 60606
	Milwaukee, Wisconsin 53214	Attention: Mark A. Harris
	Attention: General Counsel	Facsimile No: (312) 984-7700
	Facsimile No. (414) 977-4200	E-mail: mharris@mwe.com
E-mail: amayberryfrench@merge.com

(b)	if to the Company	with a copy to (that will not constitute notice):

	Confirma, Inc.	Davis Wright Tremaine LLP
	11040 Main Street	1201 Third Avenue, Suite 2200
	Bellevue, Washington 98004	Seattle, Washington 9 8101
	Attention: Wayne Wager	Attention: Joseph Whitford
	Facsimile No. (425) 691-1599	Facsimile No. (206) 757-7167
	E-mail: wwager@confirma.com	E-mail: josephwhitford@dwt.com

(c)	if to the Shareholders or the Shareholders’ Representative:	with a copy to (that will not constitute notice):

	John L. Brooks	Davis Wright Tremaine LLP
	117 Kendrick Street	1201 Third Avenue, Suite 2200
	Suite 200	Seattle, Washington 98101
	Needham, Massachusetts 02494	Attention: Joseph Whitford
	Facsimile No. (781) 302-4040	Facsimile No. (206) 757-7167
	E-mail: jbrooks@prismventures.com	E-mail: josephwhitford@dwt.com

and a copy to:

Prism Venture Partners
117 Kendrick Street, Suite 200
Needham, Massachusetts 02494
Attention: Dina Ciarimboli
Facsimile No. (781) 302-4040
E-mail: dciarimboli@prismventures.com

Any Party may change the address to which such notices and communications are to be delivered by giving the other Parties notice in the manner stated above.

Section 9.7             Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law; provided, however, the effectiveness of the Merger shall be governed by the laws of the State of Washington.

Agreement and Plan of Merger

Section 9.8             Amendments and Waivers.  No amendment of any provision of this Agreement will be valid unless the same will be in writing and signed by the Parties.  No waiver by any Party of any provision of this Agreement or any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, will be valid unless the same will be in writing and signed by the Party making such waiver nor will such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent default, misrepresentation, or breach of warranty or covenant.

Section 9.9             Severability.  Any term of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms hereof or the validity or enforceability of the offending term in any other situation or in any other jurisdiction.

Section 9.10           Expenses.  Parent and the Company will each bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the Transactions; provided, however, that the Shareholders will bear the Transaction Expenses in the event that the Transactions are consummated.

Section 9.11            Incorporation of Exhibits and Schedules.  The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

Section 9.12           Submission to Jurisdiction.  Each of the Parties submits to the jurisdiction of any state or federal court sitting in Milwaukee, Wisconsin, in any Legal Action arising out of or relating to this Agreement and agrees that all claims in respect of the Legal Action will be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any Legal Action so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.  Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.6.  Each Party agrees that a final judgment in any Legal Action so brought will be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

Section 9.13           Nature of Disclosure.  Nothing in the Schedules will be deemed adequate to disclose an exception to a representation or warranty made in this Agreement unless the Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail.  The listing of an item on one Schedule will be deemed to be a listing on any other Schedule and to apply to any other representation and warranty of the Company in this Agreement to the extent that an appropriate cross-reference is made to such other Schedule, representation or warranty.  Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item will not be deemed adequate to disclose an exception to a representation or warranty made in this Agreement (unless the representation or warranty pertains to the existence of the document or other item itself).  No reference to or disclosure of any item or other matter in the Schedules shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in the Schedules.  No disclosure in the Schedules relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

Section 9.14           Conflicts.  Each party to this Agreement acknowledges that following the Effective Time, Davis Wright Tremaine LLP may perform legal services for the Shareholders, including, without limitation, the Shareholders’ Representative, that may be adverse to Parent and the Surviving Corporation.  Accordingly, each party to this Agreement hereby: (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; (b) acknowledges that Davis Wright Tremaine LLP represented the Company in the transaction contemplated by this Agreement and has not represented any individual Shareholder or employee of the Company in connection with such transaction; and (c) gives its informed consent to future representation by Davis Wright Tremaine LLP of any or all of the Shareholders, including, without limitation, the Shareholders’ Representative, adverse to Parent and the Surviving Corporation, in matters arising under this Agreement and the transactions contemplated hereby.  The scope of this Section 9.14 is limited to matters arising under this Agreement and the transactions contemplated hereby.

Agreement and Plan of Merger

ARTICLE 10
DEFINITIONS

“Accredited Shareholder” shall mean any holder of the Company’s Preferred Stock that is an “accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, as evidenced by the appropriate certifications of such shareholder to the Company and Parent on the Closing Date.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person.  For purposes of this definition, “control,” “controlled by” and “under common control with,” as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” is defined in the preamble of this Agreement.

“Agreement Volume Weighted Average Price” means the ratio of dollar transaction volume to share of Parent’s Common Stock over the ten (10) trading days ending on and including the first (1st) trading day prior to the date of this Agreement as reported by the Nasdaq Global Market.

 “Ancillary Documents” means the Voting Agreement, the Escrow Agreement, the Shareholders Agreement and each of the other agreements, documents, certificates and instruments required to be delivered by any of the Parties at or before the Closing in accordance with the terms hereof.

“Annual Financial Statement” is defined in Section 3.9(a).

“Applicable Law” means any applicable provision of any constitution, treaty, statute, law (including the common law), rule, regulation, ordinance, code or order enacted, adopted, issued or promulgated by any Governmental Authority.  Unless expressly stated herein to the contrary, reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and as in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

“Articles of Merger” is defined in Section2.1.

“Benefit Plan” is defined in Section 3.26(a).

“Business Day” means any day other than a Saturday, Sunday or a day that banks in the State of Delaware or the State of Washington are not generally authorized or required by Applicable Law to be closed.

 “Cap” is defined in Section 8.3(b).

Agreement and Plan of Merger

“Claiming Party” is defined in Section 8.6(a).

“Closing” is defined in Section 2.1.

 “Closing Consideration” means (a) the Consideration minus (b) the Escrow Shares;

“Closing Date” is defined in Section 2.1.

“Closing Date Balance Sheet” is defined in Section 1.5(a).

 “Closing Date Cash Balance” is defined in Section 1.5(a).

“Closing Date Volume Weighted Average Price” means the ratio of dollar transaction volume to share volume of Parent’s Common Stock over the ten (10) trading days ending on and including the third (3rd) trading day prior to the Closing Date as reported by the Nasdaq Global Market.

 “Code” means the Internal Revenue Code of 1986, as amended.

“Company” is defined in the preamble of this Agreement.

“Company Certificates” means certificates representing shares of Company Stock.

“Company Common Stock” is defined in Section 3.5(a).

“Company Disclosure Schedule” is defined in Article 3.

“Company Employee Plan” and “Company Employee Plans” are defined in Section 3.26(a).

“Company Intellectual Property” is defined in Section 3.16(c).

“Company Options” is defined in Section 1.7.

“Company Plans” is defined in Section 1.7.

“Company Preferred Stock” is defined in Section 3.5(a).

“Company Stock” is defined in Section 3.5(a).

“Company Warrants” means any warrants to acquire any shares of Company Stock.

“Confidential Information” means all confidential information of the Company and its Subsidiaries relating to the Company and its Subsidiaries that is not otherwise publicly disclosed or generally available.  Without limiting the generality of the foregoing, Confidential Information includes: (i) customer lists, lists of potential customers and details of agreements with customers of the Company and its Subsidiaries; (ii) acquisition, expansion, marketing, financial and other business information and plans of the Company and its Subsidiaries; (iii) research and development relating to the Company and its Subsidiaries; (iv) Intellectual Property relating to the Company and its Subsidiaries, except as published in the normal course of prosecution by a patent office or other agency; (v) sources of supplies of the Company and its Subsidiaries; (vi) identity of specialized consultants and contractors and Confidential Information developed by them for the Company and its Subsidiaries; (vii) purchasing, operating and other cost data of the Company and its Subsidiaries; (viii) special customer needs, cost and pricing data of the Company and its Subsidiaries; (ix) employee information with respect to the Company and its Subsidiaries; and (x) information recorded in manuals, memoranda, projections, minutes, plans, drawings, designs, formula books, specifications, computer programs and records of the Company and its Subsidiaries, whether or not legended or otherwise identified as Confidential Information, as well as information that is the subject of meetings and discussions and not so recorded.  Confidential Information does not include any information that:  (a) was publicly known and made generally available in the public domain prior to the time of disclosure to the recipient; (b) becomes publicly known and made generally available after disclosure through no action or inaction of the recipient or its agents or representatives; (c) was already in the possession of the recipient at the time of disclosure, as shown by the recipient’s files and records immediately prior to the time of disclosure; or (d) is later disclosed to the recipient by a third party under no obligation of confidentiality to the Company and without violation of this Agreement.

Agreement and Plan of Merger

“Consideration” is defined in Section 1.4(a).

“Consideration Allocation Certificate” means a certificate, delivered by the Shareholders’ Representative to Parent, that sets forth the amount of any Consideration to be paid to each Shareholder on the date on which any Consideration is to be paid to the Shareholders and the information for each account to which such Consideration is to be paid.

“Consideration Per Share” means the amount of Consideration that each share of Company Stock is entitled to receive, as determined pursuant to Article 1.

“Deductible” is defined in Section 8.3(a).

“Defense” means legal defense reasonably conducted by reputable legal counsel of good standing selected with the written consent of the Claiming Party, which consent will not be unreasonably withheld, conditioned or delayed.

“Dissenting Shares” is defined in Section 1.2(c).

“Effective Time” is defined in Section2.1.

“Employee Liabilities” means (i) the amount of any severance, stock compensation or other liabilities triggered by the Closing with respect to any Company employee, plus (ii) the amount of any severance, stock compensation or other liabilities triggered by the Closing and subsequent termination of any Company employee pursuant to an agreement in effect on the Closing Date, plus (iii) any amounts payable with respect to COBRA benefits extended to Company employees terminated by the Company on or prior to the Closing Date.

“Encumbrance” means any mortgage, claim, pledge, security interest, charge, lien, restriction, reservation, option or other right to purchase or any other encumbrance or cloud on title whatsoever.

“Enforcement Limitations” means any applicable bankruptcy, reorganization, insolvency, moratorium or other similar Applicable Law from time to time in effect affecting creditors’ rights generally and principles governing the availability of equitable remedies.

“Environmental, Health and Safety Requirement” means, as amended and as now and hereafter in effect:  each federal, state, local and foreign statute, regulation, ordinance and other provision having the force or effect of law; each judicial and administrative order and determination; each contractual obligation; and each common law; in each case concerning public health and safety, worker health and safety, pollution or protection of the environment and in the case of each of the foregoing including those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

“ERISA” is defined in Section 3.26(a).

“ERISA Affiliate” is defined in Section 3.26(f).

“Escrow Agent” is defined in Section 1.8.

“Escrow Shares” means shares of Parent Common Stock equal to the result of (x) Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) divided by (y) the Final Weighted Average.

“FDA” means the U.S. Food and Drug Administration.

Agreement and Plan of Merger

“Final Weighted Average” means the amount equal to the result of (x) Twenty-Two Million Dollars ($22,000,000) divided by (y) Adjusted Consideration.

“Financial Statements” is defined in Section 3.9(a).

“GAAP” means United States generally accepted accounting principles as in effect from time to time, applied on a consistent basis with the historical financial statements of such Party.

“Governmental Authority” means, wherever located, any:  (a) nation, state, county, city, town, village, district or other jurisdiction of any nature; (b) federal, state, local or foreign government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, administration, branch, commission, bureau, instrumentality, department, official, entity, court or tribunal); (d) any governmental or non-governmental self-regulatory organization, agency or authority; (e) multi-national organization or body; or (f) body legally entitled to exercise any arbitrative, administrative, executive, judicial, legislative, police, regulatory or taxing authority or power.

“Indemnified Persons” is defined in Section 6.5.

“Indemnifying Party” is defined in Section 8.6(a).

“Independent Accountants” is defined in Section 1.5(c).

“Initial Claim Notice” is defined in Section 8.6(a).

“Intellectual Property” means all of the following in any jurisdiction throughout the world:  (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications, provisional patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, divisions, extensions and reexaminations thereof; (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names and rights in telephone numbers, together with all translations, adaptations, derivations and combinations thereof (and including all goodwill associated therewith) and all applications, registrations and renewals in connection therewith; (c) all copyrightable works and copyrights, and all applications, registrations and renewals in connection therewith; (d) all mask works and all applications, registrations and renewals in connection therewith; (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals); (f) all computer software (including source code, executable code, data, databases and related documentation); (g) all advertising and promotional materials; (h) all other proprietary rights; and (i) all copies and tangible embodiments thereof (in whatever form or medium).

“International Plan” is defined in Section 3.26(j).

“Knowledge” means, with respect to a Person other than an individual, the actual knowledge of any individual who is serving as a senior executive officer of such Person or such knowledge as such Person would have had, had he or she made due and diligent inquiries of the sort reasonably expected to be made by persons occupying their respective positions.

“Knowledge of the Specified Company Parties” shall mean the actual knowledge of Wayne Wager, Nick Dykstra, Paul Budak, Jerry Gatewood, Mary Gatewood, James J. Boisseranc, Shawni L. Daw or Dan Bickford or such knowledge as such Person would have had, had he or she made due and diligent inquiries of the sort reasonably expected to be made by persons occupying their respective positions.

“Lease” means any lease, sublease, license, concession and other agreement (written or oral), including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto, pursuant to which the Company or any of its Subsidiaries holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any of its Subsidiaries thereunder.

Agreement and Plan of Merger

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company and its Subsidiaries.

“Legal Action” means any action, suit, proceeding, arbitration, hearing, investigation, charge, complaint, claim, demand, audit, settlement or similar action taken by, filed with or otherwise involving any Governmental Authority or arbitrator.

“Legal Restriction” means any injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority or arbitrator.

“Liability” means any liability or obligation of whatever kind or nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due).

“Loss” means any claim, loss, fine, penalty, cost or expense (including reasonable attorneys’ fees or expenses), damage or any other Liability.

“Material Adverse Effect” means any condition, change, effect or circumstance that, individually or when taken together with all such conditions, changes, effects or circumstances, (a) has or could reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), properties, or results of operations of the Company and its Subsidiaries, taken as a whole (other than (i) changes in economic conditions generally, and (ii) conditions generally affecting the industries in which the Company and its Subsidiaries participate; provided, that, with respect to clauses (i) and (ii), the changes or conditions do not have a materially disproportionate effect (relative to other industry participants) on the Company and its Subsidiaries) or (b) materially impairs the ability of the Company to consummate the Transactions.

“Merger” is defined in Recital A.

“Merger Sub” is defined in the preamble of this Agreement.

“Most Recent Balance Sheet” means the balance sheet contained within the Most Recent Financial Statements.

“Most Recent Financial Statements” is defined in Section 3.9(a).

“Most Recent Fiscal Quarter End” is defined in Section 3.9(a).

“Most Recent Fiscal Year End” is defined in Section 3.9(a).

“Notice of Alternative Proposal” is defined in Section 5.1(i)(i)(B).

 “Optionholders” means the holders of any Company Options issued pursuant to the Company Plans.

“Ordinary Course of Business” means an action (which includes, for this definition, a failure to take action), condition, circumstance or status of or regarding a Person that is consistent with the past practices of such Person and is taken or exists in the ordinary course of the normal operations of such Person.

“Owned Real Property” means all land, together with all buildings, structures, improvements, and fixtures located thereon and all easements and other rights and interests appurtenant thereto owned by the Company and its Subsidiaries, including the right to all security deposits and other amounts and instruments deposited thereunder.

“Parent” is defined in the preamble of this Agreement.

Agreement and Plan of Merger

“Parent Common Stock” means the shares of common stock, par value $0.01 per share, of Parent.

“Parent Indemnitees” is defined in Section 8.1.

“Parent Material Adverse Effect” is defined in Section 4.1.

“Parent Proceedings” is defined in Section 4.14.

“Parent SEC Reports” is defined in Section 4.8.

“Party” and “Parties” are defined in the preamble of this Agreement.

“Pension Plan” is defined in Section 3.26(a).

“Permit” means any license, permit, registration or similar authorization from a Governmental Authority.

“Permitted Encumbrance” means any:  (a) Encumbrance for any Tax, assessment or other governmental charge that is not yet due and payable or that may thereafter be paid without penalty; (b) mechanic’s, materialmen’s, landlord’s or similar Encumbrance arising or incurred in the Ordinary Course of Business of the applicable Person that secures any amount that is not overdue and which is immaterial in amount; or (c) other imperfection of title or license or other Encumbrance, if any, that is immaterial in amount and does not materially detract from the value of an asset or materially impair the use or operation of any material asset to which it relates in the conduct of the business of the applicable Person as presently conducted.

“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or any other business entity or association or any Government Authority.

“Proprietary Software Products” means all versions (whether or not released) of the object code, source code and scripts and any software or firmware, prebuilt solutions, or scripts conceived, created, reduced to practice, developed or under development by or on behalf of the Company, together with all documentation related thereto.

“Qualified Alternative Transaction Proposal” means any proposal for an Alternative Transaction which involves the acquisition, directly or indirectly, of all of the capital stock in the Company (or, in the case of a direct merger, the common stock of the resulting company) or all or substantially all of the assets of Company and its Subsidiaries on a consolidated basis.

“Released Claims” is defined in Section 6.18(a).

“Released Parties” is defined in Section 6.18(a).

“Releasing Parties” is defined in Section 6.18(a).

“S-3” means Parent’s resale registration statement on Form S-3 naming the holders of Preferred Stock  as “selling stockholders” in Part I, Item 7 thereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A-1 Preferred Stock” is defined in Section 3.5(a).

“Series B-1 Preferred Stock” is defined in Section 3.5(a).

“Series C Preferred Stock” is defined in Section 3.5(a).

“Shareholders” means any holders of shares of Company Stock.

“Shareholders Agreement” is defined in Recital D.

 “Shareholders’ Representative” is defined in the preamble of this Agreement.

Agreement and Plan of Merger

“Shortfall Amount” is defined in Section 1.5(c).

“Software” means all Proprietary Software Products together will all Third-Party Software included therein.

“Special Meeting” is defined in Section 6.8(a).

“Superior Proposal” means any bona fide written Qualified Alternative Transaction Proposal from a Person, which proposal has been determined by the Company’s Board of Directors, in its good faith judgment and after consultation with, and having considered the advice of, its outside legal counsel and its independent financial advisor, as (a) substantially likely to result in a transaction that would be completed on the terms proposed and closed within sixty (60) days after the date of the Qualified Alternative Transaction Proposal is received by the Company, (b) if consummated, would involve consideration to the Shareholders that is materially more favorable, from a financial point of view, than the consideration to be paid to the Shareholders pursuant to this Agreement, considering, among other things, the nature of the consideration being offered and (c) not involving any substantial regulatory approvals (other than as may be required under the Hart Scott-Rodino Antitrust Improvements Act of 1976, as amended or related to the non-U.S. ownership of the proposed buyer or its affiliates) or other substantial risks associated with the timing of the Qualified Alternative Transaction Proposal transaction beyond or in addition to those specifically contemplated hereby.

“Subsidiary” and “Subsidiaries” mean, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons will be allocated a majority of such business entity’s gains or losses or will be or control any managing director or general partner of such business entity (other than a corporation).  The term “Subsidiary” includes all direct and indirect Subsidiaries.

“Survival Period” is defined in Section 8.5(a).

“Surviving Corporation” is defined in Section 1.1.

“Tax” or“Taxes” means all U.S. federal, state, local, foreign and other income, estimated income, alternative or add-on minimum, gross receipts, net receipts, profits, business, license, occupation, stamp, premium, value added, consumption, utility, franchise, service, personal and real property (including special assessments or charges), sales, use, transfer, gains, excise, severance, environmental, unclaimed property, employment, unemployment, payroll, withholding, disability, social security, social welfare, national insurance, minimum tax, capital stock, registration, or any other tax, custom, duty, or other like assessment or charge of any kind, together with any interest or any penalty, addition to tax, or additional amount, whether disputed or not, and including any liability for the Taxes of any person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract or otherwise.

“Tax Return” means all U.S. federal, state, local, foreign, and other returns, forms, declarations, elections, claims for refund, statements and reports relating to Taxes, including any schedules or attachments thereto and any amendments thereof.

“Third-Party Claim” is defined in Section 8.6(a).

Agreement and Plan of Merger

“Third-Party Software” means any rights the Company or any of its Subsidiaries may have in any third-party computer software and firmware incorporated in Proprietary Software Products, or necessary for the development, operation, maintenance or support thereof and all documentation related thereto.

“Transaction Expenses” means the Company’s and its Subsidiaries’ costs with respect to the Transactions (or any other transactions which, if consummated, would have resulted in a change of control of the Company or the sale of all or substantially all of the Company’s and its Subsidiaries’ assets on a consolidated basis) including investment banker, legal, auditor or other advisor fees and expenses and any costs in relation to the cancellation of the Company Warrants.

“Transactions” is defined in Section 3.2.

“Transfer Taxes” is defined in Section 6.9(i).

“Treasury Regulations” means the U.S. Treasury Regulations (including any successor regulations promulgated pursuant to the Code).

“Voting Agreement” is defined in Recital C.

“WBCA” is defined in Recital A.

“Welfare Plan” is defined in Section 3.26(a).

[Remainder of page left intentionally blank - signature page follows]

Agreement and Plan of Merger

IN WITNESS WHEREOF, each Party has executed this Agreement and Plan of Merger effective as of the date first written above.

MERGE HEALTHCARE INCORPORATED

By:	/s/ Steve Oreskovich
	Name:	Steve Oreskovich
	Title:	CFO

MERGE ACQUISITION CORPORATION

By:	/s/ Ann Mayberry-French
	Name:	Ann Mayberry-French
	Title:	Authorized Signatory

CONFIRMA, INC.

By:	/s/ Nick Dykstra
	Name:	Nick Dykstra
	Title:	CFO

JOHN L. BROOKS

/s/ John L. Brooks

Agreement and Plan of Merger
Signature Page

EXHIBIT A

FORM OF SHAREHOLDERS AGREEMENT

Shareholders Agreement

This Shareholders Agreement (this “Agreement”) is made as of this ___ day of August, 2009 by and among Merge Healthcare Incorporated, a Delaware corporation (together with any successor thereto, the “Corporation”) and the shareholders of the Corporation listed on the signature pages hereto (the “Shareholders”).

WHEREAS, the Corporation and the Shareholders are parties to an Agreement and Plan of Merger dated August 7, 2009 (the “Merger Agreement”) pursuant to which the Corporation acquired  all of the issued and outstanding stock of Confirma, Inc. (“Confirma”) and, in consideration therefor, delivered to the Shareholders shares of the Corporation’s Common Stock; and

WHEREAS, this Agreement is being executed and delivered in connection with the closing of the transactions contemplated by the Merger Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

1.1           Construction of Terms.  As used herein, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or to include the other genders or numbers, as the case may be, whenever the context so indicates or requires.

1.2           Defined Terms.  The following capitalized terms, as used in this Agreement, shall have the meanings set forth in the Merger Agreement unless otherwise set forth below.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person.  For purposes of this definition, “control,” “controlled by” and “under common control with,” as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

“Closing Date” means the closing date of the transactions contemplated by the Merger Agreement.

“Commission” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.

“Common Stock” means the Corporation’s Common Stock, par value $0.01 per share, and any other securities into which or for which such shares may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission thereunder.

“Hedging Transaction” means any short sale (whether or not against the box) or purchase, sale or grant of any right (including without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Corporation’s Common Stock.

“Notice and Questionnaire” means a selling Shareholder Notice and Questionnaire substantially in the form attached hereto as Exhibit B.

“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or any other business entity or association or any:  (a) nation, state, county, city, town, village, district or other jurisdiction of any nature; (b) federal, state, local or foreign government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, administration, branch, commission, bureau, instrumentality, department, official, entity, court or tribunal); (d) any governmental or non-governmental self-regulatory organization, agency or authority; (e) multi-national organization or body; or (f) body legally entitled to exercise any arbitrative, administrative, executive, judicial, legislative, police, regulatory or taxing authority or power..

“Prospectus” means the prospectus included in the Shelf Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Shelf Registration Statement, and all amendments and supplements to such prospectus, including all documents incorporated or deemed to be incorporated by reference in such prospectus.

“Registrable Securities” means the Shares held by the Shareholders and any other securities issued or issuable with respect to any such shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that notwithstanding anything to the contrary contained herein, “Registrable Securities” shall not at any time include any shares of Common Stock held by a Shareholder when all shares of Common Stock held by such Shareholder may be sold in a three-month period without restriction pursuant to Rule 144 promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued by the Corporation to the Shareholders at the closing of the transactions contemplated by Merger Agreement, including shares held pursuant to the stock escrow agreement executed and delivered in connection with the Merger Agreement on the Closing Date.

“Transfer” means any direct or indirect, voluntary or involuntary, transfer, donation, gift, sale, assignment, pledge, mortgage, encumbrance, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security, of any rights or interests therein or the disposition of the economic interest therein, whether by merger, operation of law or otherwise, including pursuant to any Hedging Transaction.  “Transferred” means the accomplishment of a Transfer, and “Transferee” means the recipient of a Transfer.

SECTION 2

RESTRICTIONS ON TRANSFER

2.1           Restrictions on Transfer.  Each Shareholder agrees that he, she or it will not make, grant or permit to be made any Transfer of all or any portion of the Shares, except in connection with, and strictly in compliance with the conditions of, any of the following:

(a)           Transfers effected pursuant to Section 2.2 made strictly in accordance with the procedures set forth in such Section;

(b)           Transfers by a Shareholder to (i) his or her spouse, children, grandchildren, siblings or siblings’ children, (ii) a trust for the benefit of such Shareholder or his or her spouse, children or grandchildren, siblings or siblings’ children, or (iii) a tax-exempt foundation established and funded solely by the Shareholders or any of them; provided, that (x) the Transfer is exempt from the registration requirements of the Securities Act and (y) the Transferee shall have executed a Joinder Agreement substantially in the form of Exhibit A attached hereto;

(c)           Transfers upon the death of a Shareholder to his or her heirs, executors or administrators or to a trust under his or her will or Transfers between such Shareholder and his or her guardian or conservator, provided that (x) the Transfer is exempt from the registration requirements of the Securities Act and (y) the Transferee shall have executed a Joinder Agreement substantially in the form of Exhibit A attached hereto.

Any permitted Transferee described in the preceding clauses (b) or (c) shall be referred to herein as a “Permitted Transferee.” Notwithstanding anything to the contrary in this Agreement or any failure to execute a Joinder Agreement as contemplated hereby, Permitted Transferees shall take any Shares so Transferred subject to all provisions of this Agreement as if such Shares were still held by the transferor, whether or not they so agree with the transferor and/or the Corporation. The Shareholders agree and consent to the entry of stop transfer instructions with the Corporation's transfer agent against the transfer of Corporation Common Stock held by the Shareholders except in compliance with this agreement.

2.2           Release of Restrictions.  Notwithstanding Section 2.1, and subject to Section 2.3, a Shareholder may:

(a)           The Shareholders may Transfer up to 33% of the Shares issued to the Shareholders on the Closing Date and allocated among the Shareholders in accordance with Schedule 2.2;

(b)           commencing on the date that is three (3) months following the Closing Date, Transfer an aggregate (together with all other Transfers made pursuant to this Section 2.2) of up to 66% of the Shares issued to the Shareholders on the Closing Date and allocated among the Shareholders in accordance with Schedule 2.2; and

(c)           commencing on the date that is six (6) months following the Closing Date, Transfer all of the Shares issued to the Shareholders on the Closing Date.

All Transfers made pursuant to this Section 2.2 must either be registered under, or exempt from, the requirements of the Securities Act and the transferor must demonstrate to the Corporation compliance with these securities requirements to the satisfaction of the Corporation prior to initiating any Transfer.  Any Shares that may be Transferred by a Shareholder free of the restrictions set forth in this Section 2.2 shall be referred to as the “Unrestricted Shares”.  For purposes of this Section 2.2 and Schedule 2.2, the release of restrictions on Transfer is intended to be allocated: first, pro rata among the former holders of Series C Preferred Stock until all Shares owned by such former holders of Series C Preferred Stock and received solely as consideration for such holders ownership of Series C Preferred Stock shall have been released from restrictions on Transfer under this Agreement; and  second, pro rata among the Shareholders until all remaining Shares shall have been released from restrictions on Transfer under this Agreement.

2.3           Prohibited Transfers.  If any Transfer of Shares by a Shareholder is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio.  The Corporation shall have, in addition to any other legal or equitable remedies which it may have, the right to enforce the provisions of this Section 2 by actions for specific performance (to the extent permitted by law).  The Corporation shall have the right to refuse to recognize any Transferee as one of its shareholders for any purpose.

SECTION 3

SHELF REGISTRATION

3.1           Shelf Registration.

(a)           Within thirty (30) days of the Closing Date, the Corporation shall file a shelf registration statement on Form S-3 or on another appropriate form (as determined by the Corporation) pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”), which Shelf Registration Statement shall provide for resales of all Registrable Securities held by the Shareholders.  The Corporation shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 60th calendar day after the filing thereof.

(b)           The Corporation shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resales of the Shares held by the Shareholders and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the rules and regulations of the Commission as announced from time to time, until the earliest to occur of (i) the three year anniversary of the Closing Date, (ii) such time when all the Shares covered by such Shelf Registration Statement  have been sold, or (iii) such time when the Shareholders no longer hold any Registrable Securities.

(c)           The Shareholders, by acceptance of the Registrable Securities, agree to cooperate with the Corporation as reasonably requested by the Corporation  in connection with the preparation and filing of the Shelf Registration Statement.

(d)           If the filing of the Shelf Registration Statement or the continued effectiveness of the Shelf Registration Statement at any time would require the Corporation to make an adverse disclosure, the Corporation may, upon giving prompt written notice of such action to the Shareholders, delay filing the Shelf Registration Statement or suspend use of the Shelf Registration Statement (in either case, a “Shelf Suspension”); provided, however, the Corporation shall not be permitted to exercise a Shelf Suspension (i) more than twice during any twelve (12) month period, (ii) for a period exceeding forty-five (45) days on any one occasion, or (iii) for an aggregate period exceeding sixty (60) days in any twelve (12) month period.  In the case of a Shelf Suspension, the notice required above shall request the Shareholders to suspend any sale or purchase, or offer to sell or purchase the Registrable Securities pursuant to the Shelf Registration Statement, and to suspend use of the Prospectus related to the Shelf Registration Statement in connection with any such sale or purchase or offer to sell or purchase.  The Corporation shall immediately notify the Shareholders upon the termination of any Shelf Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission therein and furnish to the holder such numbers of copies of the Prospectus as so amended or supplemented as the Shareholders may reasonably request.

3.2           Provision by Shareholders of Certain Information in Connection with the Shelf Registration Statement.

(a)           No Shareholder may include any of its Shares in any Shelf Registration Statement pursuant to this Agreement unless and until such Shareholder furnishes to the Corporation in writing, promptly after receipt of a written request therefor, such information (including a completed Notice and Questionnaire) as the Corporation may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Shareholder agrees to furnish promptly to the Corporation all information with respect to such Shareholder required to be disclosed in order to make the information previously furnished to the Corporation by such Shareholder not materially misleading.

(b)           In order for the Shares then held by such Shareholder to be included in the Shelf Registration Statement at the time of its effectiveness, the completed Notice and Questionnaire from the Shareholder (sent by first-class registered mail, by courier with delivery confirmation or by facsimile) must be received by the Corporation no later than (i) 10 days after request for such Notice and Questionnaire is made by the Corporation or (ii) two Business Days prior to the date that the Shelf Registration Statement is filed with the Commission.

3.3           Further Obligations of the Corporation.  In connection with the preparation and filing of the Shelf Registration Statement:

(a)           the Corporation shall furnish to each selling Shareholder such copies of each preliminary and final prospectus and such other documents as such Shareholder may reasonably request to facilitate the resale of its Registrable Securities;

(b)           the Corporation shall use its commercially reasonable efforts to register or qualify the securities covered by the Shelf Registration Statement under the securities or “blue sky” laws of such jurisdictions as any selling Shareholder may reasonably request; provided that the Corporation shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

(c)           the Corporation shall promptly notify each selling Shareholder, at any time when a prospectus relating to his, her or its Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such selling Shareholder, promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.   The Shareholders agree that, upon receipt of written notice from the Corporation of the happening of any event of the kind described in the preceding sentence, the Shareholders will immediately discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement covering such Registrable Securities until the Corporation notifies the Shareholders that sales may be made under the Shelf Registration Statement.  The Shareholders agree to immediately use any supplements or amendments to the Shelf Registration Statement that are provided to them by the Corporation;

(d)           the Corporation shall use commercially reasonable efforts to list the Registrable Securities included in the Shelf Registration Statement on each securities exchange or quotation system on which similar securities issued by the Corporation are then listed or quoted;

(e)           the Corporation shall otherwise cooperate with the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Securities pursuant to the Shelf Registration Statement;

(f)           The Shareholders, by acceptance of the Registrable Securities, agree to cooperate with the Corporation as reasonably requested by the Corporation  in connection with the preparation and filing of the Shelf Registration Statement; and

(g)           Each Shareholder hereby represents and warrants that all information provided by the Shareholder to the Corporation in writing for use in the Shelf Registration Statement does not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.  Each Shareholder agrees to review the Shelf Registration Statement and confirm prior to use that the Prospectus included in the Shelf Registration Statement does not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading but only to the extent that such untrue statement or omission is contained in or improperly omitted from, as the case may be, any information or affidavit so furnished in writing by such Shareholder.

(h)           Subject to Section 3.1(d) of this Agreement, the Corporation shall ensure that:  (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any amendment or supplement thereto comply as to form in all material respects with the Securities Act; (ii) any Shelf Registration Statement and any amendment thereto does not, as of its date and when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) any Prospectus forming a part of any Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Corporation makes no representation with respect to any information provided by the Shareholders or, prior to the Closing Date, Confirma,.

(i)           The Corporation, as promptly as reasonably practicable (but in any event within two Business Days), shall notify each Shareholder:

(i)           When a Shelf Registration Statement or any post-effective amendment thereto or any Prospectus or any supplement thereto has been filed with the Commission, and when the Shelf Registration Statement or any post-effective amendment thereto has become effective, which notice and confirmation can be made at the election of the Corporation by making a public announcement thereof by release made to Reuters Economic Services, Bloomberg Business News or a similar service;

(ii)           of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Shelf Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation or threat of any proceedings for that purpose;

(iii)          of the receipt by the Corporation of any notification with respect to the suspension of the qualification or exemption from qualification of the Restricted Securities included in any Shelf Registration Statement for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose;

(iv)         of the Corporation's determination that a post-effective amendment to the Shelf Registration Statement is necessary (other than a post-effective amendment pursuant to Section 3.2(c) of this Agreement); and

(v)           of the commencement (including as a result of any of the events or circumstances described in paragraph (ii) above) and termination of any Shelf Suspension.

(j)           The Corporation shall use its commercially reasonable efforts to obtain:  (i) the withdrawal of any order suspending the effectiveness of any Shelf Registration Statement and the use of any related Prospectus; and (ii) the lifting of any suspension of the qualification (or exemption from qualification) of any of the Restricted Securities for offer or sale in any jurisdiction in which they have been qualified for sale, in each case at the earliest possible time, and shall provide notice to each Shareholder of the withdrawal of any such orders or suspensions.

(k)           The Corporation shall use its commercially reasonable efforts to facilitate the timely preparation and delivery of certificates representing Restricted Securities sold pursuant to any Shelf Registration Statement free of any restrictive legends that are placed on such certificates in accordance with this Agreement or the Merger Agreement.

3.4           Registration Expenses.

(a)           The Corporation shall bear its own expenses in connection with the performance of its obligations hereunder, including: (i) all Commission registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state securities or “blue sky” laws; (iii) all expenses of printing any prospectus included in the Shelf Registration Statement; (iv) all application and filing fees in connection with listing the Registrable Securities on a securities exchange or quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Corporation.

(b)           The Shareholders shall bear their own expenses, including any discounts and commissions, in connection with the Shelf Registration Statement and the sale of the Registrable Securities thereunder.

SECTION 4

“MARKET STAND-OFF” AGREEMENT

In connection with any public offering by the Corporation of its Common Stock, each Shareholder agrees, if requested in good faith by the Corporation and the managing underwriter of the Corporation’s securities, not to, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any securities of the Corporation held by such Shareholder (except for any securities sold pursuant to such prospectus) or enter into any Hedging Transaction relating to any securities of the Corporation for a period not to exceed ninety (90) days following the effective date of the applicable prospectus for such public offering; provided that the Shareholders’ obligations under this Section 4 shall be conditioned upon the officers and directors entering into similar agreements with the Corporation and such managing underwriter.  This Section 4 shall not restrict or otherwise affect any Hedging Transaction that was entered into by a Shareholder prior to the Corporation giving notice to such Shareholder of a proposed public offering provided that such Hedging Transaction was entered into in compliance with the restrictions set forth in this Agreement.

SECTION 5

INDEMNIFICATION

5.1           Indemnification.  In the event any Registrable Securities are included in a Shelf Registration Statement under this Agreement:

(a)           To the extent permitted by law, the Corporation will indemnify and hold harmless each Shareholder, the partners, officers, directors and stockholders of each Shareholder, legal counsel and accountants for each Shareholder, any underwriter (as defined in the Securities Act) for such Shareholder and each person, if any, who controls such Shareholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”), that arise in connection with their use of the prospectus:  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Corporation of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Corporation will pay to each such Shareholder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 5.1(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Corporation be liable to any Shareholder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any Shareholder, underwriter or controlling person or, prior to the Closing Date, Confirma.

(b)           To the extent permitted by law, each selling Shareholder will indemnify and hold harmless the Corporation, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Corporation within the meaning of the Securities Act, any underwriter, any other Shareholder selling securities in such registration statement and any controlling person of any such underwriter or other Shareholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Shareholder expressly for use in connection with such registration; and each such Shareholder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 5.1(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 5.1(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Shareholder (which consent shall not be unreasonably withheld, conditioned or delayed); provided, further, that in no event shall any indemnity under this Section 5.1(b) exceed the net proceeds from the offering received by such Shareholder, except in the case of willful fraud by such Shareholder.

(c)           Promptly after receipt by an indemnified party under this Section 5.1 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.1, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.1, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.1.

(d)           If the indemnification provided for in this Section 5.1 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, however, that in no event shall any contribution by a Shareholder under this Section 5.1(d), when combined with any amounts paid by such Shareholder under Section 5.1(b), exceed the net proceeds from the offering received by such Shareholder, except in the case of willful fraud by such Shareholder.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the Merger Agreement are in conflict with the foregoing provisions, the provisions in the Merger Agreement shall control.

(f)           The obligations of the Corporation and Shareholders under this Section 5.1 shall survive the completion of any offering of Registrable Securities in a Shelf Registration Statement under this Agreement, and otherwise.

SECTION 6

REPORTS

6.1           Reports Under the Exchange Act.  With a view to making available to the Shareholder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Shareholder to sell the Shares to the public without registration or pursuant to a registration statement on Form S-3, the Corporation agrees for one (1) year after the date of this Agreement to:

(a)           make and keep public information available, as those terms are understood and defined in Commission Rule 144 so long as the Corporation remains subject to the periodic reporting requirements under Section 13 or 15(d) of the Exchange Act;

(b)           use commercially reasonable efforts file with the Commission in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Exchange Act; and

(c)           furnish to any Shareholder, so long as the Shareholder owns any Registrable Securities, forthwith upon request (i) a written statement by the Corporation that it has complied with the reporting requirements of Commission Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Corporation), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies) and (ii) such other information as may be reasonably requested in availing any Shareholder of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

SECTION 7

GENERAL

7.1           Amendments, Waivers and Consents.  For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof.  This Agreement may be amended, modified or terminated and any provision hereof may be waived by the joint written consent of the Corporation and a majority-in-interest of the Shareholders, based on their respective holdings of Shares, provided, that any party may waive any provision hereof intended for its benefit by written consent.  Any amendment, modification, termination or waiver effected in accordance with this Section 7.1 shall be binding upon all parties even if they do not execute such written consent.

7.2           Legend on Securities.  The Corporation and each of the Shareholders acknowledge and agree that substantially the following legend shall be typed on each certificate evidencing any of the Shares held at any time by a Shareholder for so long as such Shares are subject to the restrictions on Transfer set forth herein:

The securities represented hereby are subject to the provisions of a shareholders agreement dated as of [•], 2009 as amended from time to time, including therein certain restrictions on transfer.  A complete and correct copy of such agreement is available for inspection at the principal office of the corporation and will be furnished upon written request and without charge.

The Shareholders consent to the Corporation making a notation in its records and giving instructions to its transfer agent in order to implement the restrictions on transfer set forth herein.

7.3           Notices and Demands.  All notices and other communications hereunder will be in writing.  Any notice or other communication hereunder will be deemed given only (a) when delivered personally to the recipient; (b) on the date received if sent to the recipient by facsimile transmission or electronic mail during normal business hours at the recipient’s location; or (c) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), and in each case if addressed to the intended recipient as set forth below:

If to the Corporation:

Merge Healthcare
6737 W. Washington Street, Suite 2250
Milwaukee, Wisconsin 53214
Attention:  General Counsel
Facsimile No.:  (414) 977-4200
Email:  amayberryfrench@merge.com

with a copy to:

McDermott Will & Emery LLP
227 West Monroe Street
Chicago, Illinois 60606
Attention:  Mark A. Harris
Facsimile:  (312) 984-7700
E-mail:  mharris@mwe.com

If to the Shareholders at the addresses as shown on the signature pages or joinder agreement hereto.

7.4           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

7.5           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument.  One or more counterparts of this Agreement may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

7.6           Effect of Heading.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.7           Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

7.8           Jurisdiction; Venue; Waiver Of Jury Trial.

(a)           Each of the parties submits to the jurisdiction of any state or federal court sitting in Milwaukee, Wisconsin, in any legal action arising out of or relating to this Agreement and agrees that all claims in respect of the legal action will be heard and determined in any such court. Each of the parties waives any defense of inconvenient forum to the maintenance of any legal action so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.  Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 7.3.  Each party agrees that a final judgment in any legal action so brought will be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

(b)           Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.  Each party hereto (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that the other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

7.9            Integration.  This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

7.10         Successors and Assigns.  This Agreement shall be binding upon and notice to the benefit of the respective successors and permitted assigns of the parties hereto as contemplated herein.  Neither this Agreement nor the right provided hereunder may be assigned by any Shareholder without the prior written consent of the Corporation, and without such prior written consent any attempted assignment shall be null and void.

7.11         Adjustment.  All references to share amounts and prices herein shall be equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event affecting the capital stock of the Corporation.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Shareholders Agreement as of the date first above written.

CORPORATION:	SHAREHOLDERS:

Merge Healthcare Incorporated	THP AFFILIATES FUND, LLC

By: THP Management Co., LLC
Its: Manager

By:	By:
Name:	Name:
Title:	Title:

THP II AFFILIATES FUND, LLC

By: Telegraph Hill Management Co., LLC
Its: Manager

By:
Name:
Title:

TELEGRAPH HILLS PARTNERS SBIC, LP

By: Telegraph Hill Partners SBIC, LLC
Its: General Manager

By:
Name:
Title:

TELEGRAPH HILL PARTNERS II, LP

By: THP II Investment Management, LLC
Its: General Partner

By:
Name:
Title:

VERSANT SIDE FUND I, LP

By: Versant Ventures I, LLC
Its: General Partner

By:
Name:
Title:

VERSANT AFFILIATES FUND I-A, LP

By: Versant Ventures I, LLC
Its: General Partner

By:
Name:
Title:

VERSANT AFFILIATES FUND I-B, LP

By: Versant Ventures I, LLC
Its: General Partner

By:
Name:
Title:

VERSANT VENTURE CAPITAL I, LP

By: Versant Ventures I, LLC
Its: General Partner

By:
Name:
Title:

PRISM VENTURE PARTNERS III-A, LP

By: Prism Investment Partners III, L.P.
Its: General Partner

By: Prism Venture Partners III, L.L.C.
Its: General Partner

By: Prism Venture Management, L.L.C.
Its: Member

By:
Name:
Title:

PRISM VENTURE PARTNERS III, LP

By: Prism Investment Partners III, L.P.
Its: General Partner

By: Prism Venture Partners III, L.L.C.
Its: General Partner

By: Prism Venture Management, L.L.C.
Its: Member

By:
Name:
Title:

NORTHWEST VENTURE PARTNERS II, LP

By: Northwest Venture Associates, LLC
Its: Investment Manager

By:
Name:
Title:

INLAND NORTHWEST INVESTORS, LP

By: Northwest Venture Associates, LLC
Its: Investment Manager

By:
Name:
Title:

FLUKE VENTURE PARTNERS II, LP

By: Madison West Ventures, LLC
Its: Managing General Partner

By:
Name:
Title:

[OTHER PREFERRED HOLDERS TO BE ADDED]

By:
Name:
Title:

EXHIBIT A

Form of Joinder Agreement

The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Shareholders Agreement (the “Agreement”) dated as of [•], 2009, and as may be amended from time to time by and among Merge Healthcare Incorporated (the “Corporation”) and the other parties named therein and, for all purposes of the Agreement, the undersigned shall be included within the term “Shareholder” (as defined in the Agreement).  The address and facsimile number to which notices may be sent to the undersigned is as follows:

[                      ]
[                      ]
[                      ]
[                      ]
Facsimile: [                                ]
E-mail:  [                                ]

Signature:

EXHIBIT B

Form of Notice and Questionnaire

MERGE HEALTHCARE INCORPORATED

Selling Shareholder Notice and Questionnaire

The undersigned beneficial owner of common stock, par value $0.01 per share (the “Shares”) of Merge Healthcare Incorporated (the “Company”) understands that the Company intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Registration Statement”) for the registration and sale under the Securities Act of 1933, as amended (the “Securities Act”), of the Shares.

In order to sell or otherwise dispose of Shares pursuant to the Registration Statement, the undersigned will be required to be named as a selling securityholder in the related prospectus and deliver a prospectus to purchasers of Shares.  Beneficial holders that do not complete this Questionnaire and deliver it to the Company as provided below will not be named as selling securityholders in the prospectus and therefore will not be permitted to sell Shares pursuant to the Registration Statement.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus.  Accordingly, holders of Shares are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

Notice

The undersigned beneficial owner (the “Selling Securityholder”) of Shares hereby gives notice to the Company of its intention to sell Shares beneficially owned by it and listed below in Item 3 pursuant to the Registration Statement.  The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire.

Pursuant to the Shareholders Agreement, dated [•], 2009, the undersigned has agreed to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other shareholder selling securities in such registration statement and any controlling person of any such underwriter or other shareholder, from and against certain losses arising in connection with statements concerning the undersigned made in the Company’s Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire.

Questionnaire

Please respond to every item, even if your response is “none.”  If you need more space for any response, please attach additional sheets of paper.  Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Questionnaire.  Please note that you may be asked to answer additional questions depending on your responses to the following questions.

If you have any questions about the contents of this Questionnaire or as to who should complete this Questionnaire, please contact Ann Mayberry-French at (414) 977-4067.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

1.	Your Identity and Background as the Beneficial Owner of the Shares.

	(a)	Your full legal name:

	(b)	Your business address (including street address) (or residence if no business address), telephone number and facsimile number:

Address:

Telephone No.:

Fax No:

	(c)	Are you a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐ Yes.

☐ No.

	(d)	If your response to Item 1(c) above is no, are you an “affiliate” of a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐ Yes.

☐ No.

For the purposes of this Item 1(d), an “affiliate” of a registered broker-dealer shall include any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such broker-dealer, and does not include any individuals employed by such broker-dealer or its affiliates.

	(e)	Full legal name of person through which you hold the Shares – (i.e., name of your broker or the DTC participant, if applicable, through which your Shares are held):

Name of broker:

DTC No.:

Contact person:

Telephone No.:

2.	Your Relationship with the Company.

(a)
Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) held any position or office or have you had any other material relationship with the Company (or its predecessors or affiliates) within the past three years?

☐ Yes.

☐ No.

	(b)	If your response to Item 2(a) above is yes, please state the nature and duration of your relationship with the Company:

3.		Your Interest in the Shares.

	(a)	State the number of shares of Common Stock beneficially owned by you:

	(b)	Other than as set forth in your response to Item 3(a) above, do you beneficially own any other securities of the Company?

☐ Yes.

☐ No.

	(c)	If your answer to Item 3(b) above is yes, state the type, the aggregate amount and CUSIP No. of such other securities of the Company beneficially owned by you:

Type:

Aggregate amount:

CUSIP No.:

	(d)	At the time of your purchase of the securities listed in Items 3(a) and (b) above, did you have any agreements or understandings, directly or indirectly, with any person to distribute the securities?

☐ Yes.

☐ No.

	(f)	If your response to Item 3(d) above is yes, please describe such agreements or understandings:

The undersigned acknowledges its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with the offering of Shares pursuant to the Registration Statement.  The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The undersigned beneficial owner and selling securityholder hereby acknowledges its obligations under the Shareholders Agreement to indemnify and hold harmless certain persons as set forth therein.  Pursuant to the Shareholders Agreement, the Company has agreed under certain circumstances to indemnify the undersigned beneficial owner and selling securityholder against certain liabilities.

In accordance with the undersigned’s obligation under the Shareholders Agreement to provide such information as may be required by law for inclusion in the Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned acknowledges that it is the beneficial owner of the Shares set forth herein, represents that the information provided herein is accurate, consents to the disclosure of the information contained in this Notice and Questionnaire and the inclusion of such information in the Registration Statement and the related prospectus.  The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

Once this Notice and Questionnaire is executed by the undersigned beneficial owner and received by the Company, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the undersigned beneficial owner.  This Notice and Questionnaire shall be governed in all respects by the laws of the State of Wisconsin.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Name of Beneficial Owner:

(Please Print)

Signature:
Date:

SCHEDULE 2.2

ALLOCATION OF SHARES RELEASED FROM TRANSFER RESTRICTIONS PURSUANT TO SECTION 2.2(a)
SHAREHOLDER	NUMBER OF SHARES RELEASED

TOTAL	[33% of Shares]

ALLOCATION OF SHARES RELEASED FROM TRANSFER RESTRICTIONS PURSUANT TO SECTION 2.2(b)
SHAREHOLDER	NUMBER OF SHARES RELEASED

+ Shares released pursuant to Section 2.2(a)	[33% of Shares]
TOTAL	[66% of Shares]

EXHIBIT B

FORM OF ARTICLES OF MERGER

ARTICLES OF MERGER

OF

MERGE ACQUISITION CORPORATION
a Washington corporation

WITH AND INTO

CONFIRMA, INC.
a Washington corporation

Pursuant to RCW 23B.11.050 of the Washington Business Corporation Act, the undersigned corporations hereby adopt the following Articles of Merger.

1.           Plan of Merger.  The Plan of Merger is attached as Annex A to these Articles and is incorporated hereby by reference.

2.           Shareholder Approval.  The merger was duly approved by the shareholders of Confirma, Inc. and the sole shareholder of Merge Acquisition Corporation pursuant to RCW 23B.11.030.

DATED this ___ day of [•], 2009.

NON-SURVIVING CORPORATION:	SURVIVING CORPORATION:

MERGE ACQUISITION CORPORATION	CONFIRMA, INC.
a Washington corporation	a Washington corporation

By:	By:
Its:	Its:

Annex A

PLAN OF MERGER

This Plan of Merger (“Plan”) is entered into by and among Merge Acquisition Corporation, a Washington corporation (“Merger Sub”), Confirma, Inc., a Washington corporation (“Confirma”), and Merge Healthcare Incorporated, a Delaware corporation (“MHI”) and is effective as of [•], 2009.

RECITALS

A.           Merger Sub is a corporation duly organized and existing under the laws of the State of Washington, Confirma is a corporation duly organized and existing under the laws of the State of Washington and MHI is a corporation duly organized and existing under the laws of the State of Delaware.

B.           The Boards of Directors of each of Merger Sub, Confirma and MHI have determined that it is advisable and to their advantage that Merger Sub merge with and into Confirma upon the terms and conditions of this Plan (the “Merger”), and the Board of Directors and sole shareholder of Merger Sub, the Board of Directors and shareholders of Confirma and the Board of Directors of MHI have approved the Merger.

C.           Merger Sub, MHI, Confirma and John L. Brooks (the “Shareholders’ Representative”) have entered into an Agreement and Plan of Merger dated August 7, 2009 (the “Merger Agreement”) providing, among other things, for the execution and filing of this Plan and the Merger.

D.           Merger Sub has a total of 1,000 shares of common stock issued and outstanding.  Confirma has a total of ___________ (_______) shares of common stock issued and outstanding, 86,258,321 shares of Series C Preferred Stock issued and outstanding, [125,394,591] shares of Series B-1 Preferred Stock issued and outstanding and [19,403,295] shares of Series A-1 Preferred Stock issued outstanding (collectively, the “Confirma Stock”).

AGREEMENT

NOW, THEREFORE, Merger Sub, Confirma and MHI hereby agree that Merger Sub shall merge with and into Confirma on the following terms and conditions:

1.           Merger.  Upon the filing of Articles of Merger with the Washington Secretary of State (the “Effective Time”), Merger Sub shall be merged with and into Confirma, with Confirma as the surviving corporation (the “Surviving Corporation”).

2.           Effect of Merger.  At the Effective Time, by virtue of the Merger and without any action on the part of any party, the separate existence of Merger Sub shall cease, and the Surviving Corporation shall become the owner of all the rights, privileges and property of Merger Sub and shall be subject to all its debts, liabilities and obligations.

3.           Conversion and Cancellation of Shares.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of stock of Merger Sub or of Confirma:

(a)           Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation;

(b)           Each issued and outstanding share of Confirma Series C Preferred Stock, other than shares for which the holder is entitled to and has properly asserted dissenters’ rights pursuant to Chapter 23B.13 RCW, shall be automatically converted into the right to receive [____] shares of Parent Common Stock (as such term is defined in the Merger Agreement) (the “Series C Share Consideration”);

(c)           Each issued and outstanding share of Confirma Series A-1 Preferred Stock and Series B-1 Preferred Stock, other than shares for which the holder is entitled to and has properly asserted dissenters’ rights pursuant to Chapter 23B.13 RCW, shall be automatically converted into the right to receive [____] shares of Parent Common Stock (as such term is defined in the Merger Agreement) (the “Series A-1 and Series B-1 Share Consideration”), subject to downward adjustment pursuant terms of that certain Escrow Agreement (as such term is defined in the Merger Agreement);

(d)           Each issued and outstanding share of Confirma common stock, other than shares for which the holder is entitled to and has properly asserted dissenters’ rights pursuant to Chapter 23B.13 RCW, shall be automatically cancelled as of the Effective Time;

(e)           Each share of Confirma Stock that is owned by the Company immediately prior to the Effective Time shall automatically be cancelled and shall cease to exist and no consideration shall be delivered in exchange therefore;

(f)           The aggregate amount of Series C Share Consideration and Series A-1 and Series B-1 Share Consideration to be paid to each shareholder of Confirma shall be the sum received by (I) aggregating all shares of Series C Preferred Stock entitled to receive the applicable Series C Share Consideration and multiplying such figure by the Series C Share Consideration, rounded down to the nearest whole share, plus (II) aggregating all shares Series A-1 Preferred Stock and Series B-1 Preferred Stock entitled to receive the applicable and Series A-1 and Series B-1 Share Consideration held by such shareholder and multiplying such figure by the Series A-1 and Series B-1 Share Consideration, rounded down to the nearest whole share.  In lieu of payment for any fractional share of MHI common stock, MHI shall pay to the holder of each fractional share cash based on the amount of such fractional share multiplied by the Final Weighted Average (as such term is defined in the Merger Agreement);

 (g)           No outstanding and unexpired stock option of Confirma will be assumed by MHI or retained by the Surviving Corporation and shall be automatically canceled if unexercised as of the Effective Time; and

(h)           No outstanding and unexpired warrant of Confirma will be assumed by MHI or retained by the Surviving Corporation and shall be automatically canceled if unexercised as of the Effective Time.

4.           Articles.  The Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Amended and Restated Articles of the Surviving Corporation.  Upon the Effective Time, Article 1 of the Surviving Corporation’s Articles of Incorporation shall be amended and restated in its entirety to read as follows:

“The name of this corporation is Confirma, Inc.”

5.           Bylaws.   The Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

6.           Governing Law.  This Plan shall be governed by, and construed in accordance with, the laws of the state of Washington applicable to contracts executed in and to be performed in that state.

7.           Abandoning Merger.  The directors of Merger Sub, the directors of Confirma or the directors of MHI may, in their discretion, abandon the Merger, subject to the rights of third parties, without further action or approval by the sole shareholder of Merger Sub or the shareholders of Confirma, as applicable, at any time before the Merger has been completed.

[Signature Page follows]

IN WITNESS WHEREOF this Plan is hereby executed on behalf of MHI, Merger Sub and Confirma by their respective duly authorized officers.

DATED this ___ day of [•], 2009.

MERGE HEALTHCARE INCORPORATED

By
Name:
Its:

MERGE ACQUISITION CORPORATION

By
Name:
Its:

CONFIRMA, INC.

By
Name:
Its:

EXHIBIT C

FORM OF ACCREDITED INVESTOR QUESTIONNAIRE

Accredited Investor Questionnaire

The undersigned hereby represents and warrants to, and agrees and covenants with, Merge Healthcare Incorporated, a Delaware corporation (“Merge Healthcare”), as of this __ day of August, 2009 and as of the date on which any of the shares of Merge Healthcare common stock (the “Shares”) were offered to or purchased by the undersigned that:

1.           The undersigned understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws.  The Shares are being purchased for the account of the undersigned for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein.  The undersigned is aware of the risks associated with an investment in Merge Healthcare.  The undersigned acknowledges that transfers of the Shares will be restricted under applicable securities laws and the Shareholders Agreement dated as of August ___, 2009 to which the undersigned and Merge Healthcare are parties (as may be amended from time to time, the “Shareholders Agreement”).

2.           The undersigned is an “accredited investor”, as defined in Rule 501(a) under the Securities Act, because the undersigned is either (check all that apply):

☐           a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐           a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

☐           an entity in which all of the equity owners are accredited investors;

☐           a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act; or

☐           a director or executive officer of Merge Healthcare.

3.           The undersigned is able to bear the economic risks of its investment in the Shares, including the total loss of such investment.  The undersigned has had the opportunity to ask questions and receive answers concerning Merge Healthcare, as well as the opportunity to obtain any additional information necessary to verify the accuracy of information furnished in connection therewith.  The undersigned has sufficient knowledge and experience in financial and business matters to be capable, and is capable, of evaluating the merits and risks of this investment and of making an informed investment decision.  The undersigned has relied solely upon the advice of his, her or its own counsel, accountant and other advisors, with regard to the legal, investment, tax and other considerations regarding this investment.

Name: [___________________]